UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Soliciting Material under §240.14a-12

IQVIA HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Our purpose and strategy

IQVIA's purpose is to enable life sciences clients and broader healthcare stakeholders to accelerate the clinical development and commercialization of innovative medical treatments that improve healthcare outcomes for patients.

Our strategy is to leverage **IQVIA Connected Intelligence™**, which combines information assets, analytics capabilities, transformative technology, and extensive domain expertise to deliver actionable insights and powerful solutions to our clients.

We believe we are well positioned for continued growth across the global markets we serve. Strategic initiatives to impact healthcare outcomes and achieve growth include:

- Innovate by creating intelligent connections across our unparalleled information assets, using advanced analytics, technology solutions and deep scientific expertise
- Build upon our relationships with over 10,000 clients
- Expand the penetration of our offerings to the broader healthcare marketplace
- Leverage our global scale and presence in over 100 countries to augment our offerings in local markets
- Broaden our portfolio through effective capital deployment, including strategic tuck-in acquisitions

NOTICE

of 2023 Annual Meeting of Stockholders

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of IQVIA Holdings Inc. (2023 Annual Meeting) on Tuesday, April 18, 2023, at 9:00 am E.D.T. at the Hotel Zero Degrees, 15 Milestone Road, Danbury, Connecticut. This Notice of Meeting, and the Proxy Statement accompanying this letter, describes the business to be conducted at the 2023 Annual Meeting and provides further information about IQVIA.

AGENDA

Proposal 1:

Election of three director nominees to one- year terms

Proposal 2:

Approve an advisory (non-binding) resolution to approve our executive compensation (say-on-pay)

Proposal 3:

Approve an amendment to our Certificate of Incorporation to adopt a stockholders’ right to call a special stockholder meeting

Proposal 4:

Consider a stockholder proposal, if properly presented, concerning special stockholder meetings

Proposal 5:

Consider a stockholder proposal, if properly presented, for separate Chairman and Chief Executive Officer roles

Proposal 6:

Ratify our Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023

Other business, if properly raised.

The Board of Directors recommends that you vote “FOR” each director nominee included in Proposal 1 and “FOR” Proposals 2, 3 and 6. The Board of Directors recommends that you vote “AGAINST” Proposals 4 and 5. The full text of these proposals appears in the accompanying Proxy Statement. Registered stockholders of the Company at the close of business on the record date are eligible to vote at the meeting.

By Order of the Board of Directors,

Eric M. Sherbet
Executive Vice President, General Counsel and Secretary
February [      ], 2023
Danbury, Connecticut

Time, Date & Location

9:00 a.m. E.D.T.

Tuesday, April 18, 2023

Hotel Zero Degrees

15 Milestone Road

Danbury, Connecticut 06810

YOUR VOTE IS IMPORTANT

To make sure your shares are represented, please cast your vote as soon as possible in one of the following ways:

INTERNET Go to the website shown on your proxy card and follow the instructions	TELEPHONE Use the toll-free number shown on your proxy card or voting instruction form	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to Be Held on April 18, 2023:

Our Notice of Meeting, Proxy Statement, Form of Proxy Card & 2022 Annual Report on Form 10-K are available at: https://materials.proxyvote.com/46266C

We recommend that you review the information on the process for, and deadlines applicable to, voting, attending the 2023 Annual Meeting and appointing a proxy under “About the 2023 Annual Meeting” on page 135 of the Proxy Statement.

IQVIA HOLDINGS INC. 2023 Proxy Statement	1

Message from our Lead Independent Director

IQVIA HOLDINGS INC. 83 Wooster Heights Road Danbury, Connecticut 06810

John M. Leonard, M.D. Lead Independent Director February [ ], 2023

Dear Stockholders:

On behalf of the Board of Directors, I would like to thank you for your continued support of IQVIA. As your Lead Independent Director, it is my distinct pleasure to outline the efforts of the Board to provide robust, independent oversight in furtherance of your interests. Throughout 2022, consistent with prior years, the Board worked closely with our Chief Executive Officer and management to further IQVIA’s overall mission, enhance our corporate governance program, advance our environmental, social and governance (ESG) initiatives, and to proactively engage with our stockholders.

We provide robust corporate governance, and independent oversight of the Company’s long-term strategy.

An essential role of the Board is to provide robust corporate governance and effective independent oversight of IQVIA’s corporate strategy and execution. The Board regularly reviews our corporate governance policies and practices and in recent years has continued to make enhancements that we believe are in the best interests of the Company and our stockholders. Since 2020, key changes include, among others:

•

adopting a majority voting standard for directors in uncontested elections

•

declassifying the Board; current director nominees up for election to one-year terms

•

moving to annual say-on-pay votes

•

removing all stockholder supermajority voting requirements

•

providing for stockholder proxy access

In addition, at this year’s Annual Meeting, we are recommending stockholders approve a Board proposal to adopt a stockholders’ right to request a special meeting of stockholders.

The Board works closely with our CEO and senior management to formulate and oversee the Company’s long-term strategy to ensure that we are well positioned to succeed in a complex and rapidly changing healthcare environment. From 2019 to 2022, the Board worked in close coordination with the CEO and management to successfully execute the Company’s Vision 22 strategy to fully leverage IQVIA’s post-merger combined assets and to accelerate growth. As we move into 2023, the Board remains committed to continuing this close coordination in support of the Company’s next phase, its 20by25 strategy, which represents IQVIA’s goal to realize at least $20 billion in revenue by 2025.

IQVIA HOLDINGS INC. 2023 Proxy Statement	2

We continually ensure our Directors bring to bear new perspectives and skills.

Since 2017, the Board has added four new directors, resulting in a Board that is comprised of experienced, independent directors with a wide and diverse range of skills, qualifications and backgrounds, all of which enables the Board to effectively perform its oversight responsibilities, support IQVIA’s strategy and help to position the Company for long-term success.

Today, 40% of our directors are women, bringing total Board diversity to 50%. In 2022, we also increased our gender diversity in leadership positions on the Board by appointing Carol Burt as chair of the Leadership Development and Compensation Committee and Colleen Goggins as chair of the Nominating and Governance Committee (NGC). We also appointed two new directors to the Board in 2022 – Leslie Wims Morris and Sheila Stamps. Ms. Wims Morris has more than 25 years of financial services experience, possesses deep investment expertise and has global experience managing strategic partnerships across a wide range of industries. Ms. Stamps brings more than 40 years of strategic, governance and operational management experience to the Board, has global experience within both the public and private sectors, and has extensive corporate governance experience stemming from her service on public boards across a diverse set of industries.

The addition of these two well-qualified directors strengthens the Board and provides unique and valuable perspectives to our Company, which we are confident will help to drive business success and serve the interest of our stockholders.

We monitor and oversee the critical risks facing the Company and its reputation.

Among the Board’s most crucial responsibilities is risk oversight. This past year, we regularly reviewed the Company’s key risks, including risks associated with our strategic plan, our capital structure, our business activities, and ESG matters.

As part of our ongoing commitment to ESG matters, the Board empowered the NGC to exercise oversight responsibility of sustainability and ESG matters. Because of the importance of our sustainability program to our strategic objectives, the Board has asked Colleen Goggins, the chair of the NGC, to directly oversee these matters regularly on behalf of the NGC and the Board.  Colleen and I actively advance our ESG efforts and initiatives through regular meetings with our CEO and management team and with our stockholders. We invite you to review our 2022 ESG Report, which is available on our website at https://www.iqvia.com/esg, and to learn more about our ESG priorities and practices beginning on page 39 of this Proxy Statement.

We have a robust stockholder engagement program and engage regularly with our stockholders.

Engagement with stockholders remains a key focus for IQVIA and an important part of the Board’s longstanding commitment to sound governance practices and responsiveness to stockholder input. Our annual stockholder engagement program involves meeting with a broad base of stockholders to discuss performance, corporate governance, environmental and social impacts, human capital management, executive compensation and other matters of importance. Our commitment to this program enables ongoing dialogue that results in continuous enhancements to our corporate governance practices. It also provides us with valuable insight and feedback from stockholders throughout the year, allowing the Board to better understand our stockholders’ priorities and perspectives and to incorporate them into its deliberations and decision-making process. During 2022, we engaged with stockholders representing approximately 40% of our outstanding common stock.

As we move forward in 2023 and beyond, we will continue to work hard on your behalf as stewards of the Company to help ensure the continued success of IQVIA. On behalf of the full Board, I sincerely thank you for your continued trust and investment in IQVIA. Your vote is important, and we kindly request that you support our voting recommendations contained in this Proxy Statement and invite you to share your perspectives with us throughout the year.

Sincerely,

John M. Leonard, M.D.

Lead Independent Director

IQVIA HOLDINGS INC. 2023 Proxy Statement	3

Message from our CEO

IQVIA HOLDINGS INC. 83 Wooster Heights Road Danbury, Connecticut 06810

Ari Bousbib Chairman and Chief Executive Officer February [ ], 2023

Dear Stockholders:

At IQVIA our mission is to drive healthcare forward, delivering better patient outcomes through innovation, technology and the advancement of medical treatments. Our 86,000 healthcare focused employees integrate analytics, technology and expertise to solve the most complex problems for our over 10,000 life science, regulator and provider customers in more than 100 countries.

This year marked the end of Vision 22, our three year strategic plan to accelerate IQVIA’s growth and profitability over the 2019-2022 planning cycle. No one could have predicted the volatile macroenvironment we would have to operate in during this period, with a pandemic, a major conflict in Europe, global geopolitical instability and sharply increased economic risk. Despite these many headwinds, we delivered against each of our Vision 22 objectives, exceeding our three-year revenue growth target with a CAGR of 10.2% at constant currency, exceeding our three-year adjusted EBITDA growth target with a CAGR of 11.7%, and delivering double digit adjusted diluted EPS growth of 16.7% CAGR.  I am proud of the resilience, resourcefulness, and creativity each one of our employees around the world demonstrates every day in support of IQVIA’s mission. These attributes allowed our company to deliver these historic accomplishments.

Financial and Operational Achievements

2022 was a record year for IQVIA. Revenue grew to $14.4 billion, representing 3.9% growth on a reported basis and 13% growth on a constant currency basis excluding acquisitions and year-over-year Covid-related business. Adjusted EBITDA, our primary measure of profitability, grew by 10.7% to $3.3 billion and adjusted diluted earnings per share increased by 12.5% to $10.16 per share.

These strong growth rates were reflected across our business segments. Technology and Analytics Solutions grew by 4% on a reported basis and 10% on a constant currency basis, excluding acquisitions and Covid-related business. While our CSMS business did encounter exchange rate headwinds recording a year-over-year decline of 5% on a reported basis, on a constant currency basis, excluding acquisitions and Covid-related engagements this business grew by 4%. Our Research and Development Solutions business grew by a reported 5% and 17% on a constant currency basis excluding acquisitions and Covid-related business. R&DS also posted record quarterly bookings, exiting 2022 with a record backlog and industry leading book to bill ratios.

Our robust balance sheet and strong cash flow allowed us to return $1.2 billion of cash to stockholders through the repurchase of 5.5 million shares. We accelerated our deleveraging activities and retired $510 million of US denominated debt. We invested $0.7 billion on internal development projects and $1.3 billion on strategic M&A to accelerate the development of our capabilities including the acquisitions of Nexelis and Specifica to expedite the development of our vaccine and antibody discovery capabilities.

IQVIA HOLDINGS INC. 2023 Proxy Statement	4

Our strong financials were driven by a wide range of operational achievements:

•

Record year for our R&DS business: R&DS posted record booking numbers with $10.8 billion of contracted net new business, exited 2022 with a backlog of $27.2 billion, a book to bill ratio of 1.36x and added over 275 net new customers in 2022.

•

Increased adoption of our technology solutions: IQVIA launched OCE+, which embeds our leading AI into our Orchestrated Customer Engagement platform. Today more than 375 clients have deployed our OCE technology. In addition, we now have more than 450 clients who have adopted our Orchestrated Clinical Trials technology.

•

Advanced the use of real world data: We increased the number of our active data sources by more than 30% across more than 50 countries, and enhanced access to real word data for European and U.S. regulators through our partnerships with the European Medicines Agency and the Real World Alliance.

•

Improved access to clinical research: Our Decentralized Clinical Trial (DCT) Program achieved General Data Protection Regulation (GDPR) validation, a key requirement for patients and regulators. Our connected devices business added 50 net new customers including wins with two Top 10 pharma companies.

Investments in Talent

In 2022 despite the turbulent environment we remained focused on our principal asset, our people. We made significant investments in skills building, career planning, and employee engagement. For example:

•

Introduced T&L navigator, a chatbot service to empower employees to build their skill sets.

•

Expanded the Future and Emerging Leader programs and added a new Leader of the Future Initiative.

•

Promoted our extensive training portfolio – with the talent and learning hub attracting over 1.3 million visits and over 1.8 million e-learning programs completed by our employees in 2022.

•

Launched Career Connections platform, an AI driven talent marketplace for IQVIANs to explore new roles, projects and mentorship opportunities.

•

Provided forums for employees to contribute to IQVIA’s culture though our Aspire, RWS People+ and R&DS People Deal events.

•

Conducted our twice-yearly employee survey to identify areas where we can enhance our employee’s experience with IQVIA. This year we saw record participation rates with almost 80% of all IQVIANs participating in the survey.

Today more IQVIANs feel they are acquiring the skills to be successful, that they can achieve their career goals, and that they are part of a team at IQVIA. For example, more than 80% of surveyed employees reported that they feel motivated, that they have pride in IQVIA and that they intend to stay at IQVIA; in excess of 90% of respondents feel that their manager treats all employees with respect; 80% of IQVIANs see a clear link between what they do and our vision.

Representation always was and remains a key tenet of our talent management philosophy; there are 90 different ethnicities working at IQVIA.  As the company has grown, we have maintained the gender mix of our workforce, with women comprising 60% of our global workforce and 51% of our global managers. In the U.S., 47% of new hires identify as minority, of which 16% identify as black. In 2022 the levels of racial, ethnic and gender diversity for new hires exceeded the existing levels for our overall U.S. workforce.

Environmental Social and Governance Enhancements

We are proud of the success we have had in the pursuit of our ESG goals. Our commitment permeates our entire organization, from the leadership of our board and our newly appointed chair of the N&G Committee Colleen Goggins, overseeing our ESG efforts, to every IQVIAN. I invite you to review the scope of our progress towards our ESG goals in our Environmental, Social and Governance report. A few highlights:

•

In line with our commitments to adopt more sustainable business practices, our scope 1, 2 and 3 emissions reduction targets were submitted to the Science Based Target initiative (SBTi) for approval. Total Scope 1 and 2 emissions were reduced in both absolute and per employee terms and we increased our Scope 3 emissions reporting boundary. Our Q2 Laboratory in Livingston, UK, achieved our first My Green Lab certification with the program now being rolled out across our labs worldwide.

•

We believe it is important to be an active member of the communities where we are present and we support our employees to make a positive impact in them. This year IQVIA Day saw almost 6,000 employees across 60 countries volunteer a day of their time toward community service. Our colleagues engaged in a range of projects such as working with people with sensory disabilities, to fundraising for charities, to renovating care homes. We supported communities in times of crisis. After significant flooding in India, IQVIANs collected and donated over 1,200 kgs of food, clothes and other materials to relieve flood impacted families. In Europe employees mobilized to provide logistical, clinical and financial support to refugees displaced by the conflict in Ukraine. These efforts run in parallel with our longer term partnerships focused on improving health outcomes, improving skills, and championing education in underprivileged areas of the world.

IQVIA HOLDINGS INC. 2023 Proxy Statement	5

•

We are continually strengthening our corporate governance program, which is critical in promoting accountability, supporting our sustainability goals and driving long term stockholder value. This year in response to stockholder feedback we have again made significant governance enhancements. These included implementing a majority voting standard, adopting a stockholders’ right to request a special meeting and declassifying the Board. Since 2020 we have made over 20 distinct enhancements to our corporate governance program. This year we also refreshed the leadership of our Board Committees. The Leadership Development and Compensation Committee and the Nominating and Governance Committee are now led by Ms. Carol Burt and Ms. Colleen Goggins, respectively. Overall, our Board is now comprised of 40% women and 50% is diverse.

Our ESG efforts ultimately aim at improving global health outcomes. In pursuit of this overarching mission we have worked with the World Economic Forum, the Bill and Melinda Gates Foundation and the Global Fund to fight AIDS and Tuberculosis in support of improving global health. The IQVIA Patient Advocacy Summit brought together over 100 UK and US patient advocacy organizations to explore solutions to the most pressing patient challenges. In November, we held the inaugural IQVIA Health Summit in Nairobi, Kenya. This brought together more than 200 participants from 28 African countries to discuss how to advance Africa’s health through data, technology and research.

We were pleased to be recognized once again in FORTUNE’s annual list of World’s Most Admired Companies. We earned this distinction for the sixth time in a row. Importantly, we earned the number one position within our industry group for the second year in a row, and achieved first place rankings in seven out of nine categories, including innovation, people management, use of corporate assets, social responsibility, quality of products and services, global competitiveness and long-term investment value.

As we look to 2023 and beyond we are now focused on the next phase of our growth, to become a $20 billion company by 2025. Considering the scale of our organization and tumultuous macroenvironment, this is an ambitious target. However, we have shown that we can deliver on ambitious targets. The fundamentals of our industry remain strong as our customers continue to invest in the future. Our company is well positioned to continue expanding its market reach through smart investments in innovation and talent, always in support of our mission to improve patient outcomes and patient lives.

I am grateful for the trust of our customers and the support of our stockholders. I could not be more enthusiastic about the future for IQVIA and I look forward to updating you throughout 2023 as we continue on our journey together.

Ari Bousbib

Chairman and Chief Executive Officer

IQVIA HOLDINGS INC. 2023 Proxy Statement	6

Table of Contents

Proxy Statement Summary	8
Commitment to Public Health	12
Sustainability and Environmental, Social and Governance Highlights	13
Corporate Governance Enhancements	14
Executive Compensation Practices Highlights	18
Proposal No. 1 Election of Directors	20
Board of Directors	21
Corporate Governance	27
Documents Establishing Our Corporate Governance	27
Corporate Governance Enhancements	28
Leadership Structure	30
Board’s Role in Risk Oversight	35
Meetings and Executive Sessions	37
Board Evaluation Process	37
How to Contact the Board and its Committees	38
Sustainability and ESG	39
Stockholder Engagement	55
Director Compensation	58
Non-Employee Director Compensation Program	58
Proposal No. 2 Advisory Non-Binding Vote on Executive Compensation	60
Compensation Discussion and Analysis	61
Executive Summary	62
Say-on-Pay	67
Compensation Philosophy	68
Compensation of Our Chief Executive Officer	68
Overview of Our Executive Compensation Program	70
Elements of Compensation	73
2022 Compensation Determinations	79
Rigorous Accountability, Risk-Mitigation and Recovery Provisions	98
Leadership Development and Compensation Committee Report	100
Compensation of Named Executive Officers	101
2022 Summary Compensation Table	101
2022 Grants of Plan-Based Awards	103
Outstanding Equity Awards at Fiscal Year-End for 2022	105
2022 Option Exercises and Stock Vested	109
2022 Pension Benefits	110
IMS Health Defined Benefit Retirement Plans	111
2022 Non-Qualified Deferred Compensation	112
Potential Payments Upon Termination or Change in Control	113
CEO Pay Ratio	116
Pay versus Performance	117
Proposal No. 3 Approval of an Amendment to the Certificate of Incorporation to Adopt a Stockholders’ Right to Request a Special Meeting of Stockholders	120
Rationale for the Proposed Amendment	120
Specific Proposed Amendments	121
Vote Required	121
Proposal No. 4 Stockholder Proposal: Adopt Shareholder Right to Call a Special Shareholder Meeting	122
Proposal 4 - Adopt a Shareholder Right to Call a Special Shareholder Meeting	122
IQVIA’s Statement in Opposition	123
Proposal No. 5 Stockholder Proposal: Separate Chair & CEO	124
Proposal 5 - Separate Chair & CEO	124
IQVIA’s Statement in Opposition	125
Proposal No. 6 Ratification of the Appointment of the Independent Registered Public Accounting Firm	128
Audit	129
Audit Committee Report	129
Fees Paid to Independent Registered Public Accounting Firm	130
Security Ownership of Certain Beneficial Owners and Management	131
Certain Relationships and Related Person Transactions	133
Related Party Transactions Approval Policy	133
Shareholders Agreement	133
Corporate Opportunities	134
About the 2023 Annual Meeting	135
Other Relevant Information	140
Compensation Committee Interlocks and Insider Participation	140
Other Matters	140
Stockholder Proposals and Nominees for 2024 Annual Meeting of Stockholders	140
Incorporation by Reference	141
Cautionary Note Regarding Forward-Looking Statements	141
Appendix A - Financial Reconciliations	143
Use of Non-GAAP Financial Measures	143
Appendix B - Amended Certificate of Incorporation	147

IQVIA HOLDINGS INC. 2023 Proxy Statement	7

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Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.

Matters to Be Voted Upon

The following table summarizes the proposals to be voted upon at the 2023 Annual Meeting of Stockholders of IQVIA Holdings Inc. (IQVIA or the Company) to be held on Tuesday, April 18, 2023 and the voting recommendations of the Company’s Board of Directors (the Board) with respect to each proposal.

Proposals	Required Approval	Board Recommendation	Page Reference
Election of three director nominees to one-year terms	Majority of votes cast(1)	FOR each nominee	20
Advisory (non-binding) vote to approve our executive compensation (say-on-pay)	Not applicable(2)	FOR	60
Amendment to our Certificate of Incorporation to adopt a stockholders’ right to request a special meeting of stockholders	Majority of our outstanding shares of common stock	FOR	120
Stockholder proposal, if properly presented, concerning special stockholder meetings	Not applicable(2)	AGAINST	122
Stockholder proposal, if properly presented, for separate Chairman and Chief Executive Officer roles	Not applicable(2)	AGAINST	124
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023	Majority of votes cast	FOR	128
(1) The Company adopted a majority voting standard in uncontested elections in advance of the 2023 Annual Meeting. (2) Because this is an advisory vote, there is no required approval threshold.

YOUR VOTE IS IMPORTANT Please register for e-delivery of proxy materials: Scan the QR Code or visit www.proxyvote.com

IQVIA HOLDINGS INC. 2023 Proxy Statement	8

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Who We Are

Our collection of healthcare information is one of the largest and most comprehensive collections of healthcare information in the world, including more than 1.2 billion comprehensive, longitudinal, non-identified unique patient records spanning sales, prescription and promotional data, medical claims, electronic medical records, genomics and social media. We continue to grow our information set to offer even greater intelligence — we currently hold more than 60 petabytes of proprietary data sourced from more than 150,000 data suppliers and over 1 million data feeds globally. As a global leader in protecting individual patient privacy, we employ a range of technologies and safeguards to protect individual identities all while generating insights at scale. With our sophisticated analytics and global technology infrastructure, we help our clients use this data to run their organizations more efficiently and make better decisions.

IQVIA HOLDINGS INC. 2023 Proxy Statement	9

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Financial Highlights

2022 Key Performance Metrics

Metric	2022	2021	Change
Revenue	$14.4B	$13.9B	+3.9% AFx +7.8% CFx
Adjusted EBITDA[1]	$3.3B	$3.0B	+10.7%
Adjusted Diluted EPS[1]	$10.16	$9.03	+12.5%
Net Leverage Ratio[1]	3.45x	3.56x	Better than 3.5x- 4.0x Target

2022 Business Highlights

13%
Underlying Organic Revenue Growth[2]

$10.8B
Contracted R&DS Net New Bookings

$27.2B
Clinical Development Contracted Backlog

2022 Segment Underlying Organic Revenue Growth[2]

17%
Research and Development Solutions

10%
Technology and Analytics Solutions

4%
Contract Sales and Medical Solutions

2022 Capital Deployment

Invested for Growth
$1,989M

- $1,315M M&A Spend
- $674M Internal Investments

Returned to Stockholders
$1,168M

- 5.5M Shares Repurchased
- $213 Average Repurchase Price

Debt Retirement
$510M

- Prepaid all USD Term B Loans due 2024

(1) See reconciliations of Non-GAAP items in Appendix A of this Proxy Statement.

IQVIA HOLDINGS INC. 2023 Proxy Statement	10

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IQVIA’s Long-Term Strategy

When we formed IQVIA in 2016, we were focused on bringing analytics and technology to the clinical trial process. By the end of 2018, we had fully integrated these capabilities and began to realize the full value of the merger between IMS Health and Quintiles (the “Merger”). In 2019, we launched Vision 22, a strategy to fully leverage our newly combined assets to accelerate our growth beyond our post-Merger achievements. Since the launch, we have invested heavily in the use of technology, information, and analytics to expand our portfolio of offerings and further improve performance for ourselves and our customers. From the end of 2019 to 2022, we achieved or over-delivered all Vision 22 goals.

Metric	Vision 22 Goal 2019-2022	Actual Achievement 2019-2022
Total Company Revenue (CAGR)	7 – 10%	9.1% AFx / 10.2% CFx
Adj. EBITDA(1) (CAGR)	8 – 11%	11.7%
Adj. Diluted EPS(1) (CAGR)	Continued double-digit growth	16.7%
Cap Ex/Deferred Software	~5% of revenue	4.7%
Capital Deployment	$1.0 – $1.5B per year in M&A and share repurchases	$1.9B per year
Net Leverage Ratio(1)	3.5 – 4.0X exiting 2022	3.45x
Adjusted Book Tax Rate(1)	Low twenties	20.5%
Dollars are at actual foreign exchange rates. (1) See reconciliation of non-GAAP items in the Appendix.

As Vision 22 comes to a successful conclusion, the next inflection point in our growth trajectory is what we call 20by25, which represents our goal to realize at least $20 billion in revenue by fiscal 2025. This target reflects an acceleration of our innovation-led annual growth rate to at least double digits, which, given the scale of our revenues, represents a formidable challenge. Nevertheless, we believe that this goal is attainable. Through the utilization of our differentiated capabilities and expansive customer base, we believe we are uniquely positioned to capture a greater share of this large and growing business opportunity. We are excited about where IQVIA is today and look forward to where it will go in the future.

IQVIA HOLDINGS INC. 2023 Proxy Statement	11

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Commitment to Public Health

We intend to pursue our corporate purpose of advancing healthcare outcomes for patients by overcoming some of the biggest challenges facing global health, through collaborations with numerous stakeholders in the healthcare ecosystem. We are passionate about helping clients pursue this goal, and we continuously push ourselves to do more to advance public health efforts and improve health for all.

We are committed to doing our part by harnessing our resources and expertise to identify, understand, and address unmet public health needs. We believe that by unleashing the power of Human Data Science—the integration of the study of human science with breakthroughs in data science and technology—we can reimagine ways to address the most complex global health challenges.

We do not undertake these challenges alone. Working in partnership with life science companies, medical researchers, government agencies, payers, nonprofit organizations and other healthcare stakeholders, we deliver insights and solutions that make meaningful differences in global public health.

Creating a Healthier World

Our work with nonprofit organizations, government agencies, non-governmental organizations (NGOs), patient advocacy groups and other healthcare stakeholders puts us on the front lines of the global public health conversation. We are setting the agenda for public discussion of healthcare topics—ranging from biosimilar sustainability to orphan drug development and biopharmaceutical innovation—by regularly publishing original, independent reports.

Access to infrastructure and standards. We actively build collaborations in the global health space, with the aim to promote health equity in developing nations and improve health outcomes globally. These projects often span several years and include a mix of sponsorship and sharing of our knowledge and experience. Our Public Health team has worked with 75+ clients across more than 50 countries globally during the past nine years. At an international level, we have ongoing relationships with the World Economic Forum, the Bill and Melinda Gates Foundation and the Global Fund to Fight AIDS, Tuberculosis and Malaria. Through these collaborations, we utilize our capabilities and networks to enable progress on global health challenges.

Patient empowerment. We have a long-standing commitment to pursue patient engagement strategies to better educate and include patients in the evolving clinical research environment. This important work is enabling people to receive health services, clinical trial education and active connections to clinical research programs across the globe.

Improving outcomes for patients and populations. We dedicate a significant amount of time and resources to working alongside governments, NGOs, and academia to enable faster and more robust approaches to tackling some of the world’s most pressing health challenges. We create intelligent connections that enable these organizations to discover previously unseen insights, drive smarter decisions, and unleash new opportunities. We have joined numerous organizations to help develop, enhance and optimize patient registries, which play an important role in healthcare. Patient registries are collections of data related to patients with a specific diagnosis or condition.

Diversity in clinical trials. Through industry partnerships and internal initiatives, IQVIA is a leader in driving increased diversity in clinical trials, which is essential to improving our understanding of potential sources of outcome variability in trials and to creating equality in the broader healthcare system. For example, across our COVID-19 vaccine trials we achieved 1.7 times higher enrollment of diverse populations than our peers.

Regulatory evolution. IQVIA works alongside regulators and policymakers to foster a regulatory environment that advances human health and the conduct of clinical trials. We were the only company in our industry to actively participate in the development and passage of the 21st Century Cures Act, including testifying before the U.S. House Energy and Commerce Health Subcommittee on the topic of “Modernizing of Clinical Trials.” In addition, in 2022, our Decentralized Clinical Trials (DCT) program became the first to receive an independent General Data Protection Regulation (GDPR) compliance validation, an important recognition of our commitment to protect clinical trial participant data. As we continue to expand our DCT program, we now have more than 300,000 participants in over 50 countries and 30 indications using our DCT model.

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Sustainability and Environmental, Social and Governance Highlights

We are committed to delivering on our purpose of helping our clients improve healthcare outcomes for patients. Sustainability is a core consideration in achieving this - identifying and acting on the environmental, social and governance (ESG) issues most relevant to our business and stakeholders. Our sustainable business practices are organized in this Proxy Statement under the pillars of People, Public and Planet.

As an industry leader, we continually look for ways to advance and strengthen our sustainability and citizenship efforts and report on our progress each year in our annual ESG report. You can find more details about all the topics below as well as other important information related to our sustainability efforts in our 2022 ESG Report, which is available on our website at https://www.iqvia.com/esg.

Select highlights of our 2022 ESG-related accomplishments:

•  Submitted goals to the Science Based Target initiative (SBTi) for approval, which will help us set a roadmap with clearly defined actions to reduce our carbon emissions every year

•  Reduced our total and per full-time employee (FTE) Scope 1 and 2 (market-based) emissions by 13% and 22%, respectively, despite a 9% increase in headcount

•  Implemented a majority voting standard for directors in uncontested elections

•  Put forth a proposal to amend our Certificate of Incorporation to adopt a stockholders’ right to request a special meeting

•  Put forth and adopted a proposal to declassify the Board; current director nominees up for election to one-year terms

•  Racial, ethnic and gender diversity for 2022 new hires in the U.S. exceeded the levels for the overall U.S. workforce, as disclosed in our EEO-1 report, continuing a trend from 2021

•  Expanded our Employee Resource Group (ERG) program with the addition of a new group, Disabilities and Careers Network, and saw total participation in our ERG program increase by 40% over the prior year

•  Enhanced the diversity of our Board, bringing total Board diversity to 50%, and enhanced diversity disclosure of our Board

•  Enhanced the gender diversity in leadership positions on the Board by appointing Carol Burt as chair of the Leadership Development and Compensation (LDC) Committee and Colleen Goggins as chair of the Nominating and Governance (N&G) Committee

•  For the sixth time in a row, IQVIA was recognized in FORTUNE’s list of World’s Most Admired Companies and for the second year in a row, we earned the number one position in our industry category, FORTUNE’s Healthcare: Pharmacy and Other Services, and achieved first place rankings in seven out of nine categories

See pages 39-54 for more information regarding our sustainability and ESG program.

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Corporate Governance Enhancements

We are committed to maintaining strong corporate governance practices and policies that serve IQVIA’s long-term interests, promote an environment of accountability and contribute to the creation of stockholder value. The Board regularly reviews our corporate governance structure and practices and in recent years has made several changes it believes are in the best interest of the Company and its stockholders. In fact, since 2020, we have made over 20 distinct enhancements to our corporate governance program, as well as added significant additional disclosures to provide greater transparency on our policies and practices.

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The following table summarizes certain highlights of our corporate governance policies and practices:

Lead Independent Director, elected by the independent directors, with power to call special meetings of the Board, among other responsibilities	Share ownership guidelines for both directors and key executives
All directors except our Chief Executive Officer are independent	Multi-year vesting requirements for performance share awards
Regular Board and committee executive sessions of non-management directors	Securities Trading Policy in place, including anti-hedging and anti-pledging terms, without exception
Annual Board and committee self-assessments	Stockholder proxy access
Risk oversight by the Board, Board committees and Enterprise Risk Council	Comprehensive Whistleblower Policy in place
Audit Committee approval required for related party transactions	Our common stock is the only class of stock outstanding
Director retirement policy at age 74 to encourage board refreshment	No supermajority voting requirement for stockholders
Rooney Rule policy requiring formal director and CEO searches to include an initial list of female and racially or ethnically diverse candidates	No “poison pill” (stockholder rights plan)
Majority voting standard for directors in uncontested elections	No excise tax gross-ups on severance or change in control payments or benefits

See pages 27-57 for more information regarding our corporate governance.

Director Snapshot

The following table provides information about our directors and director nominees.

Director	Age	Term Ends	Independent	Audit	N&G	LDC	Director Since
John P. Connaughton	57	2025	Y			X	2008
John G. Danhakl	66	2025	Y		X	X	2016
James A. Fasano	53	2025	Y	Chair			2016
Leslie Wims Morris	52	2025	Y		X		2022
Ari Bousbib, Chairman and CEO	61	2024	N				2016
Carol J. Burt*	65	2024	Y	X		Chair	2019
Colleen A. Goggins*	68	2024	Y	X	Chair		2017
John M. Leonard, M.D., Lead Independent Director	65	2024	Y	X	X		2015
Todd B. Sisitsky	51	2024	Y		X	X	2016
Sheila A. Stamps*	65	2024	Y	X			2022

* Director Nominees up for election to one-year terms.

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Declassification of Board of Directors

At our 2022 annual meeting, stockholders provided overwhelming support for the Company’s proposal to declassify our Board. As a result, we amended our Certificate of Incorporation to eliminate the classification of our Board over a three-year period beginning with the 2023 Annual Meeting. Beginning with the 2025 annual meeting, all of our director nominees will be elected for one-year terms. All of our 2023 director nominees are up for election to one-year terms.

Board Diversity

The following graphics provide information about the diversity of our Board.

Qualifications and Experience of Directors

We believe our directors bring a well-rounded variety of experience, qualifications, attributes and skills, provide fresh perspectives and represent a mix of deep knowledge of the Company and our industry. As we review our long-term strategy, we also evaluate what current and future skills and experience our Board requires, and we weigh those skills when assessing our current directors and potential director candidates. The table below summarizes certain of our directors’ key experiences, qualifications and core competencies.(1)

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	Ari Bousbib	Carol J. Burt	John P. Connaughton	John G. Danhakl	James A. Fasano	Colleen A. Goggins	John M. Leonard M.D.	Leslie Wims Morris	Todd B. Sisitsky	Sheila A. Stamps
Senior Leadership Executive level leadership experience
Public Company Board Experience serving on and/or leading boards/committees of other large public companies
Healthcare Experience in executive positions within the healthcare industry
Technology Knowledge or experience that contributes to the Board’s understanding of technology, data security, or data analytics
Financial Experience analyzing financial statements, capital structures and complex financial transactions, and overseeing accounting and/or financial reporting processes
Global Experience operating in a global context internationally or at a global company
Government & Public Policy Experience in government role, public service, government affairs or community relations
Diversity Racial/ethnic or gender diversity
(1)

This summary is not intended to be an exhaustive list of each of our directors’ skills or contributions to the Board.

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Executive Compensation Practices Highlights

In 2020, following extensive stockholder engagement, the LDC Committee revamped our short-term incentive program. The key features of the program, which are consistent with feedback received from stockholders, are highlighted below.

Enhancements to our Short-Term Incentive Awards Disclosure Based on Investor Feedback

At the time we instituted these changes to our short-term incentive program, for competitive reasons, we did not disclose specific targets for our Cash Flow performance measure and Balance Sheet/Liquidity performance measure, both of which are key components of our formula-based payout factor used to determine short-term incentive payouts for our named executive officers.

New for 2022. In response to investor feedback, and in the interests of providing greater transparency, we have disclosed the specific targets and our achievements against those targets for each of the metrics that comprise our 2022 Cash Flow performance measure and Balance Sheet/Liquidity performance measure.

The formula-based payout factor that we introduced in 2020 reflects the weighted achievement with respect to five performance measures: Revenue/Profit, Cash Flow and Balance Sheet/Liquidity, which evaluate corporate performance; and Operational/Strategic and Leadership/ESG, which are tailored for each named executive officer. Except for the Revenue/Profit performance measure, the scores for each metric under a particular performance measure are totaled and normalized for a 20-point scale, and then the LDC Committee determines the named executive officer’s payout within the score ranges in accordance with a pre-approved grid. See page 76 for more information on how payouts for Other Performance Measures are determined.

New for 2022. In response to investor feedback for greater insight into short-term incentive award determinations, the payout under each performance measure was based on a linear interpolation within the range based on the score within the 20-point scale, plus or minus eight percentage points, with the rationale provided for any deviations from a straight-line interpolated payout. To illustrate, if the total score under a given performance measure is 15, the straight-line interpolated payout would be 159% and the payout earned could be between 151% and 167%, based on the specific considerations used by the LDC Committee when determining such payout.

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Enhancements to 2023 Long-Term Performance Awards Based on Investor Feedback

To align the interests of our executive officers with those of our stockholders, a substantial portion of the total compensation paid to our executive officers is delivered in the form of performance- and time-based equity awards. Performance share awards (also referred to as PSUs herein), which are earned over a three-year period, are based on Adjusted EPS performance, which accounts for 75% of the award, and Relative Total Stockholder Return (Relative TSR) performance, which accounts for 25% of the award. The number of performance shares a named executive officer may earn ranges from 0% of the executive’s target award to 200% of the target award. Historically, even if our Relative TSR performance was negative, executives could still achieve up to 200% of that portion of the award depending upon our performance relative to the S&P 500 over the three-year performance period. See pages 76-78 for more information on our Long-Term Incentive Awards.

New for 2023. In response to investor feedback, and after a review of market practice, the LDC Committee has adopted a policy, beginning with the 2023 performance awards granted to our named executive officers, to cap the payout at target for the portion of performance share awards based on Relative TSR if our absolute Total Stockholder Return (TSR) for the three-year performance period is negative. More details about the 2023 performance awards will be disclosed in our 2024 proxy statement.

New for 2023. In response to investor feedback and to further align the interests of our named executive officers with stockholders, the LDC Committee has changed the mix of equity awards granted to our named executive officers to increase the percentage of performance share awards as a percentage of the total long-term incentive awards granted from 50% in 2022 to 75% in 2023. Time-based restricted stock awards will no longer be a feature of our annual long-term incentive awards granted to our named executive officers.

New for 2023. In response to investor feedback, the LDC Committee has approved an increase in the Relative TSR target performance from the median to the 55th percentile for the three-year TSR vs. Relative TSR performance metric of our performance share awards to receive a target payout of 100% for that portion of the performance share awards.

CEO and Named Executive Officer Pay Mix

The following charts reflect the mix of pay for our Chief Executive Officer (73.8% performance-linked) and the average for our other named executive officers (65% performance-linked).

Chief Executive Officer	Average of other Named Executive Officers

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PROPOSAL NO. 1
Election of Directors

Upon the recommendation of the N&G Committee, the Board has nominated each of Carol J. Burt, Colleen A. Goggins, and Sheila A. Stamps for election to a new term of one year at the 2023 Annual Meeting.

Carol J. Burt	Colleen A. Goggins	Sheila A. Stamps

If elected, each of the three director nominees will serve for a term of one year and until their successor is duly elected and qualified or until their earlier death, resignation, retirement, disqualification or removal.

The Board believes that each of the nominees has a record of integrity, a strong professional reputation, and a history of entrepreneurial or managerial achievement. The specific experience, qualifications, attributes and skills of each nominee that led the Board to conclude that the individual should serve as a director are described in their respective biographies below.

Shares represented by executed proxies will be voted for or against the election of the three nominees named above. If a nominee becomes unavailable for election or unable to serve as a director, and the Board does not choose to reduce the size of the Board, such shares will be voted for the election of such substitute nominee as the Board may propose. Each nominee has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve if so elected. Directors are elected by a majority of the votes cast. Pursuant to our Director Resignation Policy, any director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board.

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Board of Directors

The Board is currently made up of ten directors. Set forth below is biographical information for each of the director nominees and all of the continuing directors. The biographies also note the specific skills and experience that make these individuals well-qualified to serve on the Board.

Director Nominees for Election to a One-Year Term Expiring at the 2024 Annual Meeting of Stockholders

CAROL J. BURT	Age: 65
Director since: 2019 INDEPENDENT LDC Committee (Chair) Audit Committee Audit Committee Financial Expert

Recent Experience:

Burt-Hilliard Investments (2008-present)

●

Principal

Consonance Capital Partners (2013-present)

●

Senior Advisor

●

Member, Operating Council

Prior Experience:

●

SVP Corporate Finance and Development, among other roles, at Wellpoint, Inc. (f/k/a Anthem, Inc. and now Elevance Health, Inc.)

●

Founder, Managing Director and Head of the Health Care Banking Group, among other roles, at Chase Securities (now J.P. Morgan)

U.S. public company directorships:

●

ResMed Inc. (Audit Committee Chair, Compliance Oversight Committee Chair, and Nominating and Governance Committee)

Former U.S. public company directorships:

●

Envision Healthcare Corporation

●

WellCare Health Plans, Inc.

●

Vanguard Health Systems

●

Transitional Hospitals Corporation

Other positions:

●

Member, Board of Directors: WellDyneRx, LLC; Global Medical Response Inc.

●

Member: Women Corporate Directors; International Women’s Forum

●

Co-Chair Emeritus Trustees Council for The Nature Conservancy

Education:

●

Bachelor of Arts in Business Administration, the University of Houston

Specific Experience: Extensive executive and board leadership experience in finance, strategy, risk management, operations and governance in the health insurance, healthcare services, medical technology and financial services industries.

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COLLEEN A. GOGGINS	Age: 68
Director since: 2017 INDEPENDENT N&G Committee (Chair) Audit Committee Leads Sustainability Oversight

Recent Experience:

SIG Combibloc Group (2015-present)

●

Member, Board of Directors

Bayer AG (2017-present)

●

Member, Supervisory Board

Prior Experience:

●

Member of Executive Committee and Worldwide Chair of Consumer Group, among other roles at Johnson & Johnson

U.S. public company directorships:

●

The Toronto-Dominion Bank (Risk Committee)

Former U.S. public company directorships:

●

Bausch Health Companies Inc. (f/k/a Valeant Pharmaceuticals International)

Other positions:

●

Member: Citymeals-on-Wheels New York City; University of Wisconsin Center for Brand and Product Management

●

University of Wisconsin Foundation

●

Member, Board of Trustees: Institute of International Education

Education:

●

Master of Arts in Management, Kellogg School of Management

●

Bachelor of Science in Food Chemistry, University of Wisconsin-Madison

Specific Experience: Over 20 years’ experience in the healthcare industry, including extensive leadership and service on the boards of several public and private companies.

SHEILA A. STAMPS	Age: 65
Director since: 2022 INDEPENDENT Audit Committee Audit Committee Financial Expert

Prior Experience:

●

EVP, Corporate Strategy and Investor Relations at DBI, LLC

●

Commissioner, New York State Insurance Fund

●

Director, Pensions and Cash Management at New York State Common Retirement Fund

●

Managing Director at Bank of America

●

Managing Director at Bank One Corporation (now JPMorgan Chase)

U.S. public company directorships:

●

Atlas Air Worldwide Holdings Inc. (Audit and Finance Committee Chair, Nominating and Governance Committee)

●

Pitney Bowes Inc. (Audit Committee and Executive Compensation Committee)

●

MFA Financial, Inc. (Compensation Committee and Nominating and Governance Committee)

Former U.S. public company directorships:

●

CIT Group Inc.

Other Positions:

●

Member, Board of Trustees: Bankinter Innovation Foundation

●

Member, Board of Directors: National Association of Corporate Directors, New York Chapter

Education:

●

Master of Business Administration, University of Chicago

●

Bachelor of Science in Management, Duke University

●

ESG Certificate and Designation from Competent Boards Professional Development and Advisory Services

Specific Experience: 40 years of extensive leadership and financial experience in the asset management and commercial banking industries as well as her work in government and public policy and service on the boards of several public companies.

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Directors with Terms Expiring in 2024

ARI BOUSBIB	Age: 61
Director since: 2016 Chairman and Chief Executive Officer

Recent Experience:

IQVIA Holdings Inc. (2016-present)

●

Chairman and Chief Executive Officer

IMS Health Holdings, Inc. (2010-2016)

●

Chairman and Chief Executive Officer

Prior Experience:

●

President of UTC’s commercial companies (Otis Elevator Company, Carrier Corporation, UTC Fire & Security and UTC Power Inc.), among other roles, at United Technologies Corporation

●

Partner at Booz Allen Hamilton

U.S. public company directorships:

●

The Home Depot, Inc. (Finance Committee and Audit Committee)

Former U.S. public company directorships:

●

IMS Health (predecessor to IQVIA)

●

Best Buy, Inc.

Other positions:

●

Member, Harvard Medical School Health Care Policy Advisory Council

●

Former member, President’s Commission on White House Fellowships

Education:

●

Master of Business Administration, Columbia University

●

Master of Science in Mathematics and Mechanical Engineering, Ecole Superieure des Travaux Publics, Paris

Specific Experience: Extensive executive leadership and experience leading large global companies and healthcare experience as our Chief Executive Officer and service on the boards of several public companies.

JOHN M. LEONARD, M.D.	Age: 65
Director since: 2015 INDEPENDENT Lead Independent Director Audit Committee Audit Committee Financial Expert N&G Committee

Recent Experience:

Intellia Therapeutics, Inc. (2014-present)

●

President and Chief Executive Officer (2018-Present)

●

Executive Vice President, Research and Development (2017-2018)

●

Chief Medical Officer (2014-2017)

Prior Experience:

●

Chief Scientific Officer and Senior Vice President of Research and Development at AbbVie Inc.

●

Senior Vice President of Global Pharmaceutical Research and Development, among other roles, at Abbott Laboratories

U.S. public company directorships: ● Intellia Therapeutics, Inc. Education: ● Doctorate in Medicine, Johns Hopkins University ● Bachelor of Arts in Biochemistry, University of Wisconsin-Madison

Specific Experience: Over 30 years’ experience in the healthcare industry, including extensive executive leadership and healthcare experience at a top ten pharmaceutical company and as the chief executive officer of a healthcare company and service on the boards of public companies.

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TODD B. SISITSKY	Age: 51
Director since: 2016 INDEPENDENT LDC Committee N&G Committee

Recent Experience:

TPG, Inc. (2003-present)

●

President & Co-Managing Partner of TPG Capital (2015-present)

●

President of TPG, Inc. (2021-present)

Prior Experience:

●

Executive at Forstmann Little & Company

●

Executive at Oak Hill Capital Partners

●

Member, Board of Directors: Surgical Care Affiliates, Inc. (Nominating and Corporate Governance Committee)

U.S. public company directorships:

●

Allogene Therapeutics, Inc. (Audit Committee, Nominating and Corporate Governance Committee)

●

TPG, Inc. (Executive Committee)

●

Convey Health Solutions, Inc. (Nominating and Governance Committee)

Former U.S. public company directorships:

●

Endo International plc

●

IASIS Healthcare LLC

●

IMS Health (predecessor to IQVIA)

Other positions:

●

Chair, Board of Advisors, Dartmouth Medical School

●

Member, Board of Directors: Ellodi Pharmaceuticals; Immucor Inc. (Compensation Committee)

Education:

●

Master of Business Administration, Stanford Graduate School of Business

●

Bachelor of Arts, Dartmouth College

Specific Experience: Over 25 years’ experience in the investment industry, including extensive leadership and business experience as a managing partner of a global investment firm with a practice focused on the healthcare industry, and service on the boards of several public and private companies.

Directors with Terms Expiring in 2025

JOHN P. CONNAUGHTON	Age: 57
Director since: 2008 INDEPENDENT LDC Committee

Recent Experience:

Bain Capital (1989-present)

●

Co-Managing Partner of Bain Capital

●

Global Head of Bain Capital Private Equity

Prior Experience:

●

Consultant at Bain & Company, Inc.

Former U.S. public company directorships:

●

iHeartMedia, Inc.

Other positions:

●

Member, Board of Directors: The Boston Celtics; University of Virginia Investment Management Company

●

Member, Board of Trustees: Brigham and Women’s Hospital; The Berklee College of Music; University of Virginia McIntire Foundation; GreenLight Fund

●

Member, Dean’s Advisory Board: Harvard Business School

Education:

●

Master of Business Administration, Harvard Business School

●

Bachelor of Science in Commerce, University of Virginia

Specific Experience: Over 30 years’ experience in the investment industry, including extensive leadership and business experience as a managing partner of a global investment firm, with a practice focused on the healthcare industry, and service on the boards of several public and private companies.

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JOHN G. DANHAKL	Age: 66
Director since: 2016 INDEPENDENT LDC Committee N&G Committee

Recent Experience:

Leonard Green & Partners, L.P. (1995-present)

●

Managing Partner

Prior Experience:

●

Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation

●

Vice President at Drexel Burnham Lambert, Inc.

U.S. public company directorships:

●

Life Time Group Holdings, Inc. (Compensation Committee Chair, Nominating and Corporate Governance Committee)

●

Mister Car Wash, Inc.

Former U.S. public company directorships:

●

IMS Health (predecessor to IQVIA)

Other positions:

●

Member, Board of Directors: Charter NEX Generation; Genani Corporation; Eyemart Express; SRS Distribution; Convergint Technologies LLC; Parts Town; Lakeshore Learning; Pye-Barker Fire Safety, LLC; WellSky Corporation

Education:

●

Master of Business Administration, Harvard Business School

●

Bachelor of Arts in Economics, University of California at Berkeley

Specific Experience: Over 30 years’ experience in the investment industry, including extensive leadership and business experience as a managing partner of a global investment firm, and service on the boards of several public and private companies.

JAMES A. FASANO	Age: 53
Director since: 2016 INDEPENDENT Audit Committee (Chair) Audit Committee Financial Expert

Recent Experience:

Canada Pension Plan Investment Board (2004-present)

●

Managing Director

Prior Experience:

●

Member of Investment Banking group at Merrill Lynch & Co.

●

Member of Mergers and Acquisitions group at RBC Capital Markets

●

Commissioned Officer in the Canadian Armed Forces

Former U.S. public company directorships:

●

IMS Health (predecessor to IQVIA)

Other positions:

●

Member, Board of Directors, Asurion (Compensation Committee Chair, Nominating and Governance Committee)

Education:

●

Master of Business Administration, University of Chicago Graduate School of Business

●

Bachelor of Engineering, Royal Military College of Canada

Specific Experience: Over 22 years’ experience in the investment industry, including extensive leadership and finance experience as a managing director of the global investment arm of the Canadian government pension fund.

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LESLIE WIMS MORRIS	Age: 52
Director since: 2022 INDEPENDENT N&G Committee

Recent Experience:

JPMorgan Chase (2022-present)

●

President, Private Label Captive Finance, Chase Auto

Prior Experience:

●

Managing Director and Head of Corporate Development, Consumer & Community Banking at JPMorgan Chase

●

VP, Executive Partnerships at American Express

●

SVP, Strategy and Business Development at Broadridge Financial Solutions

●

SVP at Jefferies & Company

Other positions: ● Vice Chair, Board of Trustees: Dance Theatre of Harlem Education: ● Master of Business Administration, Harvard Business School ● Bachelor of Arts in English, Yale University
Specific Experience: Over 25 years’ experience in the financial services industry, including extensive leadership and business experience as a senior executive of a commercial banking institution.

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Corporate Governance

The Board is responsible for supervising the overall affairs of the Company. The Board oversees our senior management, to whom it has delegated authority to manage the Company’s day-to-day operations. Directors are kept informed of our business through discussions with our Chief Executive Officer and other members of senior management of the Company, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

The Board has adopted Corporate Governance Guidelines which, together with our Certificate of Incorporation, Bylaws and the other documents listed below, form the governance framework for the Board and its committees. The following sections provide an overview of our corporate governance structure and practices.

Documents Establishing Our Corporate Governance

The following documents are the foundation of corporate governance at IQVIA:

•

Corporate Governance Guidelines

•

Code of Conduct

•

Certificate of Incorporation

•

Bylaws

•

Audit Committee Charter

•

LDC Committee Charter

•

N&G Committee Charter

These documents and other important information on our corporate governance are posted under “Governance” on the “Investor Relations” section of our website, and may be viewed at http://ir.iqvia.com. We will also provide printed copies of these documents free of charge to any stockholder who sends Investor Relations a request at: IQVIA Holdings Inc., 83 Wooster Heights Road, Danbury, Connecticut 06810. None of the information on, or accessible through, IQVIA’s website is part of this Proxy Statement or incorporated by reference herein.

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Corporate Governance Enhancements

We are committed to maintaining strong corporate governance practices and policies that serve IQVIA’s long-term interests, promote an environment of accountability and contribute to the creation of stockholder value. The Board regularly reviews our corporate governance structure and practices and in recent years has made several enhancements, including the highlights below, it believes are in the best interest of the Company and its stockholders. In fact, since 2020, we have made over 20 distinct enhancements to our corporate governance program, as well as added significant additional disclosures to provide greater transparency on our policies and practices.

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Our other governance practices and policies include the following:

Independent Board	All our directors are independent, other than our Chairman and Chief Executive Officer.
Independent Board committees	Each of our three Board committees is made up solely of independent directors.
Audit Committee Financial Experts	We have four financial experts on our Audit Committee.
Annual Election of Directors

At our 2022 annual meeting, stockholders approved an amendment to the Company’s Certificate of Incorporation to declassify the Board over time and provide for the annual election of all directors by the 2025 annual meeting. Each of our 2023 director nominees is up for election to a one-year term.

Lead Independent Director; regular executive sessions

Our Lead Independent Director helps ensure there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues they deem important. The position of Lead Independent Director comes with a clear mandate, significant authority and well-defined responsibilities as outlined in our Corporate Governance Guidelines and below, including leading regular executive sessions of the Board, where independent directors meet without management present.

Robust Code of Conduct

Our Code of Conduct, Doing the Right Thing, applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and individuals performing similar functions. The Code of Conduct is a guide to the responsibilities we share for ethical business conduct and paints a clear picture of what we stand for as an organization, what we expect from ourselves, and what we must do to maintain our reputation.

ESG Oversight

The N&G Committee charter expressly delegates oversight and review of the Company’s strategic plans, objectives and risks related to sustainability, ESG and corporate citizenship matters to the N&G Committee.

Majority voting standard in uncontested elections

Directors are elected by receiving a majority of the votes cast in uncontested elections. Any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board.

Annual Board and committee self-assessment process	The Board and each Board committee conducts a self-assessment annually in executive session to determine whether it is functioning efficiently and meeting its governance responsibilities.
Prohibition on hedging or pledging of IQVIA stock

Our Securities Trading Policy prohibits hedging and pledging transactions with respect to our securities, including prepaid variable forward contracts, equity swaps, collars, and exchange funds, and otherwise prohibits our directors, officers, employees or their immediate family members from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities, without exception.

Share ownership requirements

We have robust share ownership guidelines, which require our named executive officers to hold IQVIA stock valued between three- and six-times their base salary and our directors to hold stock valued at five-times their annual cash retainer.

Requirement to include gender and racially or ethnically diverse candidates in director and CEO searches

Our Corporate Governance Guidelines require the initial list of external candidates in any search for new directors or the Chief Executive Officer position to include qualified female and racially or ethnically diverse candidates, also known as the Rooney Rule.

No supermajority stockholder vote required

Our stockholders may act by majority vote on actions that may be taken by stockholders, including approving amendments to the Bylaws and removing a director or directors for cause and filling the related vacancy or vacancies.

Clawback policy

Our clawback policy, which applies to current and former executive officers, among others, provides for the recoupment of short- and long-term incentive compensation in the event of a financial restatement under specified circumstances, as a result of misconduct or in the event of a breach of restrictive covenants. We will update our policy as needed to comply with applicable listing rules when effective.

Proxy access right	Eligible stockholders may, subject to certain requirements, include their own director nominees in our proxy materials.

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Leadership Structure

Independent Board	Fully independent board, other than the CEO
Committee Independence	All members of each of the Board’s committees, the Audit Committee, LDC Committee and N&G Committee, are independent

The Board, with its diverse skills and experience across a wide range of leadership and management structures, considers our current structure to be the most appropriate leadership structure for our Company in the context of the specific circumstances and challenges facing us today. As structured, the Board functions collaboratively and emphasizes active participation and leadership by all of its members. Our directors regularly engage directly with senior management at each regularly scheduled meeting, where a broad cross-section of senior management present updates on our business and strategy.

Features of our current structure include:

•

We have a strong Lead Independent Director who is elected annually by a majority vote of the independent directors.

•

We have a diverse and experienced Board that is comprised entirely of independent directors, other than the CEO.

•

Each of our three standing Board committees – Audit, LDC and N&G – is comprised solely of, and chaired by, independent directors. This means that the independent directors oversee key matters of the Company, such as the integrity of our financial statements, compensation of our Chief Executive Officer and executive officers, selection and evaluation of directors, development and implementation of corporate governance policies, and sustainability, diversity, equity and inclusion and public policy matters, among others.

•

The Board and its committees each meet in executive session on a regular basis without the presence of our CEO or other members of management.

•

All Board members have complete access to management, and the Board and its committees have the authority to retain legal, accounting and other outside consultants to advise them as they deem appropriate.

•

The independent directors regularly evaluate our leadership structure and seek feedback on the subject from stockholders.

•

The N&G Committee is tasked with monitoring the Board’s leadership structure to determine whether it remains in the best interests of our stockholders and to revisit the structure regularly as part of its ongoing Board assessment process.

The Board recognizes there may be circumstances in the future that would lead it to separate the offices of Chairman and Chief Executive Officer. In fact in the past and as recently as 2016 the Company had separate Chairman and Chief Executive Officer roles. However, at this time, the Board does not believe there is any reason to separate the roles and does not believe that such a separation should be mandated as a formal corporate governance policy. This approach is consistent with the overwhelming practice of S&P 500 companies. According to data from The Conference Board, only 17% of companies in the S&P 500 have a formal policy mandating such separation as of December 31, 2022.

The Board believes that it is currently in the best interests of the Company and its stockholders for Mr. Bousbib to serve as our Chairman and CEO because it positions Mr. Bousbib to effectively drive future strategy and decision-making for

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our organization. Our Chairman and CEO has deep knowledge of the business and day-to-day operations of the Company, an acute understanding of the Company’s competitive landscape, an in-depth appreciation of stockholder interests and concerns, and strong relationships with customers, business partners and employees, all of which allow him to provide effective leadership. This leadership is supplemented by our Lead Independent Director, who has a clearly defined role with significant responsibilities, all to ensure effective oversight and governance by the Board.

Lead Independent Director

The Lead Independent Director provides strong independent leadership of the Board and oversight of management, and strikes the appropriate balance among the Chairman and CEO, management and the independent directors. The position of Lead Independent Director comes with a clear mandate, significant authority and well-defined responsibilities, many of which are outlined in our Corporate Governance Guidelines and include the following:

Board Matter	Responsibility
Communicating with directors	Liaising between non-management directors and management
Executive sessions	Presiding at executive sessions of non-management directors at every regularly scheduled Board meeting
Board meetings	Presiding at Board meetings when the Chairman is not present, including when the performance and compensation of the Chairman and CEO is discussed and approved
Agendas	Consulting with the Chairman and CEO on matters pertinent to the Company and the Board, including approving meeting agendas, schedules and information sent to the Board
Communicating with stockholders	Engaging with major stockholders, as appropriate

In addition, the Lead Independent Director:

•

enables open, transparent and candid dialogue during Board and committee meetings, and at other times, by ensuring that the independent directors are fully informed and able to discuss and debate the issues they deem important

•

provides the Chairman and CEO and other members of senior management with feedback discussed in executive sessions

•

makes himself available to discuss with independent directors any concerns they may have and, as appropriate, relaying those concerns to the full Board and/or the Chairman and CEO or other members of senior management

•

acts as a sounding board and advisor to the Chairman and CEO on a variety of topics important to the Company and the functioning of the Board

•

actively participates with the Chair of the N&G Committee to advance our ESG agenda through regular meetings with our Chairman and CEO and management team and with our stockholders

•

as a member of the N&G Committee and in his capacity as Lead Independent Director, actively participates in discussions and reviews of the Board’s leadership structure

Dr. Leonard has served as Lead Independent Director since 2018 and has been elected annually by a majority vote of the independent directors. Dr. Leonard’s extensive experience in the healthcare industry, including his leadership experience as the chief executive officer of a public healthcare company and service on the boards of public companies, makes him well qualified to serve as our Lead Independent Director.

Chairman and Chief Executive Officer

Mr. Bousbib has been our Chairman and Chief Executive Officer since 2016. We believe that combining the roles of Chairman and Chief Executive Officer provides for effective and efficient leadership because, among other things, it recognizes the value of one person both speaking for and leading the Company and the Board. This structure also recognizes the fact that our Chairman and Chief Executive Officer has a unique depth of knowledge about the Company and the varied and complex opportunities and challenges we face.

We also have a strong Lead Independent Director, who provides a clear independent voice on the Board and appropriately balances the fact that the Chairman and Chief Executive Officer roles are held by one person. The role of the Chairman is to set the agenda for Board meetings in close coordination with our Lead Independent Director and to

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preside over general Board sessions, except when the Board meets in executive session without management present to evaluate management’s performance, in which case the Lead Independent Director presides over the Board sessions.

The Board recognizes there may be circumstances in the future that would lead it to separate the offices of Chairman and Chief Executive Officer. In fact in the past and as recently as 2016 the Company had separate Chairman and Chief Executive Officer roles. However, at this time, the Board does not believe there is any reason to separate the roles and does not believe that such a separation should be mandated as a formal corporate governance policy. This approach is consistent with the overwhelming practice of S&P 500 companies. According to data from The Conference Board, only 17% of companies in the S&P 500 have a formal policy mandating such separation as of December 31, 2022.

Director Independence

The Board assesses the independence of each director on an annual basis or more frequently as circumstances may require. During its most recent assessment, the Board determined that, other than our Chief Executive Officer, each of our directors is currently independent.

In accordance with our Corporate Governance Guidelines and the corporate governance standards of the New York Stock Exchange (NYSE), this determination of independence means that the Board finds that our independent directors have no material relationships with the Company, directly or indirectly, that would interfere with their exercise of independent judgment as directors of the Company.

The Board believes that one of the key elements of effective, independent oversight is that the independent directors meet in executive session on a regular basis, including at each regularly scheduled Board and committee meeting, without the presence of management. These sessions promote open discussion and enable the independent directors to evaluate management’s performance.

Committees of the Board

To assist in carrying out its duties, the Board assigns responsibilities and delegates authority to its committees, and the committees regularly report on their activities and actions to the full Board. Each committee is empowered to engage outside experts, advisors, and counsel to assist the committee in its work, as needed.

For 2022, the Board had three standing committees:

•

Audit Committee

•

Leadership Development and Compensation Committee

•

Nominating and Governance Committee

All three committees are made up entirely of independent directors. In addition, the Board has determined that each director who is a member of the Audit Committee or the LDC Committee meets the higher independence standard as required by Securities and Exchange Commission (SEC) and NYSE rules for service on such committees.

The charters for all three committees are available under “Governance” on the “Investor Relations” section of our website and may be viewed at http://ir.iqvia.com.

As part of our ongoing commitment to ESG matters, the Board delegated oversight responsibility of sustainability and ESG to the N&G Committee. Because of the importance of our sustainability program to our strategic objectives, the Board has asked Colleen Goggins, chair of the N&G Committee, to directly oversee these matters regularly on behalf of the N&G Committee and the Board.

In 2022, we increased our gender diversity in leadership positions on the Board by appointing Carol Burt as chair of the LDC Committee and Colleen Goggins as chair of the N&G Committee.

From time to time, the Board may also create ad hoc or special committees for certain purposes.

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AUDIT COMMITTEE

Members in 2022:

James A. Fasano (Chair)

Carol J. Burt

Colleen A. Goggins

John M. Leonard, M.D.

Sheila A. Stamps

The Board has determined that Mses. Burt and Stamps, Mr. Fasano and Dr. Leonard are “Audit Committee Financial Experts” as such term is defined in SEC rules, and that each member of the Audit Committee is financially literate.

Committee Meetings in 2022: 7

Responsibilities:

●

Assisting the Board in fulfilling its oversight responsibilities relating to:

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the integrity of the Company’s financial statements

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the Company’s compliance with legal and regulatory requirements, including its quality assurance function overseeing clinical trial services

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the independent auditor’s qualifications and independence

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the performance of the Company’s internal audit function and the independent auditor

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the performance of the Company’s compliance and ethics program, which is managed by our Chief Compliance Officer, who reports directly to our Executive Vice President, General Counsel and Secretary, and meets with the Audit Committee at least annually

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Reviewing and discussing with management and the independent auditor the annual and quarterly financial statements before the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q

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Discussing earnings press releases and the financial information and financial guidance included therein

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Overseeing the relationship between the Company and our independent registered public accounting firm, including:

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having direct responsibility for that firm’s appointment, compensation and retention

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reviewing the scope of that firm’s audit services

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approving non-audit services

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reviewing and evaluating that firm’s independence

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Reviewing with internal auditors and the independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation, and monitoring the progress and results of such plans during the year

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Reviewing with internal auditors and the independent auditor any audit problems or difficulties, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management, and management’s response to such problems or difficulties

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Overseeing management’s implementation and maintenance of effective systems of internal controls over financial reporting and disclosure controls, and reviewing and discussing with management, internal auditors and the independent auditor the Company’s system of internal control, its financial and critical accounting policies and practices, policies relating to risk assessment and risk management, including cybersecurity risk, and our major financial risk exposures

●

Reviewing and approving all related party transactions and corporate opportunity transactions

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LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

Members in 2022:

Carol J. Burt (Chair)

John P. Connaughton

John G. Danhakl

Todd B. Sisitsky

John M. Leonard, M.D. (Ex Officio)

New: Ms. Burt appointed chair of LDC Committee in 2022

Committee Meetings in 2022: 5

Responsibilities:

●

Reviewing and approving corporate goals and objectives relevant to the compensation of our Chairman and Chief Executive Officer, the officers of the Company who report directly to our Chief Executive Officer, and all officers who are “insiders” subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

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Evaluating the performance of our Chairman and Chief Executive Officer and other executive officers in light of those goals and objectives and determining and approving, or recommending to the independent members of the Board for approval in the case of the Chief Executive Officer, their respective compensation levels

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Making recommendations to the Board about the compensation of our directors

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Administering our equity-based plans and management incentive compensation plans and making recommendations to the Board about amendments to such plans and the adoption of any new employee incentive compensation plans

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Recommending to the Board ownership guidelines for the executive officers, other executives and non-employee directors, and periodically assessing these guidelines and recommending revisions as appropriate

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Establishing the terms of compensatory arrangements and policies to protect our business, including restrictions that apply to current and former executive officers

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Reviewing and approving all executive officer employment contracts and other compensatory, severance and change in control arrangements for current and former executive officers; reviewing and establishing our overall management compensation and benefits philosophy and policies; and reviewing and approving our policies and procedures for the grant of equity-based awards

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Establishing and reviewing periodically policies and procedures with respect to perquisites

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Reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking; reviewing and discussing at least annually the relationship between risk management policies and practices and compensation; and evaluating compensation policies and practices to mitigate any such risk

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Reviewing the processes for managing executive succession and the results of those processes

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Oversee the Company’s policies and strategies as delegated by the Board relating to human capital management including recruitment, development, promotion, performance management, pay equity and inclusion and diversity

NOMINATING AND GOVERNANCE COMMITTEE

Members in 2022:

Colleen A. Goggins (Chair)

John G. Danhakl

John M. Leonard, M.D.

Leslie Wims Morris

Todd B. Sisitsky

New: Ms. Goggins appointed chair of N&G Committee in 2022

Committee Meetings in 2022: 7

Responsibilities:

●

Overseeing the Company’s strategic plans, objectives and risks related to sustainability, ESG and corporate citizenship matters, with Ms. Goggins, as committee chair, designated to coordinate such oversight and responsible for reporting developments to the committee and the Board

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Overseeing the Company’s stockholder engagement program

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Identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board

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Establishing processes for identifying and evaluating Board candidates, including nominees recommended by stockholders

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Recommending to the Board the individuals to be nominated for election as directors and to each of the Board’s committees

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Developing and recommending to the Board a set of corporate governance principles, as well as practices and policies with respect to directors

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Coordinating an orientation program and appropriate educational materials for new directors

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Evaluating and making recommendations to the Board regarding stockholder proposals that relate to corporate governance and other matters related to stockholders

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Overseeing the evaluation of the Board

●

Monitoring the Board’s leadership structure to determine whether it remains in the best interests of our stockholders

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Board’s Role in Risk Oversight

Our Board actively oversees our enterprise risk management program to ensure it remains effective. Our Board’s role in risk oversight is consistent with our overall leadership structure: management is responsible for assessing and managing our short- and long-term risk exposures, and our Board and its committees provide effective oversight through independent monitoring of strategic risks and regularly scheduled meetings with management to discuss in-depth the strategic objectives of the company and associated risks.

In order to maintain effective Board oversight across the entire enterprise risk management program, the Board delegates to the individual committees certain elements of its oversight function, as shown below. The Board receives regular updates from its committees on individual categories of risk, including strategy, reputation, operations, climate change, human capital management, technology, investment, political, legislative, regulatory, and market, and receives regular feedback from its committees on oversight efforts and coordination and input from external advisors, as appropriate.

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Succession Planning for Directors and Executive Officers

Directors

The N&G Committee is responsible for establishing the process for identifying, evaluating and nominating Board candidates, and recommending to the Board the individuals to be nominated for election as directors, including nominees recommended by stockholders.

It is the Board’s policy that independent directors must make up a majority of the Board at all times, as required by the NYSE. Additionally, in recruiting and evaluating new director candidates, the N&G Committee seeks to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to professional skills, relevant industry experience, specialized expertise, international experience, gender, race and ethnicity.

The N&G Committee will consider stockholders’ recommendations of nominees for membership on the Board on a substantially similar basis as it considers other nominees. Stockholders may recommend candidates for membership on the Board by submitting candidate names to: Secretary, IQVIA Holdings Inc., 83 Wooster Heights Road, Danbury, Connecticut 06810.

Board refreshment

The Board regularly focuses on refreshing the composition of the Board to ensure an appropriate mix of backgrounds, skills and experience necessary to support the Company’s strategy and to enhance the Board’s diversity. Since the closing of the Merger, the Board has actively pursued a strategy of refreshing the composition of the Board to provide greater diversity. Since the Merger, six directors have retired from the Board and four directors—all women—have joined. The Board expects to continue to seek new directors who will further enhance the mix of experience, backgrounds and diversity currently represented.

Succession planning

The process of determining to add a new Board member and identifying qualified candidates begins well in advance of anticipated vacancies. As part of this ongoing process, the chair of the N&G Committee and our Chief Executive Officer monitor and maintain an open dialogue, and also consult with the other members of the Board, including the Lead Independent Director, regarding the size of the Board, future retirements, and attributes desired for any new directors. Once a decision has been made to recruit a new director, the N&G Committee may retain an executive recruitment organization to assist in the search by providing names of qualified candidates.

Director search policy

In 2020, to deepen our commitment to identifying diverse candidates for our Board, the Board adopted a new diversity requirement for director nominee slots. Under this rule, the N&G Committee will ensure that any initial list of candidates from which new management-supported director nominees are chosen will include qualified female and racially or ethnically diverse candidates, and that any third-party firm engaged to assist in the search will be instructed accordingly.

Proxy access

A stockholder, or a group of up to twenty stockholders, holding at least 3% of the Company’s common stock for at least three years may submit director nominees for inclusion in our proxy statement. Stockholders may rely on proxy access to nominate candidates for up to 20% of the Board or two director seats, whichever is greater. Our Bylaws specify certain time limits, notice requirements, and other procedures for stockholders who wish to include their director nominees in the Company’s proxy materials. For more information, see “Other Relevant Information—Stockholder Proposals and Nominees for 2024 Annual Meeting of Stockholders.”

Retirement age

The Board believes that setting a retirement age for IQVIA directors is advisable to ensure periodic turnover of the Board. Accordingly, in 2021, the Board revised our Corporate Governance Guidelines to require that directors offer to retire from the Board when they attain the age of 74. The Board believes it is important to monitor its composition, experience, skills and needs in the context of the Company’s long-term strategic goals, and, therefore, may elect to decline a director’s offer to retire in appropriate cases.

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Vacancies

Vacancies on the Board may occasionally occur between annual meetings. Our Bylaws provide that any vacancy caused by the death or resignation of a director may be filled by the affirmative vote of a majority of the directors then in office. The Board and the N&G Committee treat the filling of vacancies in the same manner as general succession planning.

Executive Officers

The Board also takes a leading role in planning for the succession of key executive roles, including the positions of Chief Executive Officer and certain other senior management. The Board has instituted a formal leadership development and succession review process, whereby on an annual basis, or more frequently as requested, our Chief Executive Officer provides the LDC Committee with detailed assessments of senior managers and their potential to succeed him, and assessments of individuals considered potential successors to certain other senior management positions. The LDC Committee may further discuss succession planning in executive session, as may the Board during its executive session meetings.

The assessments are derived from our leadership development and succession planning process, which involves the following principal steps:

Chief Executive Officer search policy

Pursuant to the diversity requirement adopted by the Board in 2020, if the Board or the LDC Committee conducts an external search for Chief Executive Officer candidates, the Board or the LDC Committee will ensure that any initial list of candidates includes qualified female and racially or ethnically diverse candidates, and that any executive search firm engaged to assist in the search is instructed accordingly.

Meetings and Executive Sessions

The Board held seven meetings during fiscal 2022. In 2022, each of our directors attended at least 75% of the total number of meetings of the Board and the Board committees on which they served. We strongly encourage our directors to attend the annual meeting of stockholders, and in 2022, 100% of our directors attended the annual meeting of stockholders.

The Board believes that one of the key elements of effective, independent oversight is that the independent directors meet in executive session on a regular basis, including at each regularly scheduled Board meeting, led by the Lead Independent Director, and at each committee meeting, without the presence of management. These sessions promote open discussion and enable the independent directors to evaluate management’s performance.

Board Evaluation Process

Our Board and its committees evaluate their own effectiveness by participating in a robust annual self-assessment process overseen by the N&G Committee. During executive sessions for the Board and each committee, the independent directors respond to a comprehensive list of survey questions used to facilitate discussion for the purpose of improving the effectiveness of the relevant body and our individual directors. Our Lead Independent Director oversees the evaluation process for the Board during executive session and the committee chairs oversee the

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evaluations for their respective committees during executive sessions. The N&G Committee periodically engages independent outside consultants to facilitate and refresh the evaluation process.

How to Contact the Board and its Committees

Stockholders and other interested parties can contact the Board or a committee of the Board by sending an email to BoD@iqvia.com, or writing to the following address:

Board of Directors
c/o Secretary
IQVIA Holdings Inc.
83 Wooster Heights Road
Danbury, Connecticut 06810

Communications will be distributed to the Lead Independent Director or the other independent members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication.

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Sustainability and ESG

Our Commitment to Sustainability

We are committed to delivering on our purpose of helping our clients improve healthcare outcomes for patients. Sustainability is a core consideration in achieving this — identifying and acting on the ESG issues most relevant to our business and stakeholders. Our sustainable business practices are organized under the pillars of People, Public and Planet.

As an industry leader, we continually look for ways to advance and strengthen our ESG efforts and report on our progress each year in our annual ESG Report. You can find more details about all the topics below as well as other important information related to our sustainability efforts in our 2022 ESG Report, which is available on our website at https://www.iqvia.com/esg.

Select highlights of our 2022 ESG-related accomplishments:

•  Submitted goals to SBTi for approval, which will help us set a roadmap with clearly defined actions to reduce our carbon emissions every year

•  Reduced our total and per full-time employee Scope 1 and 2 (market-based) emissions by 13% and 22%, respectively, despite a 9% increase in headcount

•  Implemented a majority voting standard for directors in uncontested elections

•  Put forth a proposal to amend our Certificate of Incorporation to adopt a stockholders’ right to request a special meeting

•  Put forth and adopted a proposal to declassify the Board; current director nominees up for election to one-year terms

•  Racial, ethnic and gender diversity for 2022 new hires in the U.S. exceeded the levels for the overall U.S. workforce, as disclosed in our EEO-1 report, continuing a trend from 2021

•  Expanded our ERG program with the addition of a new group, Disabilities and Careers Network, and saw total participation in our ERG program increase by 40% over the prior year

•  Enhanced the diversity of our Board, bringing total Board diversity to 50%, and enhanced diversity disclosure of our Board

•  Enhanced the gender diversity in leadership positions on the Board by appointing Carol Burt as chair of the Leadership Development and Compensation (LDC) Committee and Colleen Goggins as chair of the Nominating and Governance (N&G) Committee

•  For the sixth time in a row, IQVIA was recognized in FORTUNE’s list of World’s Most Admired Companies and for the second year in a row, we earned the number one position in our industry category, FORTUNE’s Healthcare: Pharmacy and Other Services, and achieved first place rankings in seven out of nine categories

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Sustainability Governance

Board level

Our Board has delegated responsibility for oversight and review of our strategic plans, objectives and risks related to our ESG program to the N&G Committee. The chair of the N&G Committee, Colleen Goggins, provides oversight on behalf of the N&G Committee and regularly reports back to the full Board on the progress of our ESG-related efforts and initiatives. Ms. Goggins also meets regularly with members of management to provide guidance on our ESG initiatives, including reporting, and to discuss progress made towards our sustainability objectives. She also engages regularly with stockholders to discuss ESG matters. The N&G Committee works closely with senior management in performing these responsibilities and engages a variety of external advisors with expertise in these matters to support our ESG efforts and initiatives.

In addition, Dr. John Leonard, our Lead Independent Director and a member of the N&G Committee, actively coordinates with Ms. Goggins to advance our ESG agenda through his regular meetings with our Chief Executive Officer and management team and with our stockholders.

Consistent with our commitment to our ESG efforts, the LDC Committee considers ESG-related metrics in the individual performance components of each named executive officer’s short-term incentive payout.

Management level

At the management level, our sustainability program is governed by our ESG Executive Steering Committee, which is made up of senior executives, including our Chief Financial Officer, General Counsel, and Chief Human Resources Officer, and is responsible for setting our sustainability strategy.

In addition, our ESG Working Group focuses on implementing sustainability policies and processes throughout our operations, and assesses climate-related risks and issues at least every quarter. The ESG Working Group is made up of key functional leaders, including representatives from Thought Leadership, Health & Safety, Public Health, Legal and Corporate Communications. The group reports its progress to our CEO and the ESG Executive Steering Committee.

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Embedding ESG in risk management

Our Board regularly considers key risks, including risks associated with our business activities and strategic plan, our capital structure, and ESG and climate matters. Risks are identified by management and reviewed with the appropriate Board committee or the full Board.

Our Enterprise Risk Council, made up of leaders from our primary functional areas and business units, meets on a quarterly basis to identify and manage key risks, including ESG-related issues, and is responsible for implementing and updating our enterprise risk framework. The framework considers external and internal factors that could prevent us from achieving our business objectives or damage our brand, reputation or financial condition, including social and environmental factors such as climate-related risks.

The Audit Committee reviews these key risks and the related framework every six months, and the Board or appropriate Board committees discuss selected risks in more detail throughout the year. The N&G Committee discusses key ESG risks and issues regularly throughout the year.

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Materiality assessment

In 2022, we refreshed our materiality assessment, informed by a survey of key stakeholders — including selected IQVIA employees and executives, investors, life sciences companies, payers and healthcare providers. Analysis of the survey results with our ESG Executive Steering Committee led to the identification of nine issues of key significance to IQVIA, taking account of the level of stakeholder interest, IQVIA’s potential impact on people and planet, and the potential impact of these issues on IQVIA’s business and performance. Clinical trial safety, data privacy and cybersecurity and ethics and compliance were identified as the most impactful. More information on our materiality assessment is included in our 2022 ESG report, available on our website at https://www.iqvia.com/esg.

Reporting frameworks and standards

In 2022, to maximize transparency and increase understanding of our progress toward completing our sustainability and ESG initiatives, we organized our climate risk disclosure in accordance with Task Force on Climate-related Financial Disclosures (TCFD) recommendations and aligned our ESG Report with the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) disclosure frameworks by including and reporting against their respective reporting standards indexes. The GRI and SASB indexes are tools to help readers identify and evaluate our disclosures against standardized ESG topics. We continue to expand, and evaluate opportunities to further expand, our ESG disclosure corresponding to GRI and SASB recommendations.

United Nations Global Compact

We are members of the United Nations Global Compact, affirming our commitment to embed sustainability across our business. As part of the development of our sustainability and citizenship strategy, we have identified four sustainable development goals (SDGs) that we believe IQVIA can have the most impact in advancing.

•

GOAL 3: Good Health and Well-being. We use our data insights and clinical expertise to help our partners accelerate access to more advanced and affordable healthcare treatments around the world.

•

GOAL 5: Gender Equality. We are committed to maintaining a culture of inclusion in which women and people from diverse backgrounds can fully contribute to the growth and success of our business. Currently, approximately 60% of our global employees are women, with 51% at the manager level.

•

GOAL 12: Responsible Consumption and Production. We are committed to reducing waste. In 2021, we removed 100% of single-use plastic from all our office facilities. We continue to evaluate our environmental footprint and will be increasing the number of My Green Lab Certified laboratories in 2023.

•

GOAL 13: Climate Action. We recognize the need to reduce our environmental footprint and to progress towards becoming carbon-neutral. In 2022, as part of our commitment we submitted our science-based target to SBTi for approval.

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People

Our human capital management

Our approximately 86,000 employees help us drive our business success and achieve our ambition to advance human health. Attracting, developing and retaining a talented workforce is essential to the success of our business and the realization of our purpose. Investments in our people are motivated by our desire to have an engaged and connected workforce. This results in higher productivity and better results for IQVIA. In an industry as complex and competitive as ours, we also recognize that employees who feel supported contribute to higher retention and recruitment rates.

As a testament to our dedication to talent development, in 2022, we won four Brandon Hall Group Human Capital Management Excellence Awards for the creation of innovative talent and learning offerings. The Brandon Hall Group’s prestigious global Excellence Awards recognize the organizations that have most successfully developed and deployed programs, strategies, processes, systems, and tools to achieve measurable results. In addition, for the sixth time in a row, IQVIA was recognized in FORTUNE’s annual list of World’s Most Admired Companies. Importantly, for the second year in a row, IQVIA earned the top position in FORTUNE’s Healthcare: Pharmacy and Other Services category of its World’s Most Admired Companies list, and achieved first place rankings in seven of nine categories, including innovation, people management, use of corporate assets, social responsibility, quality of products and services, global competitiveness and long-term investment value.

Board oversight of human capital management

The Board receives periodic updates on key human capital metrics, including recruitment and attrition rates, talent development data, and metrics related to hiring, promotion and our overall workforce.

The Board also devotes significant time to leadership development and succession planning at the executive level and provides guidance on important decisions in each of these areas. The LDC Committee has primary responsibility for succession planning for our Chief Executive Officer and oversight of succession planning for senior leadership. For additional details on our succession planning process, see “—Board’s Role in Risk Oversight—Succession Planning for Directors and Executive Officers.”

Strategy

Our employees are the driving force of our business, are critical to our continued success and are a core element of our long-term strategy. Senior management is responsible for ensuring that our initiatives, policies and processes reflect and reinforce our desired corporate culture, which we believe supports successful human capital management. The Company’s human capital management strategy is built on three fundamental focus areas:

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Recruitment. We consider a range of qualified candidates for all positions. We hire qualified individuals with a variety of backgrounds and experiences from both within and outside the organization for positions at all levels.

•

Development & Progression. We are committed to having a diverse pipeline of talent moving up in our organization and providing opportunities for all employees to develop within their current role as well as towards their next role. We do this by encouraging mentoring and establishing support networks, as well as by providing programs and tools to help employees map out and achieve their career goals. Examples of this are our Emerging Leader Program, which is aimed at key mid-level talent, and our Future Leader Program, which is aimed at more senior level talent, where we expose participants to a variety of trainings, tools, assessments and mentoring to support a broader understanding of the breadth of the IQVIA portfolio, further develop leadership traits, expand network and develop skills for greater success in the future.

•

Retention. We seek to develop a working environment where employees feel supported and want to stay. To increase employee engagement and retention, we consistently seek feedback from employees through surveys and focus groups and develop meaningful analytics, initiatives and programs to respond to their needs. For example, in 2022, we launched Career Connections, IQVIA’s innovative internal talent marketplace that offers artificial intelligence (AI) powered personalized suggestions to help colleagues identify opportunities that will expand their skillsets in and outside of their current business area, gain visibility to internal jobs, ad hoc projects and mentoring opportunities and empower leaders to achieve business goals by providing access to a broader internal talent pool. We believe this will result in our colleagues developing skills for the future, increasing internal mobility and improving engagement and retention.

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Building on diversity and inclusion successes

We are committed to maintaining our strong culture of diversity and inclusion (D&I) in which people from all backgrounds can fully contribute to the growth and success of our business. This is a foundation of our approach to human capital. We create this culture for employees regardless of gender, race, color, creed, religion, marital status, age, national origin or ancestry, physical or mental disability, medical condition, veteran status, citizenship, sexual orientation, gender identity or any other protected group status. Our concept of diversity broadly includes employees who reflect a diverse range of backgrounds, thoughts, experience and skills.

As outlined in our human capital management strategy, attracting, developing and building a strong diverse talent pool at all levels of the organization is critical to our business and is essential to maintaining an inclusive environment and an innovative workplace. We strive to create an environment where diversity of thought sparks innovation to enable greater impact and where people of all backgrounds and perspectives collaborate to bring out the best in each other. We have programs that help us in our efforts, including our ERGs and D&I training, and we continue to expand our efforts in this area.

To further enhance our D&I transparency, we have also published our EEO-1 report, which we file with the U.S. Equal Employment Opportunity Commission and which details demographic workforce data, including data by race/ethnicity, gender and job category, for our U.S. employees.

By the numbers

U.S. Employees

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Global Gender Diversity

Listening to our employees

Our twice a year employee surveys enable us to connect with employees around the world — to check how we are doing and identify areas of opportunity. Reviewing and responding to this input is crucial to our employee engagement strategy.

We received an average of 63,000 responses across our surveys in 2022, with an average participant rate of 79.5%. Across our surveys, 81% of respondents say they feel engaged. This was the first year we measured engagement across the full index, including referral, pride in company, intrinsic motivation and intent to stay. The employee engagement index has been stable across our surveys in 2022 and our results are aligned with the FORTUNE 500 Benchmark. Two items saw significant improvement in 2022 as compared to 2021. The number of employees feeling they can achieve their career goals continued to increase, with a 4 point increase in 2022 compared to 2021, and the number of employees feeling they are acquiring the knowledge and skills needed to be effective in their jobs increased 3 points in 2022 compared with the prior year.

2022 Survey Results

78%	93%
feel they can achieve their career goals at IQVIA	feel their manager treats all employees with respect
4 points better than prior year and 7 points above the Fortune 500 Benchmark	New question for 2022 and 7 points above the Fortune 500 Benchmark

85%	89%	87%
agree their manager supports their skill and career development	feel they are acquiring the knowledge and skills needed to be effective in their jobs	feel they are part of a team
New question for 2022 and 8 points above the Fortune 500 Benchmark	3 points better than prior year and 6 points above the Fortune 500 Benchmark	2 points better than prior year and 5 points above the Fortune 500 Benchmark

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Public

Patient and population health outcomes

Our mission to accelerate innovation for a healthier world guides everything we do, and the deep sense of responsibility we feel towards supporting better outcomes for patients is the foundation of our values and our culture. Collaboration is central to these efforts, and our vast network of partners puts us in a unique position to catalyze change. We dedicate significant time and resources to working with leading academics, governments, NGOs and peers to generate real world evidence and insights into some of the world’s most complex, urgent healthcare challenges. By working with these institutions and combining our insights and expertise, together we can:

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Shift the focus to health and wellness prior to the onset of a disease, enabling a greater emphasis on prevention and earlier stage consumer engagement

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Use AI to detect diseases earlier, identify potential misdiagnosed patients, predict treatment response and manage adverse events

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Accelerate discovery and development of new treatment modalities for high-disease burden conditions

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Increase delivery of scientific advances to those who will benefit most

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Reduce the burden of care delivery on patients, caregivers and communities

Through these focus areas, we support the entire spectrum of patient needs — from earlier diagnosis, prevention and timely intervention, through to patients’ access to medicines, optimization of care and development of new medicines.

Delivering data-powered solutions

Real world data and randomized control trial data are at the heart of our work. By combining Clinical Outcomes Assessments derived from patient-reported outcomes (PRO), observer-reported outcomes (ObsRO), clinician-reported outcomes (ClinRO), and Performance Outcomes (PerfO) with traditional medical data on the risks and benefits of treatments, we can improve research productivity, quality and provide new perspectives that ultimately enable a greater number of patients to gain access to the right treatments more quickly.

Highlighted below are two recent case studies that demonstrate key attributes of our data-powered solutions used to support clients and patients.

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Case studies

Development of a predictive model for early diagnosis of Atrial Fibrillation patients at risk of stroke	Engaging in development of European Health Data Space

Atrial Fibrillation (AF) patients are five times more likely to have a stroke than non-AF patients, resulting in increased rates of mortality, morbidity and disability. We partnered with a healthcare provider with approximately one quarter of a million patients to design a program to improve the care management of AF patients.

We combined risk modeling and clinic-based pharmacist engagement to identify patients at high risk of stroke. More than 3,000 patients at high risk of stroke were identified and their current care regimes were reviewed, with changes in therapy recommended where appropriate. Outcomes included:

•  An estimated 22% fewer annual strokes (114 fewer strokes) during the implementation phase, compared to the prior period.(1)

•  Estimated annual savings of approximately $2 million and increasing to approximately $7 million when taking account of socioeconomic factors.(2)

In 2022, IQVIA was selected to support the European Medicines Agency (EMA) DARWIN EU® Coordination Centre. DARWIN EU® will develop and manage a network of real-world healthcare data sources across the EU — accelerating access to high-quality real-world evidence for the use, safety and effectiveness of drugs across the region.

IQVIA is contributing technical expertise and information management solutions to enable regulatory-quality analytics of healthcare data gathered from different sources across Europe — including at EU, country, institution and individual patient-levels.

DARWIN EU® is part of a broader EU regulatory movement to develop a common healthcare data ecosystem — the European Health Data Space —with the aim to improve data quality and use, and deliver better patient outcomes.

Improving public health outcomes

We actively build collaborations in the global health space, with the aim to promote health equity in developing nations and improve health outcomes globally. These projects often span several years and include a mix of sponsorship and sharing of our knowledge and experience. Our Public Health team has worked with 75+ clients across more than 50 countries globally during the past nine years.

At an international level, we have ongoing relationships with the World Economic Forum (WEF), the Bill and Melinda Gates Foundation and the Global Fund to Fight AIDS, Tuberculosis and Malaria. Through these collaborations, we utilize our capabilities and networks to enable progress on global health challenges. For example, in 2022, we evolved our collaboration with WEF, with IQVIA executives engaging in several WEF-led initiatives, including:

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The Global Coalition for Value in Healthcare

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Precision Medicine, including the expert taskforce on Innovative Breakthrough Therapies

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Davos Alzheimer’s Collaborative

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Pandemic Surveillance

(1)

The figure of 114 fewer strokes is a calculated annual estimate based on the difference in stroke numbers seen in the three-month period immediately following the implementation phase compared to the same period prior to the intervention.

(2)

The cost of strokes is based on a report commissioned by the Stroke Association – the U.K.’s National Health Service costs are £13,269 per event (providing the £1.5m figure, equal to approximately U.S. $2 million) and full first year costs (taking into account paid and unpaid social care, in addition to productivity loss) are estimated at £45,409 (providing the £5.2m figure, equal to approximately U.S. $7 million).

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We also work with a range of foundations, life science companies, national healthcare associations and nongovernmental organizations to target specific healthcare challenges. Key ongoing collaborations in 2022 as well as two recent case studies are included below.

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American College of Surgeons (ACS). Support for the ACS’s full range of quality initiatives, including the National Surgical Quality Improvement Program, the Surgeon Specific Registry, the National Cancer Database, and the National Trauma Data Bank, among others.

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Cambridge Respiratory Innovations. Collaboration to develop an AI algorithm for predicting respiratory exacerbation events 48 hours in advance, using a home monitoring device. The device has enabled a six-times increase in precision of predictions, and could save the U.K.’s National Health Service more than $120 million per year by enabling early medical intervention and reducing avoidable hospitalizations.

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Juvenile Diabetes Research Foundation (JDRF). Ongoing work to reduce adult misdiagnosis of Type 1 Diabetes as Type 2, through the use of predictive AI models, and the implementation of training programs to help providers increase their awareness of the frequency and impact of misdiagnosis.

Case studies

A data-driven, patient-centric approach to supporting research and improving the lives of patients with arthritis	Expanding patient registry capabilities to better serve those affected by diseases causing blindness

Challenge: The Arthritis Foundation wanted to integrate its disparate data systems and research initiatives to derive more value from their existing investments and decrease their reliance on philanthropy to fund their research and patient support programs.

Solution: We worked with the Arthritis Foundation on a phased approach to delivering its goals, with a focus on clinical trial design and delivery; patient insights; patient support and education; and research, data and analytics. The process covered three critical stages:

•  Vision and needs assessment based on internal and market-focused research.

•  Prioritization and synthesis to align sustainability and vision.

•  Recommendations and business case, identifying short- and long-term approaches to evolving the Arthritis Foundation.

The output of this work is a baseline five-year rollout plan, revenue projections, and cost estimates for achieving the Arthritis Foundation’s vision of a more sustainable research model and patient centric, data-driven approach to its work.

Challenge: The Foundation Fighting Blindness (FFB) was interested in expanding its existing patient registry to enable additional use cases to better serve its patient population and ensure future financial sustainability.

Solution: We partnered with FFB to understand the desired future use cases of its registry, the data required to enable those use cases (beyond what is currently captured), and the feasibility of acquiring that additional data. This led us to identify three critical work phases:

•  Develop a strategic plan and roadmap — 5-6 months (work complete).

•  Enhance and scale the registry — 12-18 months (next step).

•  Maintain and evolve the registry (ongoing).

“We have been very pleased with our decision to partner with IQVIA to help us identify and prioritize key clinical data and registry characteristics of value to our stakeholders. Our team has benefited not just from their expertise in sourcing and integrating data, but also from their ability to present technical ideas and options in a straightforward manner. They delivered actionable insights to help us make decisions on future registry programming and investments. My only wish is that we had started working with IQVIA sooner”

Todd Durham, PhD, VP Clinical and Outcomes Research, FFB

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Empowering patient advocacy

Patient advocacy organizations have a unique opportunity to act as a trusted data steward to support patients in managing their own care, aggregate multiple data sources to drive research, and help put patient voice at the center of study design and delivery. We create intelligent connections that enable these organizations to discover previously unseen insights, drive smarter decisions and unleash new opportunities. We offer support in four key areas:

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Advisory services. We provide insights and advice on data and technology needs and strategy, market assessment, regulatory issues, and organizational strategy on issues such as health equity and D&I.

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Clinical research services. We offer world-leading clinical trial services. In 2021, IQVIA was named the top Contract Research Organization in overall reputation by clinical trial sites around the world.

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Data services. We harness the power of the world’s most expansive real-world data portfolio to provide unparalleled insights across the clinical development pathway.

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Technology. We provide registry and patient health data platforms to support research and patient care incorporating multiple data sources, alongside direct-to-patient applications.

Our 2022 Patient Advocacy Summit brought together more than 100 U.K. and U.S. patient advocacy organizations to participate in thought-provoking conversations to share ideas and best practices around relevant and timely patient-driven research and health data topics. The annual summit is designed to help nonprofit organizations support patients through advocacy-led research and data initiatives, with a focus on:

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Convening thought-provoking conversations, and exchange of ideas and best practices on patient-driven research and health data topics.

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Engaging participants to explore solutions to the most pressing challenges faced by organizations seeking to improve patient outcomes.

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Empowering patient advocacy organizations to be the trusted source of all the best knowledge in their community, domain or disease area.

Panel topics and breakout sessions this year included capturing the patient voice, making patient advances together and faster through life science collaborations, and prioritizing expenditure for maximum impact on patient communities.

IQVIA Innovation Hub

We invest in promising innovators to scale their products and platforms through the IQVIA Innovation Hub (the Hub). The Hub invests in and forms strategic partnerships with tech start-ups, providing access to the extensive IQVIA network of assets, resources, clients and partners. These connections create commercial value for IQVIA and our clients, by speeding clinical development, enhancing commercialization, and putting digital health into action:

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Partners can reach new customers, demonstrate tangible results for stakeholders and realize new potential

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Customers benefit from differentiated solutions that connect trusted capabilities with emerging technologies — enabling improved delivery experiences and outcomes

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Patients experience potential benefits such as access to new treatments faster, enhanced disease management and an improved journey through the healthcare system

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The employment of digital tools such as those used for biomarkers and patient engagement can support the reduction of clinical trial carbon footprint

The Hub actively seeks innovative solutions in the fields of patient engagement, remote monitoring, decentralized clinical trials, telehealth, behavioral health, diagnostics and more — welcoming dialogue with pioneering start-ups outside these areas. The more than 50 companies we work with to date include:

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Alike.Health. A digital healthcare company that taps into the power of medical records by utilizing proprietary AI, crowdsourcing and big data to make personalized health a reality. The platform engages users to produce meaningful user-generated content and diverse clinical data.

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Belong.Life. A thriving global patient community that has grown through its partnership with the Hub to provide the world’s largest social and professional networks for cancer and multiple sclerosis, serving millions of people in more than 110 countries.

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CytoReason. A tech company developing computational disease models for users to conduct synthetic trials. CytoReason’s AI technology helps pharmaceutical and biotechnology companies shorten clinical trial phases, reduce costs and increase the likelihood of drug approval.

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Prosoom. An e-commerce solution that captures data on ratings, search engine visibility and price differences of over-the-counter drugs, to help inform buyer decisions.

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IQVIA Institute for Human Data Science

By applying our information, expertise and analytics to important medical challenges we can help accelerate the advancement of human health around the world. The IQVIA Institute for Human Data Science (the Institute) leads our work on research, analysis and scientific expertise applied to granular, non-identified patient-level data.

The Institute is entering its 12th year of work and continues to build new collaborations with academics, healthcare providers, payers, patient advocacy groups, policymakers, life sciences companies and health technology companies. All Institute reports, articles and webinars are free to the public at www.iqviainstitute.org, enabling easy access by broad audiences.

2022 Publications

Global Trends in Research & Development in 2022	Global Oncology Trends 2022

The life sciences sector is setting new records in the level of scientific progress and investment, in addition to the number and range of new medicines treating patients globally. This study assesses the trends in new drug approvals and launches, pipeline activity and number of initiated clinical trials.

Oncology is rapidly innovating — in a record-setting year, more novel cancer medicines became available than in any year in history. Adoption of these medicines is improving millions of patient outcomes, though equitable access remains a significant challenge. This research examines these novel medicines and research topics, and the longer-term trends in use of cancer medicines.

Advancing Diversity in Clinical Development through Cross-Stakeholder Commitment and Action	Lessons Learned from COVID-19 Vaccine Trials

The realities of disparities in health outcomes among diverse populations have become increasingly evident, particularly during the COVID-19 pandemic. This report reviews the progress that has been made in increasing participation by racial and ethnic groups — with a principal focus on Black/African American and Hispanic people — in clinical trials.

The development of vaccines in well under a year is previously unheard of in vaccine clinical development. This report explores what enabled these clinical trial efficiencies and is based on a set of workshops with COVID-19 vaccine clinical delivery teams.

Emerging Biopharma’s (EBP) Contribution to Innovation

EBP companies are at the root of early-stage drug development and play a critical role in many novel therapies and health technologies. This report investigates the current landscape of EBP companies and their emerging products, as well as associated clinical trial activity and success.

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Our commitment to diversity and inclusion in clinical trials

Lack of equity across healthcare systems and treatments is a significant global issue and one that we are committed to addressing through our work with clinical trials and beyond.

Partnership and advocacy to address inequities

As a founding member of the Preparedness and Treatment Equity Coalition, we engage in work to reduce inequalities in pandemic preparedness. The Coalition studies and identifies health system reforms to reduce health disparities such as:

•

Variable access to testing and treatment

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Low rates of adult vaccinations among certain groups

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Higher rates of conditions, such as metabolic and cardiovascular diseases, in certain groups

We also work with industry stakeholders, advocacy groups and academics to:

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Influence regulatory guidance and identify pragmatic solutions

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Develop clinical trial sites that can access underrepresented populations

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Increase understanding of the issues and advance progress toward improving D&I within clinical trials

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Explore new solutions to increase inclusivity

Supporting customers with a holistic approach to improving clinical trial diversity

Our Research & Development Solutions (R&DS) business unit’s Diversity and Inclusion in Clinical Trials initiative draws on expertise and resources from across our organization, allowing us to deliver innovative approaches to meet growing customer demand and regulatory expectations.

We support our customers to make clinical trials more accessible and inclusive, recommending a proactive approach to D&I planning that begins at the earliest stages of protocol design and continues through the trial lifecycle. Our approach draws together understanding and expertise across a range of disciplines, to ensure clinically relevant populations are recruited effectively and on time. We offer our customers:

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Real world data, domain expertise, technology and advanced analytics

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Understanding of the clinical and demographic characteristics of the intended population

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Insights into site selection, training and recruitment strategy, supported by aligned goals

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Close monitoring of diversity recruitment throughout the lifecycle of the trial

Decentralizing trials for increased access

DCTs reduce the burden on patients by providing a fully remote or hybrid approach — delivering purpose-built clinical services and industry-leading technologies that engage the right patients wherever they are. This enables participants to engage with the trial at home or locally, reducing disruption to their daily lives. DCT models allow a broader population of people to take part in clinical trials, enabling trial sponsors to access diverse populations and hard-to-reach candidates, as well as expanding geographic reach. In 2022, our DCT program became the first to receive an independent GDPR compliance validation. This is an important recognition of our commitment to protect clinical trial participant data. As we continue to expand our DCT program, we now have more than 300,000 participants in over 50 countries and 30 indications using our DCT model.

Data privacy

Patient information is critical to our business. It helps us support healthcare innovation by enabling insights that can increase access to care, improve outcomes and reduce costs.

We hold one of the largest collections of healthcare information in the world. Our comprehensive database covers more than one billion non-identified patient records that span sales, prescription and promotional data, medical claims, electronic medical records, genomics and social media. We generate, extract and analyze information at scale to enable the healthcare community to identify patterns, detect trends and select treatment pathways that maximize positive outcomes.

Protecting privacy is therefore crucial to our operations as it underpins our reputation and the trust that our stakeholders place in us. We use a wide variety of controls, privacy-enhancing technologies and safeguards to protect sensitive data and comply with relevant rules, regulations and obligations.

We adhere to core privacy principles — such as openness, accountability, security and safeguards — in all our operations across more than 100 countries. We tailor our practices to meet all relevant legal requirements for data

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protection and privacy. In 2022, we continued to embed privacy personnel and practices across the business, equipping our people with the tools and knowledge to meet our high expectations.

Cybersecurity

Cyber-attacks present ongoing and ever-evolving threats to business operations around the world. Cybersecurity is therefore a priority and a core responsibility for IQVIA. To protect our partners’ information and our own data, we invest regularly in enhancing our cybersecurity capabilities, ensuring our products and services provide a strong first line of defense against possible attacks. We also work closely with our core vendors and sit on their customer advisory boards to devise solutions to emerging issues and share our practical experience.

Our policies and procedures are informed by external benchmarks, frameworks and regulations, such as Control Objectives for Information and Related Technologies (COBIT), the GDPR, good practice quality guidelines and regulations (GxP), the Health Insurance Portability and Accountability Act (HIPAA), HITRUST, ISO 27000 standards, and the National Institute of Standards and Technology (NIST).

Our Chief Information Security Officer (CISO) oversees our Governance, Risk and Compliance group and leads our Global Information Security team, which is responsible for defining our strategy and tracking its implementation across the organization. The Audit Committee has full oversight of any cybersecurity risks and threats to our business and receives regular updates on any developments from our CISO, including quarterly reports of plans and actions.

In 2022, we established a Business Information Security Office (BISO) to help facilitate communications and the exchange of information between our IT function and various business units. This restructuring has increased our effectiveness by strengthening links between security functions and business units, in addition to clarifying role scopes and providing new career opportunities.

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Planet

Driven by our commitment to support public health, we have a responsibility to reduce our climate impact. We primarily focus on reducing the impacts of our business operations, including facilities and business travel.

Given the nature of our activities, climate change does not currently present a material risk to our business. Nonetheless, we are held accountable to our stockholders and all stakeholders for committing to adopt more sustainable business practices and manage the risks of our operations associated with climate change. These risks are considered in our climate-related risk assessment and are factored into related business decisions.

We are committed to reducing greenhouse gas (GHG) emissions and identifying climate-related risks and opportunities and, in 2022, we submitted goals to STBi for approval. SBTi-aligned goals will help us set a roadmap with clearly defined actions to reduce our carbon emissions every year and ultimately become a net-zero organization.

We support having clear and consistent disclosures regarding our approach to climate change. To that end, we have aligned to TCFD recommendations for disclosing information about the risks and opportunities presented by climate change in our 2022 ESG Report.

Greenhouse gas emissions

GHG emissions are categorized and tracked on three different scopes, depending on the source of the emissions, as described below.

GHG Scope	Description	Primary Driver
Scope 1	All direct emissions	From the activities of IQVIA under direct control, including fuel combustion from company vehicles and gas emissions from boilers and air-conditioning refrigerant leaks.
Scope 2	Indirect emissions(1)	Emissions associated with electricity purchased and used by IQVIA to power facilities heating, cooling and computer / IT equipment.
Scope 3	All other indirect emissions

Emissions associated with IQVIA business travel, purchased goods and services, fuel and energy related activities (not included in Scope 1 or 2), waste generated in operations, and upstream leased assets.

(1) We use the market-based method, which takes into account emissions from energy contracts and instruments (such as renewable energy credits), to report our Scope 2 emissions.

Our direct GHG emissions primarily come from our office and laboratory facilities, and business-related travel. In 2022, we reset our baseline year to 2019 as the basis for the setting of our science based target. We also expanded our Scope 3 reporting boundary to include multiple Scope 3 categories for the first time, including purchased goods and services, fuel and energy related activities (not included in Scope 1 or 2), waste generated in operations, business travel, and upstream leased assets. As a result, our Scope 3 emissions are not directly comparable to prior years which reported against business travel only.

Overall, in 2021, our total Scope 1 and Scope 3 GHG emissions increased compared with the prior year, while Scope 2 GHG emissions declined. For Scope 1 and 2 (market-based) emissions, we saw a decrease of 22% per FTE and 13% in absolute terms, despite a 9% increase in headcount during the period.

As a key element of our work to enable the science-based target to be submitted to the SBTi for approval, since reporting to CDP in July 2022, we have captured comprehensive emissions data across all three Scopes and will be reporting against those in our 2023 CDP Report.

Our GHG data for the years 2019 and 2020 was verified by Apex Companies, LLC, and our GHG data for year 2021 was verified by Incendium Consulting.

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Emissions and energy consumption data aligns with the information used in the science-based target approval submission to the SBTi in 2022.

	Metric Tons Equivalent			# Employees	Metric Tons Equivalent per Employee			Total Energy Consumption (mWh)
	Scope 1	Scope 2	Scope 3		Scope 1	Scope 2	Scope 3
2019	3,671	47,156	591,026	67,000	0.05	0.70	8.82	114,326
2020	4,194	36,755	536,986	70,000	0.06	0.53	7.67	95,782
2021	7,587	28,124	620,276	79,000	0.10	0.36	7.85	80,174

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Stockholder Engagement

Our Approach

Our Board and management are committed to regular engagement with our stockholders so we can solicit their views and input on matters related to performance, corporate governance, environmental and social impacts, human capital management, and executive compensation, among other topics. In 2022, we met with stockholders representing approximately 40% of our outstanding common stock. The typical outreach participants and methods are shown below.

2022 Targeted Engagement

Following our 2022 annual meeting of stockholders (the 2022 Annual Meeting), we requested governance-specific engagement meetings with stockholders representing approximately 56% of our outstanding common stock. Members of our Board, including N&G Committee Chair Colleen Goggins, and members of senior management participated in governance-specific engagement meetings with stockholders representing approximately 30% of our outstanding common stock.

We listened carefully to understand the views and priorities of our stockholders, and following such meetings, we implemented numerous enhancements to our corporate governance program and added significant additional disclosures to be as responsive as we could to what we heard.

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Summary of Board Responsiveness

While stockholder views varied, the following table summarizes some of the key themes we generally heard throughout the engagement process and how we responded to that input.

What We Heard	What We Did
At the 2022 Annual Meeting, stockholders overwhelmingly supported the Company’s proposal to declassify the Board
•

Immediately following the 2022 Annual Meeting, we amended our Amended and Restated Certificate of Incorporation to declassify the Board; our current director nominees are up for election to one-year terms

Stockholders support adoption of majority voting standard for directors in uncontested elections consistent with market practice
•

We implemented a majority voting standard with a board-rejectable resignation requirement for directors that do not receive majority support in uncontested elections, a practice followed by approximately 99% of S&P 500 companies that have adopted a majority voting standard

Stockholders want a right to request a special meeting
•

We are proposing an amendment to our Amended and Restated Certificate of Incorporation to provide stockholders representing at least 25% or more of the Company’s outstanding common stock the right to request a special meeting of stockholders

Stockholders asked us to identify opportunities to have greater gender diversity in the Board’s leadership positions	• We appointed Carol Burt as chair of the LDC Committee and Colleen Goggins as chair of the N&G Committee
There is significant interest in our ongoing ESG efforts and the Board’s oversight of ESG matters, and in aligning our ESG disclosures to one or more of the major ESG reporting frameworks
•

Ms. Goggins regularly participates on calls with stockholders, representing the Board’s perspective on the Company’s ESG efforts and initiatives, among other matters

•

We added additional disclosures on our ESG efforts, including the N&G Committee’s role in providing oversight, and continued to align our ESG Report with the disclosure guidelines promulgated by GRI, SASB, and TCFD

•

We have submitted goals to STBi for approval

Stockholders requested more detailed disclosure on:

•

the Board’s involvement in, and the Company’s ongoing efforts to support, human capital management

•

skills, qualifications and diversity at an individual director level

•

targets set for NEOs in determining compensation decisions

•

We added more disclosure on the Board’s involvement in our human capital management efforts and the various initiatives and programs that have been implemented to support our human capital management efforts

•

We provided a comprehensive matrix that indicates the key skills, qualifications and diversity for each director

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We have disclosed the metrics, targets and achievements against those targets for each of the metrics that comprise our 2022 Cash Flow performance measure and Balance Sheet/Liquidity performance measure

Stockholders asked for additional disclosure on the responsibilities/activities of the Lead Independent Director
•

We enhanced our disclosure on the role and responsibilities of our Lead Independent Director and have updated our Corporate Governance Guidelines to enhance and clarify the responsibilities of the Lead Independent Director to include those that had been occurring in practice

For our short-term incentive payouts, stockholders requested more disclosure on the rationale for payout decisions within permitted ranges for the non-Revenue/Profit performance measures
•

Implemented for 2022 short-term incentive payouts, the payout earned under each non-Revenue/Profit performance measure was based on a linear interpolation within the target range, based on the score earned by each executive within a 20-point scale, plus or minus eight percentage points, with the LDC Committee providing the rationale for any deviations from a straight-line interpolated payout. To illustrate, if the total score under a given performance measure is 15, the straight-line interpolated payout would be 159%, and the payout earned could be between 151% and 167%, based on the specific considerations used by the LDC Committee when determining such payout

Stockholders asked for a cap on long-term performance award payouts if the Company’s absolute total stockholder return is negative
•

The LDC Committee has adopted a policy, beginning with 2023 performance awards, to cap the payout at target for the portion of PSUs based on Relative TSR if our absolute TSR for the three-year performance period is negative. More details about the 2023 performance awards will be disclosed in our 2024 proxy statement

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What We Heard	What We Did
Stockholders requested a greater percentage of long-term incentive awards to be performance shares to better align the interests of our named executive officers with our stockholders
•

The LDC Committee has changed the mix of equity awards granted to our named executive officers to increase the percentage of performance share awards as a percentage of the total long-term incentive awards granted from 50% in 2022 to 75% in 2023. Time-based restricted stock awards will no longer be a feature of our annual long-term incentive awards granted to our named executive officers

For the 3-Year TSR vs. Relative TSR performance metric of our PSUs, which accounts for 25% of the total performance award, stockholders have requested a more challenging Relative TSR target performance to receive a 100% payout for that portion of the PSUs

•

The LDC Committee has approved an increase in the Relative TSR target performance from the median to the 55th percentile for the three-year TSR vs. Relative TSR performance metric of our PSUs to receive a target payout of 100% for that portion of the PSUs

Stockholders support a prohibition on hedging or pledging transactions in Company securities, without exception
•

Starting in 2023, we have updated our Securities Trading Policy to implement a full prohibition on the ability to hedge transactions with respect to, or the pledging of, our securities, without exception

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Director Compensation

Non-Employee Director Compensation Program

The Board has the authority to set the terms of our non-employee director compensation program and may change those terms at any time.

The LDC Committee assessed non-employee director compensation in 2022 based on input from Steven Hall & Partners, the independent compensation consulting firm serving the LDC Committee through October 2022, and taking into account compensation paid to non-employee directors at companies in the same peer group we use for executive compensation purposes. For information on the peer group, see “Compensation Discussion and Analysis—Overview of Our Executive Compensation Program—Benchmarking” beginning on page 70 of this Proxy Statement.

The Board reviews the LDC Committee’s recommendations and makes a final determination on the compensation of our non-employee directors. Based on its most recent review and upon the recommendation of the LDC Committee, in July 2022, the Board approved modest increases to the cash compensation for our non-employee directors, increasing the Audit Committee chair fee from $30,000 to $40,000, the LDC Committee chair fee from $25,000 to $27,500 and the N&G Committee chair fee from $20,000 to $25,000. In addition, the Board increased the Audit Committee member fee from $10,000 to $15,000 and the LDC and N&G Committee member fees from $5,000 to $10,000. These are the first such increases to non-employee director compensation since the Merger.

The decision to increase the non-employee directors’ cash compensation was based, in part, on the recommendation of our external compensation consultants, and was made in order to maintain director pay levels within the competitive median of the peer group.

Non-Employee Director Compensation Structure for 2022

The non-employee director compensation program structure is as follows:

Payment	Annual Compensation ($)
Cash retainer (paid in quarterly installments)	100,000
Equity retainer fair value (payable in fully-vested restricted stock units)	200,000
Lead Independent Director fee	42,500
Committee chair fees:
Audit	40,000
Leadership Development and Compensation (LDC)	27,500
Nominating and Governance (N&G)	25,000
Committee member (other than chair) fees:
Audit	15,000
Leadership Development and Compensation (LDC)	10,000
Nominating and Governance (N&G)	10,000

We also reimburse our directors for reasonable costs related to continuing education (including travel and lodging), and travel expenses and other out-of-pocket costs incurred in connection with attendance at Board meetings.

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Non-Employee Director Compensation Payments for 2022

The following table shows information regarding the compensation earned by our non-employee directors during 2022. The compensation received by our Chief Executive Officer during 2022 is included in “Compensation of Named Executive Officers—2022 Summary Compensation Table.” Our Chief Executive Officer did not receive any additional compensation for his service on the Board.

2022 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Carol J. Burt	122,446	199,955	322,401
John P. Connaughton(2)	—	—	—
John G. Danhakl(3)	115,000	199,955	314,955
James A. Fasano(2)	—	—	—
Colleen A. Goggins(3)	122,097	199,955	322,052
John M. Leonard, M.D.	162,500	199,955	362,455
Leslie Wims Morris(3)	107,500	199,955	307,455
Ronald A. Rittenmeyer(4)	104,274	199,955	304,229
Todd B. Sisitsky(2)	—	—	—
Sheila A. Stamps	112,500	199,955	312,455
(1)

In accordance with our non-employee director compensation program, restricted stock units were granted to each of Mses. Burt, Goggins, Wims Morris and Stamps, Messrs. Danhakl and Rittenmeyer and Dr. Leonard with a grant date of May 11, 2022 (995 restricted stock units each). These restricted stock units were fully vested when granted. Amounts reflect the aggregate grant date fair value of the restricted stock units at May 11, 2022 ($200.96 per share) computed in accordance with Accounting Standards Codification Topic 718, or ASC 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of these amounts in 2022 are included in Notes 1 and 17 to our consolidated audited financial statements for the year ended December 31, 2022 included in Part II of our Annual Report on Form 10-K.

(2)

Messrs. Connaughton, Fasano, and Sisitsky do not participate in the non-employee director compensation program due to their relationships with current or former SHA Parties (as defined under the section titled “Certain Relationships and Related Person Transactions—Shareholders Agreement.”)

(3)

Mr. Danhakl, Ms. Goggins and Ms. Wims Morris deferred 100% of their annual cash Board retainers and committee fees under our Non-Employee Director Deferral Plan, described below, which amounts were converted into deferred stock units with a market value of the cash retainer that are payable in shares of Company common stock following a termination of the director’s Board service or the director’s death, or upon a change in control of the Company. As of December 31, 2022, Mr. Danhakl, Ms. Goggins, and Ms. Wims Morris have 1,005, 2,644 and 475 deferred stock units outstanding, respectively, under the Non-Employee Director Deferral Plan.

(4)

Mr. Rittenmeyer resigned from the Board due to personal health reasons effective as of October 2, 2022. The compensation for Mr. Rittenmeyer reflects the compensation paid through such date.

Director Share Ownership Guidelines

Pursuant to the Company’s share ownership guidelines each director who participates in the non-employee director compensation program is expected to hold a number of shares of our common stock with a market value equal to five (5) times the annual cash retainer for service as a director. While there is no set time period in which this ownership level must be met, directors who are subject to the guidelines are required to retain ownership of at least 50% of the shares they receive as a result of equity awards until the share ownership guidelines are met. The LDC Committee annually reviews these guidelines and oversees compliance. As of February 17, 2023, all directors subject to the share ownership guidelines have satisfied their share ownership requirement, other than our two directors appointed in January 2022.

Non-Employee Director Deferral Plan

Pursuant to the Company’s Non-Employee Director Deferral Plan, non-employee directors may elect to defer receipt of their cash retainers. Directors who elect to defer their cash retainers are instead credited with a number of deferred stock units with a market value equal to their cash retainer. Deferred stock units become payable in IQVIA common stock following a termination of such director’s Board service, such director’s death, or upon a change in control of the Company.

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PROPOSAL NO. 2
Advisory Non-Binding Vote
on Executive Compensation

Pursuant to Section 14A of the Exchange Act, the Board is providing stockholders with the opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers (“say-on-pay”), as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative. In 2021, the Board adopted, and the stockholders approved, annual say-on-pay voting until the next required say-on-frequency vote in 2027.

Our compensation strategy focuses on providing total compensation packages that are designed to attract and retain high-caliber executives by rewarding them for achievement of Company and individual performance goals that are closely aligned with stockholder interests. Our executive compensation program emphasizes pay for performance and long-term value creation for our stockholders. In 2021, we overhauled our short-term incentive compensation plan and implemented a formula (among other enhancements) to determine awards under the plan, which we believe provides greater transparency on the performance measures and metrics used to determine awards and limits LDC Committee discretion. The LDC Committee believes the Company’s executive compensation program and the compensation decisions for 2022, as described in this Proxy Statement, appropriately reward our named executive officers for Company and individual performance and that these practices assist the Company in retaining our senior leadership team.

When considering how to vote, we urge stockholders to review the full details of our executive compensation program and the decisions presented in the Compensation Discussion and Analysis, as well as the discussions regarding the LDC Committee included elsewhere in this Proxy Statement.

Because this vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board and the LDC Committee value the views of our stockholders and will consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers.

The text of the resolution in respect of Proposal No. 2 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO DECLASSIFY OUR BOARD

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Compensation Discussion
and Analysis

   Table of contents

Executive Summary	62
2022 Named Executive Officers	62
2022 Business Performance Highlights	62
Enhancements to our Executive Compensation Program Based on Investor Feedback	64
Elements of Our Executive Compensation Program	65
Compensation and Governance Practices	66
Named Executive Officer Compensation at a Glance	67
Say-on-Pay	67
Compensation Philosophy	68
Compensation of Our Chief Executive Officer	68
Overview of Our Executive Compensation Program	70
Roles of the LDC Committee, Board and Management in Compensation Decisions	70
Use of Compensation Consultants	70
Benchmarking	70
Key Features to Align Executive Pay with Stockholder Interests	72
Elements of Compensation	73
Base Salary	73
Short-Term Incentive Awards	73
Long-Term Incentive Awards	76
2022 Compensation Determinations	79
2022 Base Salary	79
2022 Short-Term Incentive Awards	79
2022 Long-Term Incentive Awards	94
Retirement, Perquisites and Termination Benefits	97
Rigorous Accountability, Risk-Mitigation and Recovery Provisions	98
Share Ownership Guidelines	98
Clawback Policy	99
Risk Assessment	99
Tax Deductibility	99

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Executive Summary

2022 Named Executive Officers

This Compensation Discussion and Analysis section discusses our compensation program and compensation decisions related to the following individuals, who were our named executive officers in 2022:

Ari Bousbib Age: 61 Chairman and Chief Executive Officer	Ronald E. Bruehlman Age: 62 Executive Vice President and Chief Financial Officer	Costa Panagos Age: 49 President, Research & Development Solutions	Kevin C. Knightly Age: 62 President, Corporate Strategy and Enterprise Networks	Eric M. Sherbet Age: 58 Executive Vice President, General Counsel and Secretary

2022 Business Performance Highlights

Source: Zacks Investment Research, Inc — 12/31/2022

(1)

This graph assumes that $100 was invested in IQVIA, the S&P 500 and the peer group as of the close of market on December 31, 2022, and assumes the reinvestment of dividends, if any. Peer group average is weighted for market capitalization. The S&P 500 and our peer group are included for comparative purposes only. They do not necessarily reflect management’s opinion that the S&P 500 and our peer group are an appropriate measure of the relative performance of the stock involved, and they are not intended to forecast or be indicative of possible future performance of our common stock.

(2)

Compensation Peer group consists of Bausch Health Companies Inc., Boston Scientific Corporation, Cognizant Technology Solutions Corporation, Fiserv Inc., Laboratory Corporation of America Holdings, Quest Diagnostics Inc., Regeneron Pharmaceuticals Inc., Salesforce Inc., S&P Global Inc., and Thomson Reuters Corporation. See “Overview of Our Executive Compensation Programing—Benchmarking—Review of Peer Companies” below for a description of the basis upon which this group is selected.

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2022 was a year of major milestones and accomplishments for our organization, including those described below.

Financial
•

Revenue of $14.4 billion, up 7.8% compared to 2021 at constant currency(1)

•

Underlying Organic Revenue growth(2) up 13% compared to 2021

•

Adjusted EBITDA(3) of $3.3 billion, up 10.7% compared to 2021

•

Adjusted Diluted EPS(3) of $10.16, up 12.5% compared to 2021

•

Free Cash Flow(3) of $1.6 billion, achieving 82% of Adjusted Net Income(3)

Strategic Growth
•

Achieved or over delivered on all Vision 22 targets

•

Closed the year with a record $10.8 billion of contracted net new business in R&DS. This brought our backlog to a record $27.2 billion, up 9.6% compared to 2021. Our next twelve months revenue from backlog increased to $7.3 billion. The business also added more than 275 customers, a double digit increase from previous year

•

Achieved book-to-bill of 1.36x, better than 2021 and ahead of most of the reporting CRO peers

•

Continued to invest in rich clinical data assets, which now stand at over 1.2 billion comprehensive, longitudinal, non-identified unique patients records

•

Executed the Q2 Solutions lab strategy and significantly expanded the capabilities of the lab business through capital investment and highly strategic acquisitions

•

Launched OCE+, which embeds our leading AI into our Orchestrated Customer Engagement platform. Today, more than 375 clients have deployed our OCE technology. In addition, we now have more than 450 clients that have adopted our Orchestrated Clinical Trials technology.

•

Increased our presence in the digital marketing space with a key acquisition of a purpose-built technology solution for healthcare marketers to execute digital campaigns, accelerating our strategy in this growing segment

Capital Deployment
•

Deployed total capital investment of $674 million, principally in new product development and technology infrastructure

•

Returned approximately $1,168 million to stockholders through the repurchase of 5.5 million shares at an average price of $213 per share

•

Invested $1,315 million in acquisitions in key strategic areas

•

Retired $510 million of expensive U.S. Term B Loan debt maturing in March 2024 to minimize exposure to rising interest rates in 2022 and 2023

•

Ended 2022 with a Net Leverage Ratio(3) of 3.45x, favorable to the target set in our Vision 22 of 3.5x-4.0x

ESG
•

Submitted goals to SBTi for approval, which will help us set a roadmap with clearly defined actions to reduce our carbon emissions every year

•

Reduced our total and per full-time employee Scope 1 and 2 (market-based) emissions by 13% and 22%, respectively, compared to the prior year, despite a 9% increase in headcount

•

Implemented a majority voting standard for directors in uncontested elections

•

Put forth a proposal to amend our Certificate of Incorporation to adopt a stockholders’ right to request a special meeting

•

Put forth and adopted a proposal to declassify the Board; current director nominees up for election to one-year terms

•

Racial, ethnic and gender diversity for 2022 new hires in the U.S. exceeded the levels for the overall U.S. workforce, as disclosed in our EEO-1 report, continuing a trend from 2021

•

Enhanced gender diversity in leadership positions on the Board by appointing Carol Burt as chair of the LDC Committee and Colleen Goggins as chair of the N&G Committee

(1)

Amounts expressed in constant currency terms in this Proxy Statement exclude the effect of changes in foreign currency exchange rates on the translation of foreign currency results into U.S. dollars. For additional information regarding foreign currency translation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2022 Annual Report on Form 10-K.

(2)

Underlying Organic Revenue growth is defined as constant currency growth before the impact of acquisitions and divestitures and excluding revenues from COVID-19 related projects from both 2021 and 2022.

(3)

Adjusted EBITDA, Adjusted Diluted EPS and Free Cash Flow are not prepared in accordance with generally accepted accounting principles in the United States (GAAP). The definitions of Adjusted EBITDA, Adjusted Diluted EPS, Adjusted Net Income, Net Leverage Ratio and Free Cash Flow are the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as in the Company’s earnings releases. For additional information regarding “Adjusted EBITDA,” “Adjusted Diluted EPS,” “Adjusted Net Income,” “Net Leverage Ratio” and “Free Cash Flow,” including reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure, see “Appendix A.”

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Enhancements to our Executive Compensation Program Based on Investor Feedback

In 2020, following extensive stockholder engagement, the LDC Committee revamped our short-term incentive program. The key features of the program, which are consistent with feedback received from stockholders, are highlighted below.

Summary of Board Responsiveness in 2022

In 2022, following governance-specific engagement meetings with stockholders representing approximately 30% of our outstanding common stock, we implemented numerous enhancements to our executive compensation program and related disclosures based on what we heard. The following table summarizes the key themes we heard on compensation matters and how we responded to that input.

What We Heard	What We Did
Annual Plan. Stockholders requested more detailed disclosure on targets set for NEOs in determining compensation decisions
●

Disclosed Financial Targets. We have disclosed the metrics, targets and achievements against those targets for each of the metrics that comprise our Cash Flow performance measure and Balance Sheet/Liquidity performance measure

Annual Plan. For our short-term incentive payouts, stockholders requested more disclosure on the rationale for payout decisions within permitted ranges for the non-Revenue/Profit performance measures
●

Limited Discretion and Increased Transparency. Implemented for 2022 short-term incentive payouts, the payout earned under each non-Revenue/Profit performance measure was based on a linear interpolation within the target range, based on the score earned by each executive within a 20-point scale, plus or minus eight percentage points, with the LDC Committee providing the rationale for any deviations from a straight-line interpolated payout. To illustrate, if the total score under a given performance measure is 15, the straight-line interpolated payout would be 159%, and the payout earned could be between 151% and 167%, based on the specific considerations used by the LDC Committee when determining such payout

LTI. Stockholders asked for a cap on long-term performance award payouts if the Company’s absolute total stockholder return is negative
●

Implemented Negative TSR Cap. The LDC Committee has adopted a policy, beginning with the 2023 PSUs, to cap the payout at target for the portion of PSUs based on Relative TSR if our absolute TSR for the three-year performance period is negative

LTI. Stockholders requested a greater percentage of long-term incentive awards to be performance shares to better align the interests of our named executive officers with our stockholders
●

Increased Mix of Performance Awards. The LDC Committee changed the mix of equity awards granted to our NEOs to increase the percentage of PSUs as a percentage of the total long-term incentive awards granted from 50% in 2022 to 75% in 2023. RSUs will no longer be a feature of our annual long-term incentive awards granted to NEOs

LTI. For the 3-Year TSR vs. Relative TSR performance metric of our PSUs, which accounts for 25% of the total performance award, stockholders have requested a more challenging Relative TSR achievement requirement to receive a 100% payout for that portion of the PSUs

●

Increased Relative TSR Target Performance. The LDC Committee has approved an increase in the Relative TSR target performance from the median to the 55th percentile for the three-year TSR vs. Relative TSR performance metric of our PSUs to receive a target payout of 100% for that portion of the PSUs

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Elements of Our Executive Compensation Program

The primary elements of our 2022 executive compensation program are described below.

Key Components	How Paid	Overview	Key Benchmarks/Performance Measures
Base Salary	Cash	Fixed compensation to attract and retain executives and balance performance-linked compensation	• Benchmarked to peer group • Adjusted for experience, role, and performance
Annual Incentive Awards	Cash	Variable annual compensation to motivate and reward executives for achieving annual goals and strategic milestones that are critical to our strategic priorities Limit: 0%-200% of target	• Revenue/Profit • Cash Flow • Balance Sheet/Liquidity • Operational/Strategic • Leadership/ESG
Long-Term Incentive Awards	Performance Shares 50%

Variable long-term equity-based compensation to motivate and reward executives for achieving key longer-term financial performance and stockholder return objectives

Final awards determined based on achievement relative to pre-established corporate performance metrics over a three-year performance period

Limit: 0%-200% of target shares

• Adjusted Diluted EPS Growth (75%) • Relative TSR (25%)
	Stock Appreciation Rights 25%	Variable long-term equity-based compensation to encourage absolute performance and long-term value creation Awards vest ratably over three years and have a ten-year exercise term	• Stock price appreciation
	Restricted Stock Units 25%	Variable long-term equity-based compensation to encourage long-term value creation and provide increased retentive value Awards vest ratably over three years	• Stock price

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Compensation and Governance Practices

Below we highlight certain of our key practices that we consider good governance features of our executive compensation program.

WHAT WE DO
✔	Align significant percentage of executive pay with performance	✔	Use an objective, formulaic approach to determining short-term incentive awards
✔	Set challenging yet achievable performance objectives for our named executive officers	✔	Conduct annual performance evaluations of the named executive officers at the LDC Committee level
✔	Appropriately balance short- and long-term incentives	✔	Limit LDC Committee discretion to adjust short-term incentive awards to no more than 1/6th of the final award
✔	Offer transparent disclosure of achievements for all performance measures and metrics used to determine short-term incentive awards	✔	Cap the payout at target for the portion of performance share awards based on Relative TSR if our absolute TSR for the three-year performance period is negative
✔	Align executive compensation with progress on ESG matters by including specific ESG-related objectives in our short-term incentive award program	✔	Regularly engage with our stockholders on our compensation program and implement enhancements based on feedback received
✔	Use multi-year vesting requirements for long-term awards	✔	Utilize expertise of an external independent compensation consultant
✔	Include non-solicitation and non-competition provisions in award agreements	✔	Disclose targets for long-term incentive awards upon vesting
✔	Align executive compensation with stockholder returns by providing the majority of total compensation in the form of performance-based long-term incentive awards	✔	Impose a robust clawback policy for our cash and equity incentive compensation in the event of financial restatements or in the event of a breach of restrictive covenants
✔	Implement meaningful share ownership guidelines	✔	Conduct an annual compensation risk review and assessment
WHAT WE DON’T DO
✘	Contracts with multi-year guaranteed salary increases or non-performance bonus arrangements	✘	Repricing of underwater stock options or Stock Appreciation Rights (SARs) without stockholder approval
✘	Excise tax gross-ups	✘	Payment of unearned dividends prior to vesting
✘	Single-trigger equity vesting	✘	Hedging or pledging of Company shares

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Named Executive Officer Compensation at a Glance

The following illustrations depict the amount and mix of compensation delivered to our Chief Executive Officer and other named executive officers in 2022 ($ in thousands).

The following charts reflect the mix of pay for our Chief Executive Officer (73.8% performance-linked) and the average for our other named executive officers (65.0% performance-linked).

Chief Executive Officer	Average of other Named Executive Officers

Say-on-Pay

The Board and the LDC Committee are committed to providing transparency about our compensation practices, and strive to ensure our executive compensation program aligns with the interests of our stockholders and reflects our pay-for-performance philosophy. The Board measures this alignment in part through an annual advisory say-on-pay vote. In 2022, 76% of the Company’s stockholders approved our executive compensation, which represented a 30-point increase from the Company’s prior say-on-pay vote, in 2020.

See pages 55-57 for more information regarding stockholder engagement program and pages 70-78 for more information regarding our executive compensation program.

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Compensation Philosophy

Our compensation philosophy continues to focus on creating an alignment between executive compensation and business performance by rewarding our executive officers for achieving financial, strategic, operational, leadership and ESG goals that are intended to contribute to long-term stockholder value. To that end, our executive compensation program is designed to:

•

Attract and retain experienced and well-qualified executives to serve in leadership positions and to lead our organization over the long term

•

Motivate our executives by providing compensation that is directly linked to both our short- and long-term performance

•

Align the interests of our executive officers with those of our stockholders by delivering a substantial portion of total compensation through performance- and time-based equity awards and imposing meaningful share ownership guidelines

•

Ensure that risk is managed appropriately to safeguard the interest of our stockholders, as well as our employees

Our executive compensation program incorporates specific features to help achieve these goals and to promote related objectives that are important to our long-term success. In addition, the LDC Committee believes it is appropriate for short- and long-term incentive awards granted to our named executive officers to vary based on the relative contribution of each named executive officer to IQVIA’s success.

Compensation of Our Chief Executive Officer

The Board and the LDC Committee believe that our Chief Executive Officer’s performance has been exceptional and that he has been critical to the success of our Company. Customers, patients, employees and stockholders have derived significant long-term benefits during his tenure. At the time of the Merger, our Chief Executive Officer was instrumental in defining our strategy and has superbly executed the transformation of our business into the leading global provider of advanced analytics, technology solutions and contract research services in the life sciences industry.

By the end of 2018, we had fully integrated these capabilities and began to realize the full value of the Merger. In 2019, our Chief Executive Officer laid out an ambitious vision for the next phase of our growth, which we called Vision 22, a strategy to fully leverage our newly combined assets to accelerate our growth beyond our post-Merger achievements. Since the launch, we have invested heavily in the use of technology, information, and analytics to expand our portfolio of offerings and further improve performance for ourselves and our customers.

By any measure, we achieved or over-delivered against all of our Vision 22 commitments.

Metric	Vision 22 Goal 2019-2022	Actual Achievement 2019-2022
Total Company Revenue (CAGR)	7 – 10%	9.1% AFx / 10.2% CFx
Adj. EBITDA(1) (CAGR)	8 – 11%	11.7%
Adj. Diluted EPS(1) (CAGR)	Continued double-digit growth	16.7%
Cap Ex/Deferred Software	~5% of revenue	4.7%
Capital Deployment	$1.0 – $1.5B per year in M&A and share repurchases	$1.9B per year
Net Leverage Ratio(1)	3.5 – 4.0X exiting 2022	3.45x
Adjusted Book Tax Rate(1)	Low twenties	20.5%
Dollars are at actual foreign exchange rates. (1) See reconciliation of non-GAAP items in the Appendix.

The Board and the LDC Committee believe that our Chief Executive Officer has been instrumental to the Company achieving these results, which have led to the generation of significant stockholder value over the last number of years. As Vision 22 comes to a successful conclusion, the next inflection point in our growth trajectory is what we call 20by25,

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which represents the Company’s goal to realize at least $20 billion in revenue by fiscal 2025. This target reflects an acceleration of our innovation-led annual growth rate to at least double digits, which, given the scale of our revenues, represents a formidable challenge. Nevertheless, the Board and the LDC Committee believe that under our Chief Executive’s exemplary leadership, this similarly ambitious goal will also be attainable. We are excited about where IQVIA is today and look forward to where it will go in the future.

Because of his talents, the Board and the LDC Committee believe strongly that many larger companies would have a keen interest in recruiting our Chief Executive Officer to their executive ranks. In particular, under his leadership in 2022, the Company:

•

Achieved or exceeded all Vision 22 commitments

•

Exceeded target across key performance measures, including Revenue, Adjusted EBITDA and Adjusted Diluted EPS

•

Ended 2022 with a Net Leverage Ratio of 3.45x, favorable to our 2022 target of <4.0x, and exceeding our Vision 22 commitment of exiting 2022 with a leverage between 3.5x-4.0x

•

Closed the year with a record $10.8 billion of contracted net new business in the R&DS business, increasing our backlog to a record $27.2 billion

•

Executed the Q2 Solutions lab strategy and significantly expanded the capabilities of the lab business through capital investment and highly strategic acquisitions

•

Expanded our Orchestrated Clinical Technology (OCT) footprint from 350 customers in 2021 to more than 450 in 2022

•

Established IQVIA Digital as a dedicated IQVIA business unit to accelerate our growth in the fast moving digital advertising space, resulting in year-over-year growth of over 70%

Our Chief Executive Officer has also taken a leading role in implementing an ambitious ESG agenda for the company. Key ESG-related achievements reached in the last year included the following:

•

Submitted Scope 1, 2 and 3 emissions reduction goals to STBi in 2022 for expected approval in 2023

•

Significantly decreased our total and per full-time employee Scope 1 and 2 (market-based) emissions by 13% and 22%, respectively, despite a 9% increase in headcount

•

Racial, ethnic and gender diversity for 2022 new hires in the U.S. exceeded the levels for the overall U.S. workforce, as disclosed in our EEO-1 report, continuing a trend from 2021

•

Enhanced the gender diversity in leadership positions on the Board through the appointment of Carol Burt as chair of the LDC Committee and Colleen Goggins as chair of the N&G Committee

•

Expanded our ERG program with the addition of a new group, Disabilities and Careers Network, and saw total participation in our ERG program increase by 40% over the prior year

•

Implemented a majority voting standard for directors in uncontested election

•

Put forth a proposal to amend our Certificate of Incorporation to adopt a stockholders’ right to request a special meeting

•

Put forth and adopted a proposal to declassify the Board; current director nominees up for election to one-year terms

Finally, under our Chief Executive Officer’s leadership, the Company has been recognized by multiple organizations, including International Data Corporation’s MarketScapeTM, the Brandon Hall Group in the form of four Human Capital Management Excellence Awards, Health Tech Digital Awards, and, notably, for the sixth time in a row, IQVIA was recognized in FORTUNE’s list of World’s Most Admired Companies. In addition, for the second year in a row, IQVIA earned the number one position within our industry group in FORTUNE’s Healthcare: Pharmacy and Other Services category of its World’s Most Admired Companies list, earning top rankings in seven out of nine categories, including innovation, people management, use of corporate assets, social responsibility, quality of products and services, global competitiveness and long-term investment value.

Stockholders benefited from these and other steps that the Company took under the Chief Executive Officer’s leadership. Accordingly, the Board and the LDC Committee believe that retention of our Chief Executive Officer is imperative to our success as a company. That view informs their decisions regarding his compensation. For further details about our 2022 highlights, see “—Executive Summary—2022 Business Performance Highlights” above.

See “—2022 Compensation Determinations—2022 Long-Term Incentive Awards” on page 94 for factors considered by the Board and the LDC Committee in determining long-term incentive awards granted to our Chief Executive Officer.

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Overview of Our Executive Compensation Program

Roles of the LDC Committee, Board and Management in Compensation Decisions

Our executive compensation program is developed and overseen by the LDC Committee. The LDC Committee consults with and takes into account the views and recommendations of senior management in making decisions regarding our executive compensation program. The LDC Committee is responsible for approving (or recommending for approval to the Board, in the case of the compensation of our Chief Executive Officer) annual base salary increases, annual cash incentive targets, short-term incentive awards, and long-term incentive awards for our named executive officers.

Use of Compensation Consultants

The LDC Committee utilized independent external compensation consultants throughout 2022 (the “external compensation consultants”) to provide objective analysis, advice and information, including competitive market data and recommendations related to the compensation of our named executive officers. In November 2022, we retained Meridian Compensation Partners, LLC as our new external compensation consultants. While the external compensation consultants may make recommendations on the form and amount of compensation, the LDC Committee (or the Board in the case of the Chief Executive Officer) makes all decisions regarding the compensation of our named executive officers.

The external compensation consultants are engaged by and report directly to the LDC Committee. The LDC Committee is solely responsible for approving payments to the external compensation consultants and for setting the terms, scope and duration of the external compensation consultants’ engagement. The external compensation consultants do not provide services to us other than executive and non-employee director compensation consulting services provided to the LDC Committee.

After considering the independence assessment factors provided under the NYSE listing rules, the LDC Committee determined that the external compensation consultants are independent and that the work the external compensation consultants performed during 2022 did not raise any conflicts of interest.

Benchmarking

The LDC Committee works with our external compensation consultants to better understand and continually monitor market-competitive pay practices, which it then considers when determining compensation adjustments and changes for the coming year. This annual process includes reviewing our identified peer group and conducting a competitive market benchmark analysis of senior officer roles.

Review of peer companies

The LDC Committee targets total compensation opportunities for our named executive officers, other than our Chief Executive Officer, at or near the median of our peer group and/or market survey group. When reviewing the compensation opportunities for our Chief Executive Officer, the LDC Committee also considers the compensation of chief executive officers at public companies outside our peer group, including significantly larger companies within the pharmaceutical industry and across industries with annual median revenues in excess of $30 billion, because the LDC Committee believes these companies are realistic competitors for our Chief Executive Officer’s services and align with the complexity necessary for leading the successful execution of our 20by25 strategy and subsequent growth in organizational scale. For a further description of the LDC Committee’s approach to our Chief Executive Officer’s compensation, see “—Compensation of Our Chief Executive Officer” above. The LDC Committee considers comparisons to compensation levels at other companies to be helpful in assessing the overall competitiveness of our compensation practices, but places a greater emphasis on aligning overall compensation opportunities rather than individual compensation elements.

Our peer group includes a mix of both industry and non-industry peers. These are companies with which we compete for executive talent, or that are broadly similar to us based on certain characteristics. In particular, we consider financial size and performance as measured by revenue, capitalization, returns, growth and/or profitability; industry focus; scope of operations; employee base and market presence outside the United States; and organizational complexity. The current peer companies, when selected, had annual revenues ranging from 0.5 times to 2.5 times our revenues. The LDC Committee worked with the external compensation consultants in early 2022 to review our peer group and confirm it remains appropriate. Based on discussions with, and recommendations from, our external compensation consultants, Nielsen Holdings plc was removed from the peer group due to the sale of a business segment which significantly reduced the size of the company, along with their announcement in March 2022 to enter into an agreement to be acquired by a group of private equity investors. The comparator companies are as follows:

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Industry	Company Name
Biotechnology	Regeneron Pharmaceuticals, Inc.
Capital Markets	S&P Global, Inc.
Healthcare Providers and Services	Boston Scientific Corporation Laboratory Corp of America Holdings Quest Diagnostics, Inc.
IT Services	Cognizant Technology Solutions Corp. Fiserv, Inc.
Pharmaceuticals	Bausch Health Companies Inc.
Professional Services	Thomson Reuters Corp.
Software	Salesforce, Inc.
Review of market survey data

The LDC Committee also considered market survey data when determining the elements and amount of total direct compensation for our named executive officers, other than our Chief Executive Officer, whose base salary and annual incentive target were established pursuant to his employment agreement.

The market survey data reviewed consisted of surveys of executive compensation data from public and private companies across all sectors with similar qualifications to those we use to determine peer companies. The external compensation consultants prepared analyses of this survey data at the direction of the LDC Committee for its review and consideration. For positions where peer group and market survey data were available, the peer group and market survey data were averaged to provide a market composite perspective of compensation levels for such positions. We also reviewed peer group data to assess competitive executive incentive compensation programs and practices.

Non-binding Company grant guidelines

Long-term incentive award values are determined in part based on non-binding Company grant guidelines, which the LDC Committee develops each year. These guidelines set forth proposed long-term target award values for our named executive officers, other than our Chief Executive Officer, and are established to be consistent with peer group and market survey data on target equity award values for employees with similar salaries and positions.

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Key Features to Align Executive Pay with Stockholder Interests

As illustrated below, we tie our executive compensation program to our long-term business strategy by keeping our executives focused on, and rewarding them for, the achievement of short- and long-term goals that are integral to our strategy.

Compensation Component	Link to Strategy	Strategy and Performance Alignment
Annual Incentives
•

A significant portion of our named executive officers’ individual performance is tied to one or more of our strategic goals

•

Compensation is linked to corporate performance through our use of specified Revenue, Adjusted EBITDA and Adjusted Diluted EPS goals and liquidity and cash flow metrics to determine annual cash incentive awards

•

Compensation is linked to ESG performance through our inclusion and evaluation of ESG-related objectives when determining annual cash incentive awards

Aligns named executive officers with stockholders’ interests by:

•

Rewarding individual achievement of strategic goals that are made more challenging each year and are designed to position the Company as an industry leader

•

Incentivizing behavior consistent with strong annual Revenue/Profit, Cash Flow and Balance Sheet/Liquidity performance

•

Reinforcing the importance of long-term sustainability

Long-Term Incentives
•

We ensure that long-term incentive awards have sufficient retentive value because retaining our named executive officers is crucial to realizing our strategic goals

•

We consider individual performance (which is tied to our strategic goals) in setting the value of our named executive officers’ long-term equity grants

Further aligns named executive officers’ interests with stockholders’ interests by:

•

Linking a substantial portion of total compensation to long-term corporate performance using long-term incentive awards, including performance shares based on Relative TSR and Adjusted Diluted EPS targets set at the time of grant

•

Setting three-year vesting periods for our long-term incentive awards that link their payouts to our long-term corporate and share price performance

•

Including discretion to recoup equity awards in the event of a restatement of our financial statements, as a result of misconduct or in the event of a breach of restrictive covenants

See the “—Executive Summary—Enhancements to our Executive Compensation Program Based on Investor Feedback” section on page 64 for further details on the numerous enhancements we have made to our executive compensation program and related disclosures based on our engagement with investors.

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Elements of Compensation

The following is a discussion of the primary elements of compensation for each of our named executive officers.

Base Salary

The purpose of base salary is to:

•

provide financial predictability and stability through fixed compensation that is less than a majority of total direct compensation at target for the named executive officers

•

provide fixed compensation at market-competitive rates that will attract new executives and retain our existing executives

•

provide fixed compensation that reflects the scope, scale and complexity of the executive role

Annual base salaries for our named executive officers may be adjusted by the LDC Committee based upon the recommendations of our Chief Executive Officer (except with respect to his own salary) as well as market benchmarking data and analysis. The Chief Executive Officer’s recommendations with respect to any particular named executive officer generally are based upon the executive’s individual performance review for the prior year, the executive’s leadership and contributions to Company performance, market conditions, peer group and/or market survey data, and our overall budgetary guidelines.

The LDC Committee takes all of these factors into account when making its decisions but does not assign a specific or pre-determined weight to any one factor. In addition to the annual salary review, the LDC Committee may adjust base salaries during the year in connection with promotions, increases in responsibilities or to maintain competitiveness in the market.

Short-Term Incentive Awards

Overview

The objective for our short-term incentive award program (the “Annual Plan”) is to incentivize and reward achievement of our annual financial and strategic goals and to establish appropriate corporate performance objectives to ensure our named executive officers are accountable for and motivated to deliver a high degree of financial and operational performance without excessive risk-taking.

Annual Plan awards are conditioned on the achievement of corporate and individualized performance measures. Given the broad range of strategic actions necessary to execute the ongoing transformation of our business, the individual performance measures provide a necessary balance to the corporate performance measures and reward our named executive officers for accomplishments beyond strong financial results. The individual performance measures also help mitigate any risk that financial targets will be pursued at the cost of long-term sustainability.

At the beginning of each fiscal year, the LDC Committee establishes the metrics and corresponding targets for the performance measures for each named executive officer based on the Company’s targeted financial performance and objectives for the year. The targets are intended to be realistic, but rigorous. Performance measures consist of a series of key financial, strategic, operational, leadership and ESG metrics that relate to the duties of the named executive officer in support of the business objectives for the year.

For each named executive officer, awards under the Annual Plan are calculated as follows:

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Base salary

Short-term incentive compensation for named executive officers is determined using their base salary as the initial building block in the award calculation.

Target incentive

The LDC Committee determines a target annual short-term incentive for each named executive officer, ranging between 0% and 200% of base salary. Target incentive amounts are reviewed annually to determine whether adjustments are appropriate.

Formula-based payout factor

The Formula-Based Payout Factor reflects the weighted achievement with respect to five performance measures: Revenue/Profit, Cash Flow and Balance Sheet/Liquidity, which evaluate corporate performance; and Operational/Strategic and Leadership/ESG, which are tailored for each named executive officer.

Individual performance adjustment

Adjustments, if any, are made at the discretion of the LDC Committee and any upward adjustment is limited to no more than 1/6th of the final award and in no event may an Individual Performance Adjustment result in a named executive officer’s Formula-Based Payout Factor exceeding 200% of target.

Performance measures

The five performance measures that determine the Formula-Based Payout Factor for the 2022 Annual Plan are described below.

Revenue/Profit

Revenue and profit achievement create a direct link between executive compensation and the Company’s results of operations. As further described below, the component metrics for this performance measure are Revenue, Adjusted EBITDA, and Adjusted Diluted EPS, which align with how such metrics are calculated in the Company’s publicly disclosed earnings releases.

Cash Flow

Cash flow is a key measure of the Company’s financial performance. The principal cash flow performance measure is Free Cash Flow. Additional metrics may include past due balances and Net Days Sales Outstanding in a given year based on the LDC Committee’s determination, taking into account the views and recommendations of senior management as to what cash flow metrics the Company should prioritize based on our strategic goals.

Balance Sheet/Liquidity

The LDC Committee selected balance sheet strength and liquidity as a performance measure because maintaining a strong balance sheet, with high liquidity levels and sound working capital management, is a key indicator of the Company’s financial health. This performance measure will include Net Leverage Ratio as a metric, and may include additional metrics such as capital intensity, interest expense, debt maturities and/or repatriations in a given year based on the LDC Committee’s determination, taking into account the views and recommendations of senior management as to what balance sheet/liquidity metrics the Company should prioritize based on our strategic goals.

Operational/Strategic

The LDC Committee selected operational and strategic performance as a performance measure because we are engaged in a strategic transformation of our business, and the achievement of specific operational and strategic goals—beyond annual financial measures—is critical to achieving our short- and long-term financial objectives. The LDC Committee establishes individualized metrics for this performance measure annually for each named executive officer.

Leadership/ESG

Leadership and ESG actions and achievements can have a profound influence on the Company’s success or failure, its long-term risk management, and sustainability. The LDC Committee establishes individualized metrics for this performance measure annually for each named executive officer.

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Weightings

Each year, the LDC Committee assigns each of the five performance measures a specific weighting that may differ for each named executive officer. The weightings are determined based on each named executive officer’s contribution to, or responsibility for, a given performance measure. The performance measures are underpinned by a set of specific metrics that also may vary from year to year—both in substance and in weighting—for each named executive officer. The relative payout for each performance measure will be multiplied by the weighting for the applicable named executive officer before being added to the other performance measure payouts to calculate the named executive officer’s Formula-Based Payout Factor. In other words, the Formula-Based Payout Factor, which can range from 0% to 200%, reflects the weighted achievement of the five performance measures.

For 2022, the weightings are set forth below under the section entitled “—2022 Compensation Determinations—2022 Short-Term Incentive Awards—Weightings.”

Metrics for the Revenue/Profit performance measure

The Revenue/Profit performance measure incorporates the three corporate metrics described below. These metrics align with the Company’s public financial guidance pronouncements, reflecting a direct link between executive compensation and the key performance measures we provide in earnings reports.

Metric	Description and Reason Selected
Revenue	• “Revenue” is defined as the Company’s revenue from our Consolidated Statements of Income • The LDC Committee believes Revenue is a key driver of stockholder value and earnings growth over time
Adjusted EBITDA
•

“Adjusted EBITDA” is defined as the Company’s income or loss from our Consolidated Statements of Income before interest income and expense, income taxes, depreciation and amortization, and further adjusted to eliminate restructuring and related expenses, income from non-controlling interests, stock-based compensation, acquisition related expenses, deferred revenue purchase accounting adjustments, loss on extinguishment of debt, earnings in unconsolidated affiliates, and other certain nonoperating and nonrecurring items. This definition is the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as Adjusted EBITDA included in the Company’s earnings releases

•

The LDC Committee believes Adjusted EBITDA is an important measure of financial performance and the ability to service debt and reflects our near- and long-term goal of increasing profitability

Adjusted Diluted Earnings Per Share
•

“Adjusted Diluted Earnings Per Share” or “Adjusted Diluted EPS” means our diluted earnings per share, as reported, excluding all adjustments made to Net Income or loss from our Consolidated Statements of Income to arrive at Adjusted EBITDA with the exception of interest expense and depreciation and amortization, as well as incremental adjustments for purchase accounting amortization and certain nonoperating and nonrecurring items. This definition is the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as Adjusted Diluted EPS included in the Company’s earnings releases

•

The LDC Committee believes Adjusted Diluted EPS is an important measure of Company performance and a fundamental metric for the investment community

The payout for the Revenue/Profit performance measure is determined based on a quantitative assessment of the Company’s achievement against pre-established targets for each of these metrics.

These targets are set at the beginning of each fiscal year by the LDC Committee, and will vary depending on the Company’s annual objectives. The payout for each metric is determined as follows, and then multiplied by the metric’s weight:

Performance level	Threshold	Target	Maximum
How calculated	Target – 15%	Goal set by LDC Committee	Target + 15%
Payout	75%	100%	200%

When a result falls between these reference points, we use linear interpolation to determine the resulting payout. Achievement below threshold will result in a sharp decline in payout, if any.

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Metrics for the other performance measures

For each of the other four performance measures, the LDC Committee assigns a rating of 1 – 5 points for each of the underlying metrics based on the following criteria:

Score	Rating	Description
5	Significantly Overperform	Achieved more than expected
4	Overperform	Exceeded some expectations and achieved other expectations
3	Meets Expectation	Achieved expected results
2	Underperform	Achieved expected results in some areas and did not achieve expected results in other areas
1	Significantly Underperform	Did not achieve any expected results

The scores for each metric under a performance measure are totaled and normalized for a 20-point scale, and then the LDC Committee determines the named executive officer’s payout within the score ranges set forth below.

Total Score	Low	High
17-20	176%	200%
13-16	126%	175%
9-12	76%	125%
1-8	0%	75%

New for 2022. In response to investor feedback for greater insight into short-term incentive award determinations, the payout under each performance measure was based on a linear interpolation within the range based on the score within the 20-point scale, plus or minus eight percentage points, with the rationale provided for any deviations from a straight-line interpolated payout. To illustrate, if the total score for a particular performance measure was 15, the straight-line interpolated payout would be 159%, and the payout could be between 151% and 167% based on the specific considerations utilized by the LDC Committee in determining a payout.

The key individual performance metrics used for our named executive officers, along with an assessment of the level of achievement for all 2022 performance measures, are summarized below under “—2022 Compensation Determinations—2022 Short-Term Incentive Awards.” We disclose the metrics used for each individual performance measure, but we consider the specific targets used to evaluate certain of the metrics to be confidential and commercially-sensitive information, and believe their disclosure would result in competitive harm to the Company.

New for 2022. In response to investor feedback, and in the interests of providing greater transparency, we have disclosed the metrics, targets and achievements against those targets for each of the metrics that comprise our 2022 Cash Flow performance measure and Balance Sheet/Liquidity performance measure.

Individual performance adjustment

The Annual Plan permits the LDC Committee to make individual adjustments to the final award for each named executive officer. These adjustments are designed to recognize an individual’s relative contribution to our financial, operational and strategic success during the year that the LDC Committee does not believe are adequately reflected by the Formula-Based Payout Factor. Adjustments may be positive or negative, at the LDC Committee’s discretion. However, upward adjustments are limited to no more than 1/6th of the executive’s final award, and they may never cause a named executive officer’s Formula-Based Payout Factor to exceed 200%.

The LDC Committee’s determinations for 2022 with respect to the Annual Plan are discussed below under the section entitled “—2022 Compensation Determinations—2022 Short-Term Incentive Awards.”

Long-Term Incentive Awards

We believe that substantial long-term returns for our stockholders are achieved through a culture that focuses on long-term performance by our named executive officers and other senior management. By providing senior management with a meaningful equity stake in the Company, we are better able to align their interests with and create value for our stockholders.

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In 2022, our annual grant of long-term incentive awards to our named executive officers under our 2017 Incentive and Stock Award Plan consisted of a combination of time-based restricted stock units, stock appreciation rights (SARs), and performance shares, allocated as shown below.

Percentage of LTI Total
LTI Award Component	2022
Performance Shares	50%
Stock Appreciation Rights	25%
Restricted Stock Units	25%

New for 2023. In response to investor feedback and to further align the interests of our named executive officers with stockholders, the LDC Committee has changed the mix of equity awards granted to our named executive officers to increase the percentage of performance share awards as a percentage of the total long-term incentive awards granted from 50% in 2022 to 75% in 2023. Time-based restricted stock awards will no longer be a feature of our annual long-term incentive awards granted to our named executive officers.

Rationale for selected forms of equity

Performance shares

We believe that performance shares hold our named executive officers accountable for achieving key strategic objectives that maximize value creation for our stockholders. The performance shares granted to a named executive officer in 2022 will be earned based on our financial results over the three-year period from January 1, 2022 through December 31, 2024, subject to the executive’s continued service with the Company through the end of the performance period.

Stock appreciation rights

The LDC Committee believes that SARs strengthen the alignment of compensation with the creation of value for our stockholders. The SARs granted to our named executive officers in 2022 will vest as to one-third of the underlying shares on each of the first three anniversaries of the grant date, generally subject to the named executive officer’s continued service with the Company through the applicable vesting dates.

Restricted stock units

The LDC Committee believes that adding a modest percentage of restricted stock units to the long-term incentive award mix appropriately bolsters retention while retaining a significant portion of the overall award value as performance-based compensation. The restricted stock units granted to our named executive officers in 2022 will vest as to one-third of the underlying shares on each of the first three anniversaries of the grant date, generally subject to the named executive officer’s continued service with the Company through the applicable vesting dates.

Metrics for performance shares

Performance shares will vest, if at all, based on the Company’s results for the two performance metrics described below. The number of performance shares a named executive officer may earn ranges from 0% of the executive’s target award (if the threshold levels of performance are not achieved) to 200% of the target award (if the maximum levels are achieved or exceeded). Each earned and vested performance share will be settled for one share of our common stock.

New for 2023. In response to investor feedback, and after a review of market practice, the LDC Committee has adopted a policy, beginning with 2023 performance awards, to cap the payout at target for the portion of performance share awards based on Relative TSR if our absolute TSR for the three-year performance period is negative. More details about the 2023 performance awards will be disclosed in our 2024 proxy statement.

New for 2023. In response to investor feedback, the LDC Committee has approved an increase in the Relative TSR target performance from the median to the 55th percentile or the three-year TSR vs. Relative TSR performance metric of our performance share awards to receive a target payout of 100% for that portion of the performance share awards.

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Performance Metric	Description and Reason Selected
Relative Total Stockholder Return
•

“Relative Total Stockholder Return” or “Relative TSR” is a measure of the Company’s stockholder value creation relative to the S&P 500 Index over three years. It combines share price appreciation and dividends, if any, paid to show the total return to stockholders expressed as an annualized percentage.

•

The LDC Committee views this metric as closely correlated with long-term returns to stockholders.

Adjusted Diluted Earnings Per Share*
•

“Adjusted Diluted Earnings Per Share” or “Adjusted Diluted EPS” means, with respect to each fiscal year during the performance period, our diluted earnings per share, as reported, including all adjustments made to Net income or loss from our Consolidated Statements of Income to arrive at Adjusted EBITDA, with the exception of interest expense and depreciation and amortization, as well as incremental adjustments for purchase accounting amortization and certain nonoperating and nonrecurring items. This definition is the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as Adjusted Diluted EPS included in the Company’s earnings releases.

•

The LDC Committee believes this metric is an important measure of Company performance and a fundamental metric for the investment community.

*

The Adjusted Diluted EPS goal is based on our three-year Adjusted Diluted EPS growth, and is subject to adjustment based upon the occurrence of certain corporate events in accordance with the 2017 Incentive and Stock Award Plan. The calculation may be subject to other adjustments for material or non-recurring events occurring during the relevant fiscal year as determined by the LDC Committee in its sole discretion.

How long-term incentive awards are determined

We provide our named executive officers with long-term incentive awards to promote retention, to incentivize sustainable growth and long-term value creation, and to further align the interests of our executives with those of our stockholders during the vesting periods. The LDC Committee considers a number of factors in determining the long-term incentive award grants to our named executive officers, including:

•

The Company’s non-binding grant guidelines

•

A review of peer group and other market survey data

•

The retentive value of each executive’s unvested long-term incentive awards

•

Individual performance evaluations

•

The performance objectives for each named executive officer

•

An assessment of the executive’s position, role and responsibilities within the Company

•

The overall competitiveness of each executive’s total direct compensation opportunity

•

Internal equity considerations

•

The impact of the grants on long-term incentive plan usage and share dilution

The LDC Committee’s determinations with respect to long-term incentive award grants to our named executive officers during 2022 are discussed below, under the section entitled “—2022 Compensation Determinations—2022 Long-Term Incentive Awards.”

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2022 Compensation Determinations

Below we discuss the LDC Committee’s key compensation decisions in setting 2022 base salary and short- and long-term incentives. The LDC Committee’s process for determining executive compensation, and the specific terms of each compensation component, are described above, under “—Overview of Our Executive Compensation Program” and “—Elements of Compensation.”

2022 Base Salary

The following table sets forth the annual base salaries for each named executive officer. The LDC Committee reviews the base salary of each named executive officer annually and determines whether to make an adjustment. With the exception of our Chief Executive Officer, each of our named executive officers received an increase to their base salaries in 2022.

Named Executive Officer	2022 Base Salary
Ari Bousbib	$1,800,000
Ronald E. Bruehlman	$905,000
Costa Panagos	$620,000
Kevin C. Knightly	$578,000
Eric M. Sherbet	$583,400

2022 Short-Term Incentive Awards

Target incentive

Each of our named executive officers was eligible for an annual short-term incentive award in 2022 ranging from 0% to 200% of their target incentive. The target short-term incentive opportunity (expressed as a percentage of base salary) for each named executive officer has not changed since 2018 or, in the case of Messrs. Bruehlman and Panagos, when each became a named executive officer in 2020 and 2022, respectively. The target short-term incentive opportunity for each of our named executive officers for 2022 under the Annual Plan was as follows:

Named Executive Officer	Target Annual Incentive as a Percentage of Annual Base Salary
Ari Bousbib	200%
Ronald E. Bruehlman	100%
Costa Panagos	85%
Kevin C. Knightly	85%
Eric M. Sherbet	75%
Weightings

For 2022, the LDC Committee assigned weightings for the performance measures for each named executive officer in the percentages shown below.

Performance Measure	Ari Bousbib, Chief Executive Officer	Ronald Bruehlman, Chief Financial Officer	Eric Sherbet, General Counsel	Costa Panagos and Kevin Knightly, Business Unit Presidents
Revenue/Profit	50%	50%	50%	60%
Cash Flow	10%	15%	5%	10%
Balance Sheet/Liquidity	10%	15%	10%	0%
Operational/Strategic	15%	10%	15%	20%
Leadership/ESG	15%	10%	20%	10%

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Performance measures

The three corporate performance measures apply to each of our named executive officers, though they are weighted differently depending upon the executive’s role. We disclose several of our key financial targets underlying the performance measures below, but we consider the specific targets used to evaluate certain of the metrics for the Operational/Strategic and Leadership/ESG performance measures to be confidential and commercially-sensitive information, and believe their disclosure would result in competitive harm to the Company.

Performance measures	Metrics used to assess performance
Revenue/Profit	• Revenue • Adjusted EBITDA • Adjusted diluted EPS
Cash Flow	• Free Cash Flow • Net Days Sales Outstanding
Balance Sheet/Liquidity	• Net leverage ratio • Capital Intensity
Operational/Strategic	Varies by individual
Leadership/ESG	Varies by individual

Revenue/Profit performance measure

The Revenue/Profit performance measure is based on achievement of certain Revenue, Adjusted EBITDA, and Adjusted Diluted EPS results, as further described above in the section entitled “—Overview of Our Executive Compensation Program” and “—Elements of Compensation—Short-Term Incentive Awards”. The targets established under the Annual Plan at the beginning of 2022 occurred prior to the significant increase in market volatility resulting from several macro-environmental factors outside of the Company’s control, including the strengthening of the U.S. dollar, the sustained increase in interest rates by regulators in various jurisdictions, the conflict in Ukraine, and reintroduction of widespread COVID-19 lockdowns in China, among other unexpected events. The LDC Committee chose not to make any adjustments to the pre-established targets despite these unforeseen headwinds.

$14,825M	$3,303M	$10.02
Revenue	Adjusted EBITDA	Adjusted Diluted EPS

The following table sets forth the weighted payouts for each metric and the aggregate payout for the Revenue/Profit performance measure approved by the LDC Committee.

Metric	Threshold (75% payout)	Target (100% payout)	Maximum (200% payout)	2022 Actual Achievement	Unweighted Payout	Weight	Weighted Payout
Revenue(1)	$12,601	$14,825	$17,049	$14,410	95.3%	25.0%	23.8%
Adjusted EBITDA(1)	$2,808	$3,303	$3,798	$3,346	108.7%	30.0%	32.6%
Adjusted Diluted EPS	$8.52	$10.02	$11.52	$10.16	109.3%	45.0%	49.2%
Final Payout							105.6%
(1) $ in millions

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Cash Flow performance measure

For 2022, the Cash Flow performance measure includes two metrics, each weighted equally: Free Cash Flow and Net Days Sales Outstanding. These metrics were chosen by the LDC Committee at the beginning of 2022, as described more fully below.

Metric	Definition	Why Included
Free Cash Flow	Operating cash flow minus capital expenditures

Free Cash Flow measures our ability to generate cash for reinvestment in the business to fund growth initiatives and acquisitions, to return to stockholders via share repurchases, and for debt repayment, among other uses

Net Days Sales Outstanding

A quarterly measurement of the average number of days to collect payment from customers from the time revenue is recognized. The reported Net Days Sales Outstanding metric takes into consideration accounts receivable, unbilled amounts and unearned income

Net Days Sales Outstanding is a key driver of Free Cash Flow and reflects effective accounts receivable/working capital management

The following table shows highlighted achievements for the metrics that make up the Cash Flow performance measure.

Metric	Performance Summary
Free Cash Flow
•

$1.6 billion Free Cash Flow achieved, which is 82% of our Adjusted Net Income, within the target of 80% to 90%

•

Capital expenditure spend was favorable to target by approximately 3%

•

Managed Restructuring- and Acquisition-related spend more tightly, resulting in lower cash flow in these areas compared to 2021

Net Days Sales Outstanding
•

Average quarterly Net Days Sales Outstanding was 22 days in 2022 versus the target of 28 days

•

Delivered average Unearned DSO of 63 days, which was more favorable than 2021, despite headwinds from the significant decline between 2021 and 2022 in advanced payments related to mega-COVID-19 trials

The LDC Committee’s view was that maintaining Free Cash Flow levels as a percent of Adjusted Net Income within the target and significantly exceeding the Company’s target for Net Days Sales Outstanding in 2022, despite headwinds from the significant decline between 2021 and 2022 in advanced payments related to mega-COVID-19 trials, represents strong achievement, particularly in light of the macro-economic climate described above. Based on these achievements, the LDC Committee assessed a normalized total score of 16 out of 20 points for the performance measure, which would result in a 175% payout based on a straight-line interpolation. Given Free Cash Flow was at the lower end of the target, the LDC Committee chose to use negative discretion to assign a final payout of 170%.

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Balance Sheet/Liquidity performance measure

For 2022, the Balance Sheet/Liquidity performance measure included two metrics, each weighted equally: Net Leverage Ratio and Capital Intensity. The LDC Committee chose these metrics based on the priorities of the management team at the beginning of 2022.

Metric	Definition	Why Included
Net Leverage Ratio	The ratio of net indebtedness as of December 31, 2022, to Adjusted EBITDA for the year ended December 31, 2022	This measure shows how well we can cover our debts and is an important indicator of financial health and balance sheet strength
Capital Intensity	Total capital expenditures as a percent of Revenue for the year ended December 31, 2022	This measure helps define capital affordability in aligning our revenues to the amount of money we are spending on internal investments that will generate mid- to long-term returns for stockholders

The following table shows highlighted achievements for the metrics that make up the Balance Sheet/Liquidity performance measure.

Metric	Performance Summary
Net Leverage Ratio
•

Ended 2022 with a Net Leverage Ratio of 3.45x

•

Favorable to the 2022 leverage target of less than 4.00x, and the Vision 22 target leverage of 3.50x to 4.00x exiting 2022

•

Reduced Net Leverage Ratio from 2021 while increasing investment: $1.3 billion spent on mergers and acquisitions; $1.2 billion on share repurchases; $0.5 billion in retirement of debt; $0.7 billion in capital expenditures

Capital Intensity
•

Achieved Capital Intensity of 4.7%, which was favorable to our 2022 target of 4.9%

•

Revised the capital investment review process and associated delegation of authority to further enhance the level of oversight and return on investment assurance

•

Conducted a full review of our software development portfolio to re-prioritize capital allocation in order to maximize returns and terminate underperforming and non-critical development programs

The LDC Committee’s view was that management was very effective in managing the Company’s balance sheet by overachieving against the targets despite the significant macro-economic factors described above, including the strengthening of the U.S. dollar and the sustained increase in interest rates. Based on these achievements, the LDC Committee assessed a normalized total score of 18 out of 20 points for the performance measure, which would result in a 184% payout based on a straight-line interpolation. Given the Company’s significant achievement to exceed the targets in light of these unforeseen headwinds, the LDC Committee decided to assign a final payout of 192%.

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Individual performance measures

The LDC Committee set individualized metrics for each named executive officer for the Strategic/Operational and Leadership/ESG performance measures to capture key qualitative and quantitative objectives that are relevant to each executive and important to the execution of the Company’s overall strategy and performance. The following tables identify those metrics and list key highlights from each named executive officer’s 2022 accomplishments for each.

Ari Bousbib Chairman and Chief Executive Officer
Operational/Strategic Performance Measure Metrics	Key Achievements
Achieve Vision 22 operational and strategic objectives	• Significantly exceeded final year cost reduction target of Vision 22, bringing the cumulative three-year savings to 35% above the Vision 22 plan
Accelerate R&DS growth
•

Clinical research contracted backlog grew to an all-time record of $27.2 billion

•

Achieved book-to-bill of 1.36x, significantly exceeding target and significantly exceeding book-to-bill ratios for peers that publicly-disclose such data

•

Added more than 275 net new clinical research customers in 2022, a double-digit increase over previous year

•

Executed the Q2 Solutions lab strategy and significantly expanded the capabilities of the lab business through capital investment and highly strategic acquisitions, exceeding target

•

In furtherance of our strategy to partner with the public sector and leading NGOs, we were selected by a leading organization to advance clinical research into the development of a tuberculosis vaccine

Advance innovation in Real World Solutions and Advanced Analytics
•

Continued investment in our real world data capabilities, with more than 1.2 billion comprehensive, longitudinal, non-identified unique patient records

•

Increased number of active data sources (e.g., genomics hospital data), both proprietary and through collaborations, by 30% across more than 50 countries

•

Significant expansion in applicable uses of our industry-leading electronic clinical outcome assessment (eCOA) platform, as well as increases in geographic coverage by 12%, languages utilized by 40% and number of devices supported by 25%

•

Enhanced the use of real world data for European and U.S. regulators through our partnerships with the European Medicines Agency and the RWE Alliance

Execute technology transformation strategy
•

Deployed our OCE technology platform to more than 375 clients, exceeding target

•

Launched new software applications for our commercial customers such as OCE+, which embeds our leading AI into our OCE platform

•

Established IQVIA Digital as a dedicated IQVIA business unit to accelerate our growth in the fast moving digital advertising space, resulting in year-over-year growth of over 70% and significantly exceeding target

•

Drove efficiency and scale for our commercial analytics customers through productization of our analytics libraries; can now deploy solutions 50% faster than services-led projects, and up to 10x faster than in-house data science teams, improving patient identification for therapy by 3-5x and reducing costs for clients

•

Expanded our OCT footprint from 350 customers in 2021 to more than 450 in 2022

•

IDC MarketScape recognized IQVIA as a leader in the Life Sciences Sales and Marketing IT outsourcing Services

Based on these achievements, the LDC Committee assessed a total score of 18 out of a possible 20 points for this performance measure, which results in a 184% straight-line interpolation. Given Mr. Bousbib’s significant over-achievement against his Vision 22 productivity objectives, record R&DS bookings and backlog and continued advancement and innovation in our commercial offerings, the LDC Committee chose to assign a final payout of 192%.

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Leadership/ESG Performance Measure Metrics	Key Achievements
Develop and retain talent
•

Reduced twelve-month trailing attrition from 20.6% to 16.8%

•

Improved employee engagement across the business based on the 2022 employee engagement survey, demonstrated by 78% of employees responding they feel they can achieve their career goals at IQVIA, which was 5 points better than 2021 and 7 points above the FORTUNE 500 Benchmark

•

Promoted several internal, high performing executives to key new roles, including our new Chief Accounting Officer and Controller, Keriann Cherofsky, our new President, Commercial Solutions, Bhavik Patel, and our new President, Research & Development Solutions, Costa Panagos

•

IQVIA was awarded four Human Capital Management Excellence Awards from the Brandon Hall Group in recognition of our talent development programs in the areas of (i) best hybrid learning program, (ii) best advance in creating a talent management strategy, (iii) best use of video for learning and (iv) best advance in creating a learning strategy

•

Mentored numerous high potential employees through several leadership and development initiatives, including through our Future Leaders program

ESG
•

Environmental

•

Submitted Scope 1, 2 and 3 emissions reduction goals to STBi in 2022 for expected approval in 2023

•

Significantly decreased Scope 1 and 2 emissions per FTE and in absolute terms, despite significant increase in headcount during the period

•

Increased Scope 3 emissions reporting boundary to include several new categories for the first time

•

Reduced our global footprint through the reduction of space utilized or complete exit at over 50 locations, exceeding target

•

Social

•

Expanded participation in our ERGs by 40%

•

Launched our eighth ERG, Disabilities and Careers Network

•

Racial, ethnic and gender diversity for 2022 new hires in the U.S. exceeded the levels for the overall U.S. workforce, continuing a trend from 2021

•

Governance

•

All ESG ratings steady or improving; MSCI ratings upgraded

•

Onboarded a new Diversity Inclusion leader

•

Continued to enhance disclosures in ESG Report consistent with GRI and SASB reporting frameworks

Effective oversight of corporate governance matters
•

Led process to recruit and onboard two new directors in 2022; increasing gender diversity on our Board to 40% and total Board diversity to 50%

•

Managed major governance changes to align with IQVIA’s widely-held/institutional ownership model such as declassifying our Board, implementing a majority voting standard and proposing a special meeting right for stockholders

Stockholder engagement and value creation
•

IQVIA was recognized in FORTUNE’s annual list of World’s Most Admired Companies for a sixth year in a row. Earned top position in its industry category and first place rankings in seven of nine categories: innovation, people management, use of corporate assets, social responsibility, quality of products and services, global competitiveness and long-term investment value

•

Ended 2022 with 18 of 20 analysts issuing a “Buy” rating and none with a “sell” rating

•

Delivered total stockholder return exceeding CRO peer group and in line with full peer group

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Leadership/ESG Performance Measure Metrics	Key Achievements
Effective management of capital
•

Capital expenditures as a percentage of revenue was 4.7%, 23 basis points favorable to target; deployed a new capital investment governance model and approval process

•

Deployed $1.3 billion against strategic acquisitions across all parts of the business, with EBITDA of 2021 and 2022 acquisitions exceeding business case by 16%

•

Returned $1.2 billion in cash to stockholders through repurchase of 5.5 million shares at an average price of $213 per share

•

Reduced year-end Net Leverage Ratio to 3.45x trailing twelve month Adjusted EBITDA, which is favorable to our 2022 target of <4.0x and exceeding our Vision 22 commitment of exiting 2022 with a leverage between 3.5x-4.0x

•

Retired $510 million of expensive U.S. B Term Loan debt maturing in March 2024 to minimize exposure to rising interest rates in 2022 and 2023

Based on these achievements, the LDC Committee assessed a total score of 18 out of a possible 20 points for this performance measure, which results in a 184% straight-line interpolation. Given Mr. Bousbib’s significant leadership in supporting IQVIA’s expansion of its ESG efforts and its significant progress against its ESG goals, achieving strong reductions in attrition rates and overseeing major governance changes to increase accountability and enhance stockholders’ rights, the LDC Committee chose to assign a final payout of 192%.

Ronald E. Bruehlman Executive Vice President and Chief Financial Officer
Operational/Strategic Performance Measure Metrics	Key Achievements
Achieve Vision 22 operational and cost efficiency objectives
•

Significantly exceeded final year cost reduction target of Vision 22, bringing the cumulative three-year savings to 35% above the Vision 22 plan through a program of automation, LEAN process improvements, intelligent staffing and rationalization of enterprise footprint

•

Achieved all Vision 22 productivity initiatives within planned timelines

•

Reduced finance costs as a percentage of revenue for the sixth consecutive year

Evaluate transformative acquisition opportunities
•

Executed strategic M&A activities across clinical, commercial and real world solutions business units

•

Deployed $1.3 billion against strategic acquisitions across all parts of the business, with EBITDA of 2021 and 2022 acquisitions exceeding business case by 16%; enhanced corporate acquisition integration team with new hires

Maintain integrity of financial statements and internal controls
•

No significant deficiencies or material weaknesses identified by external auditors

•

Filed all SEC financial reports timely and accurately

•

Average quarterly SOX 404 compliance rate of 98%, with no repeat deficiencies compared to 2021

Effective oversight of capital investments
•

Capital expenditures as a percentage of revenue was 4.7%, 23 basis points favorable to target; deployed a new capital investment governance model and approval process

•

Returned $1.2 billion in cash to stockholders through repurchase of 5.5 million shares at an average price of $213 per share

•

Reduced year-end Net Leverage Ratio to 3.45x trailing twelve month Adjusted EBITDA, which is favorable to our 2022 target of <4.0x and exceeding our Vision 22 commitment of exiting 2022 with a leverage between 3.5x-4.0x

•

Retired $510 million of expensive U.S. Term B Loan debt maturing in March 2024 to minimize exposure to rising interest rates in 2022 and 2023

Based on these achievements, the LDC Committee assessed a total score of 18 out of a possible 20 points for this performance measure, which results in a 184% straight-line interpolation. Given Mr. Bruehlman’s significant over-achievement against his Vision 22 productivity objectives, the LDC Committee chose to assign a final payout of 189%.

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Leadership/ESG Performance Measure Metrics	Key Achievements
Develop and retain key talent
•

Expanded role of several key leaders of global finance function to develop potential successors

•

Appointed internal key talent to Chief Accounting Officer and Controller, and SVP, Finance, Research & Development Solutions

Deliver value to stockholders	• Ended 2022 with 18 of 20 analysts issuing a “Buy” rating and none with a “sell” rating • Delivered total stockholder return exceeding CRO peer group and in line with full peer group
Enhance employee engagement and show responsiveness to employee survey feedback
•

Acted upon key focus areas of 2021 employee survey – career, belonging, and health and wellbeing – by increasing number and frequency of engagements with both senior and general finance community around leadership, career development, and role played by finance community in IQVIA’s mission to drive healthcare forward

•

Improved overall employee engagement score on 2022 employee engagement survey by 1.3 points versus 2021 to 78.3%, with a response rate on survey of 88.6%, up 12.3 points versus the prior year

Enhance and further the global ESG programs
•

Submitted Scope 1, 2 and 3 emissions reduction goals to SBTi for approval

•

Significantly decreased Scope 1 and 2 emissions per FTE and in absolute terms, despite significant increase in headcount during the period,

•

Increased Scope 3 emissions reporting boundary to include several new categories for the first time

•

Reduced our global facilities footprint through the reduction of space utilized or complete exit at over 50 locations, significantly exceeding target

•

Onboarded a new Diversity & Inclusion leader

•

Racial, ethnic and gender diversity for 2022 new hires in the U.S. exceeded the levels for the overall U.S. workforce, continuing a trend from 2021

•

All ESG ratings steady or improving; MSCI ratings upgraded

•

Continued to enhance disclosures in ESG Report consistent with GRI and SASB reporting frameworks

Based on these achievements, the LDC Committee assessed a total score of 16 out of a possible 20 points for this performance measure, which results in a 175% straight-line interpolation. Given Mr. Bruehlman’s significant involvement in supporting IQVIA’s expansion of its ESG efforts and its significant progress against its ESG goals, the LDC Committee chose to assign a final payout of 180%.

Costa Panagos President, Research & Development Solutions
Operational/Strategic Performance Measure Metrics	Key Achievements
Achieve Vision 22 operational and strategic objectives
•

Completed Vision 22 productivity targets by more than 6%, significantly exceeding targets, through a program of automation, LEAN process improvements, intelligent staffing and rationalization of enterprise footprint

Achieve backlog and net new business targets
•

Clinical research contracted backlog grew to an all-time record of $27.2 billion

•

Achieved book-to-bill of 1.36x, significantly exceeding target and significantly exceeding book-to-bill ratios for peers that publicly-disclose such data

•

Added more than 275 net new clinical research customers in 2022, a double-digit increase over previous year

•

In furtherance of our strategy to partner with the public sector and leading NGOs, we were selected by a leading organization to advance clinical research into the development of a tuberculosis vaccine

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Costa Panagos President, Research & Development Solutions
Operational/Strategic Performance Measure Metrics	Key Achievements
Diversify depth of offerings and expand growth in new services
•

Executed the Q2 Solutions lab strategy and significantly expanded the capabilities of the lab business through capital investment and highly strategic acquisitions, exceeding target growth

•

Accelerated growth in the connected devices business with 50% year-over-year growth and the addition of two large pharmaceutical customers

•

Expanded our OCT footprint from 350 customers in 2021 to more than 450 in 2022

•

Continued to innovate in the area of decentralized trials, launching the first at-home blood testing capabilities; the DCT program became the first to receive independent GDPR compliance validation

Achieve business case for key lab investments	• Achieved business case for key lab acquisitions

Based on these achievements, the LDC Committee assessed a total score of 16 out of a possible 20 points for this performance measure, which results in a 175% straight-line interpolation. Given Mr. Panagos’ over-achievement against his Vision 22 productivity objectives, the LDC Committee chose to assign a final payout of 180%.

Leadership/ESG Performance Measure Metrics	Key Achievements
Develop and retain key talent
•

Managed a significant reduction in attrition throughout 2022 relative to 2021, significantly exceeding targets

•

Launched multiple leadership programs targeted at various levels of the R&DS organization, including the Leader of the Future Program and the R&DS Global Leadership Program

•

Rolled out diversity sponsorship and mentorship programs, significantly building out diverse leadership pipeline

Enhance employee engagement and show responsiveness to employee survey feedback	• Increased participation rate in employee pulse survey from 77.1% in Q4 2021 to a record-high 83.5% in Q4 2022 • Overall average favorability scores increased to 79.5% in 2022
Execute on workforce optimization strategy
•

Launched upgraded talent acquisition model that provides real-time data and analytics to support improved decision-making regarding workforce investments

•

Significantly exceeded targets for work delivered in lower cost regions by 10 points, critical in mitigating impact of inflationary environment

Demonstrate effective leadership of R&DS
•

Executed smooth transition in taking over as President, Research & Development Solutions

•

Oversaw the appointment/promotion of several new, internal leaders to critical leadership roles

•

Created new organizational functions to align with and support IQVIA’s 20by25 growth strategy

Based on these achievements, the LDC Committee assessed a total score of 17 out of a possible 20 points for this performance measure, which results in a 176% straight-line interpolation. Given Mr. Panagos’ significant achievements with creating and implementing R&DS-specific training programs and developing alternative talent acquisition models for key employee populations within R&DS, the LDC Committee chose to assign a final payout of 180%.

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Kevin C. Knightly President, Corporate Strategy and Enterprise Networks
Operational/Strategic Performance Measure Metrics	Key Achievements
Achieve Vision 22 operational and strategic objectives
•

Completed Vision 22 cost reduction targets by more than 17%, significantly exceeding targets, through a program of automation, LEAN process improvements, intelligent staffing and rationalization of enterprise footprint

Execute on commercial technology strategy
•

Deployed our OCE technology platform to more than 375 clients, exceeding target

•

Launched new software applications for our commercial customers such as OCE+, which embeds our leading AI into our OCE platform

•

Continued expansion of our Next Best Action offering, with five of the top large pharmaceutical companies deploying this solution

•

Improved year-over-year profitability of global commercial technology portfolio through enhanced product development and delivery processes

•

IDC marketspace recognized IQVIA as a leader in the Life Sciences Sales and Marketing IT outsourcing Services

Strengthen core information and analytics offerings
•

Drove efficiency and scale for our commercial analytics customers through productization of our analytics libraries; can now deploy solutions 50% faster than before, and up to 10x faster than in-house data science teams, improving patient identification for therapy by 3-5x and reducing costs for clients

•

Achieved significant advances in our patient level, real time data capture capabilities and expansion of our patient centric portfolio, including regulatory grade external comparator data

•

Secured renewals with key European and U.S. data suppliers with no loss of data access

Continue growth of Return Contract Sales and Medical Solutions (CSMS)	• Continued growth of global CSMS business in 2022, with revenues increasing 4% year-over-year at constant currency, and increased customer favorability scores compared with 2021

Based on these achievements, the LDC Committee assessed a total score of 17 out of a possible 20 points for this performance measure, which results in a 176% straight-line interpolation and is the final payout assigned by the LDC Committee.

Leadership/ESG Performance Measure Metrics	Key Achievements
Develop and retain key talent
•

Supported establishment of a new global business unit, Commercial Solutions, and the promotion of Bhavik Patel, an internal, high-performing talent, as its new President

•

Launched second phase of Building Careers program aimed at further developing line managers to enhance their leadership and mentoring skills to better support the next generation of leaders at IQVIA

•

Designed and delivered a skill-based training curriculum aimed at developing technical, analytical and softer customer management skills, with overall participation rates above 50%

•

84.1% retention rate for high performers

Enhance employee engagement and show responsiveness to employee survey feedback
•

Overall average favorability score on employee engagement survey increased to 82.7% in 2022, 2.6 points higher than Fortune 500 Benchmark

•

Employees feeling they can achieve their career goals at IQVIA increased by 4.9 points to 79.3% in 2022, higher than the S&P 500 benchmark

Execute on diversity and inclusion initiatives
•

Implemented D&I trainings and launched employee well-being initiatives

•

All business unit employee communications enhanced to include additional resources available to employees and highlighted our continued commitment and focus on Diversity, Inclusion and Belonging at IQVIA

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Leadership/ESG Performance Measure Metrics	Key Achievements
Ensure quality and integrity of information assets	• No significant security issues with information assets • Maintained production quality for information deliverables with no major customer escalations • No significant supply disruptions

Based on these achievements, the LDC Committee assessed a total score of 17 out of a possible 20 points for this performance measure, which results in a 176% straight-line interpolation and is the final payout assigned by the LDC Committee.

Eric M. Sherbet Executive Vice President, General Counsel and Secretary
Operational/Strategic Performance Measure Metrics	Key Achievements
Achieve Vision 22 operational and strategic objectives
•

All Vision 22 productivity initiatives completed within two years of target and exceeded target by greater than 200%

•

Exceeded targets for reduction in core legal expenses and increases in revenue per full-time employee

Continue to enhance stockholder engagement
•

Significant improvement in say-on-pay “FOR” votes, with a 30 point increase from the last say-on-pay vote in 2020, with almost all of the largest stockholders that voted “AGAINST” in 2020 switching to a “FOR” vote in 2022

•

Directors received overwhelming votes in favor of their election

Effective management of investigations and litigation matters
•

IQVIA received a significant favorable finding in a clinical trial conduct litigation, with IQVIA being awarded all costs and outstanding payments

•

Effectively managed other ongoing litigations, with no significant unfavorable rulings

Effective management of key initiatives within Global Legal function
•

Successful rollout of multiple technology tools to drive efficiency globally across the legal function

•

Provided effective legal support for all M&A activity and entered into alternative fee arrangements with several top law firms to ensure quality support on more advantageous terms

•

Drove multiple initiatives to ensure IQVIA remains a privacy first organization

Based on these achievements, the LDC Committee assessed a total score of 18 out of a possible 20 points for this performance measure, which results in a 184% straight-line interpolation. Given Mr. Sherbet’s significant over-achievement against his Vision 22 productivity objectives, achieving his target within two years and exceeding target by 200%, the LDC Committee chose to assign a final payout of 189%.

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Leadership/ESG Performance Measure Metrics	Key Achievements
Develop and retain key talent
•

Maintained stable department retention rates and no turnover of key talent in 2022

•

Rolled out tailored development programs for high potential candidates throughout the global legal function

•

Accelerated development plans and expanded the remits of key leadership talent to strengthen succession capabilities

Enhance employee engagement and show responsiveness to employee survey feedback
•

Very high levels of employee engagement within the global legal function with engagements ratings of 86%

•

Overall favorability score on 2022 employee engagement survey was 81%

•

Improvements over 2021 in response rates among legal team of 87%

Enhance ESG program
•

Environmental

•

Submitted Scope 1, 2 and 3 emissions reduction goals to SBTi in 2022 for expected approval in 2023

•

Significantly decreased Scope 1 and 2 emissions per FTE and in absolute terms, despite significant increase in headcount during the period

•

Increased Scope 3 emissions reporting boundary to include several new categories for the first time

•

Reduced our global footprint through the reduction of space utilized or complete exit at over 50 locations, significantly exceeding target

•

Social

•

Expanded participation in our ERGs by 40%

•

Launched our eighth ERG, Disabilities and Careers Network

•

Racial, ethnic and gender diversity for 2022 new hires in the U.S. exceeded the levels for the overall U.S. workforce, continuing a trend from 2021

•

Governance

•

All ESG ratings steady or improving; MSCI ratings upgraded

•

Onboarded a new Diversity & Inclusion leader

•

Continued to enhance disclosures in ESG Report consistent with GRI and SASB reporting frameworks

Effective oversight of corporate governance matters
•

Involved in the recruitment and onboarding of two new directors in 2022; increasing gender diversity on our Board to 40% and total Board diversity to 50%

•

Managed major governance changes to align with IQVIA’s widely-held/institutional ownership model such as declassifying our Board, implementing a majority voting standard and proposing a special meeting right

Based on these achievements, the LDC Committee assessed a total score of 18 out of a possible 20 points for this performance measure, which results in a 184% straight-line interpolation. Given Mr. Sherbet’s significant leadership in supporting IQVIA’s expansion of its ESG efforts and its significant progress against its ESG goals, the LDC Committee chose to assign a final payout of 189%.

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The LDC Committee and our Chief Executive Officer (except with respect to his own individual performance) evaluated the performance of each of our named executive officers as described above and determined scores for each individualized performance measure. Based on these scores, and in accordance with the predetermined scorecard, the LDC Committee assigned final payouts to each named executive officer for the individualized performance measures, as shown below.

Named Executive Officer	Operational/Strategic Performance Measure	Leadership/ESG Performance Measure
Ari Bousbib	192%	192%
Ronald E. Bruehlman	189%	180%
Costa Panagos	180%	180%
Kevin C. Knightly	176%	176%
Eric M. Sherbet	189%	189%

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Individual performance adjustment

The LDC Committee approved the individual performance adjustments described below.

Named Executive Officer	Individual Performance Adjustment
Ari Bousbib

The LDC Committee recommended and the Board made a positive adjustment to Mr. Bousbib’s Annual Plan payout, representing 12.0% of the final award. This adjustment was made in consideration of the following contributions and accomplishments of Mr. Bousbib:

•

Achieved or exceeded all Vision 22 goals despite the extraordinary macro environmental headwinds encountered since 2019. Additionally, exceeded Vision 22 targets for Revenue, Adjusted EBITDA, Adjusted Diluted EPS Growth and Net Leverage

•

Worked closely with the Board to implement major enhancements to our corporate governance program and significantly increased our level of disclosure.  Examples include overseeing the de-classification of the board, implementing majority voting standard and proposing a special meeting right for stockholders; have added considerable additional disclosure on compensation decisions in the proxy, including more transparency around targets and rationale for determinations within permitted ranges; enhanced disclosures on lead director responsibilities, the functioning of our Board and on the role of the Board and its committees in risk and ESG oversight

•

Led multiple strategic initiatives to continue increasing IQVIA’s leadership in the markets we serve, including sustaining exceptionally high clinical trial bookings activity, with a book to bill ratio of 1.36x, exceeding reported ratios for CRO peers that publicly disclose

•

Led the development of IQVIA’s new Employee Value Proposition, a foundational component of the recruitment and retention strategy underpinning the 20by25 goals. The EVP is a clear and compelling articulation of our shared purpose, the environment we strive to create, and ultimately what it means to be an IQVIAN

•

Reduced three-month trailing attrition from 20% to 12.7%, bringing in line with pre-pandemic levels; achieved this during a period of full employment, rising inflation and record market attrition

•

In support of our mission to improve patient outcomes across the globe, established senior level strategic relationships with major NGOs including, The Bill and Melinda Gates Foundation, the Coalition for Epidemic Preparedness Innovations and the Wellcome Trust

•

Demonstrated leadership throughout the Ukraine conflict ensuring patients in Ukraine maintained access to life saving medicines and clinical trials. In addition, supported IQVIA employees directly impacted by the conflict through financial, logistical and technology support

•

IQVIA received a significant favorable finding in a clinical trial conduct litigation, with IQVIA being awarded all costs and outstanding payments

•

Provided overall leadership that continued to position IQVIA as a leader in our industry, obtaining external recognition from numerous industry organizations, including FORTUNE’s 2023 World’s Most Admired Companies, a first-place ranking in FORTUNE’S Healthcare: Pharmacy and Other Services category of its World’s Most Admired Companies list, with top rankings in the categories of innovation, people management, use of corporate assets, social responsibility, quality of products and services, global competitiveness and long-term investment value, and Brandon Hall Awards for Capital Management Excellence Awards for IQVIA Talent Development Programs

Ronald E. Bruehlman

The LDC Committee made a positive adjustment to Mr. Bruehlman’s Annual Plan payout, representing 8.0% of the final award. This adjustment was made in consideration of the following contributions and accomplishments of Mr. Bruehlman:

•

Strong capital management; facilitated significant investments for growth through M&A and product development investments in addition to the retirement of long-term expensive debt

•

Delivered improvements in revenue growth, both in absolute and relative annualized terms, from 2022 acquisitions

•

Substantially increased investor engagement versus prior year; hosted more than 160 investment firms and 248 individual investors through 1:1 and group meetings

•

Increased the gender diversity of his leadership team through the appointment of two senior female leaders

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Costa Panagos

The LDC Committee made a positive adjustment to Mr. Panagos’ Annual Plan payout, representing 11.9% of the final award. This adjustment was made in consideration of the following contributions and accomplishments of Mr. Panagos:

•

Managed delivery of services and critical medicines to clinical trial patients through the rapid and continually evolving Russia and Ukraine conflict

•

Delivered record bookings, backlog and industry leading book-to-bill ratios

•

Strong execution of R&DS’s strategy of increased diversification of revenue channels through growth in the Q2 Solutions lab business and decentralized clinical trials offerings and expansion of IQVIA Biotech in Japan Pacific Region

Kevin C. Knightly

The LDC Committee made a positive adjustment to Mr. Knightly’s Annual Plan payout, representing 7.5% of the final award. This adjustment was made in consideration of the following contributions and accomplishments of Mr. Knightly:

•

Led engagement with key strategic partnership opportunities, including adding a new strategic partner, to create new data sources that will provide a long-term benefit to the Company

•

Reorganized marketing and sales support functions to better articulate our differentiation through Connected Intelligence, provided tactical sales support tools for the global sales community and rolled out a new global sales training program

•

Continued to drive expansion in the MedTech segment and led the development of MedTech specific offerings, establishing IQVIA as a leader in this segment

Eric M. Sherbet

The LDC Committee made a positive adjustment to Mr. Sherbet’s Annual Plan payout, representing 11.9% of the final award. This adjustment was made in consideration of the following contributions and accomplishments of Mr. Sherbet:

•

Managed the complex and rapidly evolving legal situation related to the Russia and Ukraine conflict. This was foundational in enabling IQVIA to continue to provide critical medicines for clinical trial patients as well as support for IQVIA’s employees

•

Worked closely with the CEO and the Board to implement major enhancements to our corporate governance program to expand stockholder rights and significantly increase our level of disclosure, far exceeding expectations for the year. Examples include overseeing the de-classification of the board, implementing majority voting standard and proposing a special meeting right for stockholders

•

Significant role in shareholder outreach and was instrumental in improving stockholder support for 2022 say-on-pay vote

Named Executive Officer short-term incentive award determinations

The table below summarizes the final Annual Plan payouts to our named executive officers for 2022. The LDC Committee did not make any adjustments to the Formula-Based Performance Payout Factor or the underlying corporate or individual performance measures.

Named Executive Officer	Prorated Base Salary	x	Target Incentive	x	Formula-Based Performance Payout Factor	=	Calculated Payout	(+/-)	Individual Performance Adjustment	=	Final Payout
Ari Bousbib	$1,800,000		200%		146.6%		$5,278,121		$719,744		$5,997,864
Ronald E. Bruehlman	$895,400		100%		144.0%		$1,289,619		$112,390		$1,402,009
Costa Panagos(1)	$581,875		85%		134.4%		$648,096		$87,943		$736,039
Kevin C. Knightly	$572,250		85%		133.2%		$647,845		$52,839		$700,683
Eric M. Sherbet	$562,075		75%		146.7%		$618,466		$83,464		$701,930
(1) Base salary and Target Incentive prorated for April 1, 2022 appointment to President, Research & Development Solutions.

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2022 Long-Term Incentive Awards

The LDC Committee met on February 9, 2022 to determine 2022 long-term incentive awards. When making the awards, the LDC Committee first determined the total grant date value of the award for each named executive officer and then delivered that value in three components: three-year performance shares (50%), SARs (25%), and restricted stock units (25%), assuming target-level achievement of applicable performance goals for performance shares, as set forth in the table below. The terms of each type of long-term incentive award are set forth above, under “—Elements of Compensation—Long-Term Incentive Awards.”

Named Executive Officer	Performance Shares	RSUs	SARs
Ari Bousbib	$11,049,542	$5,144,333	$5,195,083
Ronald E. Bruehlman	$3,156,898	$1,469,774	$1,484,298
Costa Panagos	$1,052,132	$1,469,523	$494,772
Kevin C. Knightly	$1,052,132	$489,841	$494,772
Eric M. Sherbet	$1,183,630	$550,946	$556,586

In addition to his annual grant awarded on February 10, 2022, and in advance of becoming a named executive officer, Mr. Panagos received a retention grant of time-based restricted stock units to further incentivize his continued engagement and recognize his long-term commitment to our business. The retention restricted stock units vest one-half on the second anniversary of the grant date and one-half on the third anniversary of the grant date.

The 2022-2024 performance share awards provide for the grant of common stock at the end of the three-year performance period based on the achievement of Relative TSR and Adjusted Diluted EPS growth goals over that period, as follows:

Performance Metric	Weight	Threshold	Target	Maximum
3-Year Adjusted Diluted EPS Growth	75%	6.2%	10.0%	13.6%
3-Year TSR vs. S&P 500 (percentile)	25%	25	50	75
Percentage of Target Payout		50%	100%	200%

Consistent with our compensation philosophy, the LDC Committee sets challenging yet achievable three-year goals to appropriately incentivize performance. When setting the 10% target for Adjusted Diluted EPS Growth, the LDC Committee considered, among other things, the performance of both our peer group and the broader market. For the 2018-2020 three-year period, approximately 46% of our peer group and approximately 54% of the S&P 500 reported Adjusted Diluted EPS Growth of less than 10%, and for the 2019-2021 three-year period, approximately 30% of our peer group and approximately 47% of the S&P 500 failed to exceed the 10% annual hurdle.

The Adjusted Diluted EPS growth target for the 2022-2024 performance shares is substantially consistent with the earnings growth trajectory reflected in the three-year financial guidance we disclosed at our 2021 Analyst and Investor Conference. At that time, we said we expected continued double-digit Adjusted Diluted EPS growth during the 2023-2025 period.

Over the past several performance periods, not only has the Company realized double-digit Adjusted Diluted EPS growth, but the base year Adjusted Diluted EPS at the start of each grant cycle has been equal to prior year results, meaning the growth goals are based on Adjusted Diluted EPS that has grown by more than 10% in prior periods, thus making the target for every new cycle more challenging to achieve than the prior cycle—even when the annual growth target remains a constant 10%. Further, as we continue to achieve scale and grow our earnings at a rapid pace, the dollar amount of Adjusted Diluted EPS needed to achieve a 10% growth rate increases significantly over time. With an Adjusted Diluted EPS of $10.16 for 2022, the challenge to continually achieving a 10% annual growth rate is much greater than it was four years ago when the Adjusted Diluted EPS was less than half as much.

Based on the factors described above, the LDC Committee concluded that constantly achieving a 10% annual growth rate over the long term represented a challenging but achievable goal that is an appropriate target for our long-term incentive awards.

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Chief Executive Officer long-term incentive award determination

The LDC Committee considered all of the factors described above when determining our Chief Executive Officer’s annual long-term incentive award granted in February 2022. For further details, see “—Compensation of Our Chief Executive Officer” and “—Overview of Our Executive Compensation Program—Benchmarking.” In particular, the Board and the LDC Committee believe that our Chief Executive Officer’s performance in 2021 was exceptional and that he was critical to the Company’s outstanding results, achieving at or near record-high growth in all key performance measures, including Revenue, Adjusted EBITDA and Adjusted Diluted EPS, along with significant operational, strategic, leadership and ESG achievements, and served as the main driver of the launch of our ambitious 20by25 strategic plan.

The Board and LDC Committee also believe that our CEO’s leadership of the Company has been instrumental in positioning the Company as a global leader in our industry. As a result of our CEO’s leadership, our Company has received numerous external awards and accolades. Most recently, we were recognized once again in FORTUNE’s annual list of World’s Most Admired Companies. We earned this distinction for the sixth time in a row. Importantly, we earned the number one position within our industry group for the second year in a row, and achieved first place rankings in seven out of nine categories, including innovation, people management, use of corporate assets, social responsibility, quality of products and services, global competitiveness and long-term investment value.

Accordingly, the Board and the LDC Committee believe his continued leadership is imperative for the Company to achieve its longer-term objectives and recognizes the importance of ensuring he is appropriately incentivized through a mix of equity awards that are expected to increase in value based on achievement of key long-term performance objectives, with a smaller percentage allocated to time-based awards. That belief informs the decisions of the Board and our LDC Committee regarding the Chief Executive Officer’s annual long-term incentive awards, including with respect to the awards granted in February 2022.

New for 2023. In response to investor feedback and to further align the interests of our named executive officers with stockholders and continue to incentivize high performance as described above, the LDC Committee has changed the mix of equity awards granted to our named executive officers to increase the percentage of performance share awards as a percentage of the total long-term incentive awards granted from 50% in 2022 to 75% in 2023. Time-based restricted stock awards will no longer be a feature of our annual long-term incentive awards granted to our named executive officers.

New for 2023. In response to investor feedback, and after a review of market practice, the LDC Committee has adopted a policy, beginning with 2023 performance awards, to cap the payout at target for the portion of performance share awards based on Relative TSR if our absolute TSR for the three-year performance period is negative. More details about the 2023 performance awards will be disclosed in our 2024 proxy statement.

New for 2023. In response to investor feedback, the LDC Committee has approved an increase in the Relative TSR target performance from the median to the 55th percentile for the three-year TSR vs. Relative TSR performance metric of our performance share awards to receive a target payout of 100% for that portion of the performance share awards.

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Performance share determinations for 2022

Performance share awards granted to our named executive officers on February 11, 2020, were based on IQVIA’s achievement of Adjusted Diluted EPS growth and Relative TSR goals during a three-year performance period, as described above in the section entitled “—Elements of Compensation—Long-Term Incentive Awards”. The three-year performance period for the 2020-2022 performance shares ended on December 31, 2022. The number of performance shares that could be earned ranged from 0% of the target award, if the threshold levels of performance were not achieved, to 200% of the target award, if the maximum levels were achieved or exceeded. For results between these marks, the number of shares would be determined by linear interpolation.

The LDC Committee did not make any adjustments, including for COVID-19, to the 2020-2022 performance share metrics or payouts. Performance for Adjusted Diluted EPS Growth was determined by comparing our Adjusted Diluted EPS at the beginning of the performance period to the Adjusted Diluted EPS at the conclusion of the performance period, which means that any adjustments made mid-period would be irrelevant to the growth calculation. The performance goals and results used to determine the final payout factor for the 2020-2022 performance shares were as follows:

Performance Metric	Weight	Threshold	Target	Maximum	Actual	Performance	Payout Factor
3-Year Adjusted Diluted EPS Growth	75%	6.2%	10.0%	13.6%	16.7%	200%	150%
3-Year TSR vs. S&P 500 (percentile)	25%	25	50	75	62	146%	37%
					Final Payout:		187%

Additional information on the vested value of the performance share awards earned by our named executive officers is set forth in the table and related footnotes below under “Compensation of Named Executive Officers—2022 Option Exercises and Stock Vested.”

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Retirement, Perquisites and Termination Benefits

Retirement plans

We believe our retirement plans serve as an important tool to attract and retain our named executive officers and other key employees, and that we would be at a competitive disadvantage if we did not offer attractive retirement plans. We also believe that offering a baseline of stable retirement benefits encourages our named executive officers to make a long-term commitment to IQVIA.

The summaries below of our retirement plans should be read in conjunction with the tables and related footnotes under the sections entitled “Compensation of Named Executive Officers—2022 Pension Benefits,” “—IMS Health Defined Benefit Retirement Plans” and “—2022 Non-Qualified Deferred Compensation,” which provide more detail on the retirement benefits and deferred compensation values, if any, for each of our named executive officers.

Plan	Description
IMS Health Retirement Plan

U.S.-based legacy IMS Health employees, including Messrs. Bousbib, Bruehlman and Knightly, are eligible to participate in this tax-qualified defined benefit pension plan with a cash balance formula. Effective December 31, 2016, this plan was closed to new participants.

IMS Health Retirement Excess Plan

Certain U.S.-based legacy IMS Health employees, including Messrs. Bousbib, Bruehlman and Knightly, are eligible to participate in this unfunded, non-qualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified IMS Health Retirement Plan. This excess plan provides pension benefits not provided by the IMS Health Retirement Plan due to Internal Revenue Code limits. Effective December 31, 2016, this plan was closed to new participants.

IMS Health Defined Contribution Executive Retirement Plan

Certain U.S.-based legacy IMS Health employees are eligible to participate in the unfunded, non-qualified defined contribution plan that was frozen to new participants and accruals as of June 30, 2012. Mr. Knightly is the only named executive officer who participates in this plan.

IQVIA 401(k) Plan

U.S.-based employees, including our named executive officers, are eligible to participate in this tax-qualified, defined contribution plan. Employees may contribute a portion of their compensation to this plan and receive a matching Company contribution. For 2022, our discretionary contribution generally matched the first 3% of employee contributions at 100%, and the next 3% of employee contributions at 50% (subject to Internal Revenue Code limitations). However, for employees eligible to participate in the IMS Health Retirement Plan, our discretionary matching contribution matched 50% of employee contributions up to 6% of compensation (subject to Internal Revenue Code limitations).

IQVIA Savings Equalization Plan

Certain U.S.-based employees, including our named executive officers, are eligible to participate in this unfunded, non-qualified defined contribution plan using the same benefit formula as in the IQVIA 401(k) Plan. The savings equalization plan provides the Company matching contributions that cannot be made under the 401(k) Plan due to Internal Revenue Code limits.

IQVIA Elective Deferred Compensation Plan

Certain U.S.-based employees, including our named executive officers, are eligible to participate in this elective non-qualified deferred compensation plan. The plan allows eligible employees to defer up to 80% of their base salaries and up to 100% of short-term incentive awards earned under the Annual Plan. Contributions consist solely of participants’ elective deferral contributions; there are no matching or other employer contributions.

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Termination benefits

We provide severance, change of control and retirement protections to our Chief Executive Officer pursuant to his employment agreement. Messrs. Bruehlman, Panagos, Knightly and Sherbet have severance protection through our Employee Protection Plan. These employment agreements and plans are summarized under “Compensation of Named Executive Officers—Potential Payments Upon Termination or Change in Control.” Our severance and change in control protections are designed to be fair and competitive to aid in attracting and retaining experienced executives. We believe the protection we provide, including the level of severance payments and post-termination benefits and our limited change in control benefits, is appropriate and within the range of competitive practice.

Our employment agreements, plans and other compensation arrangements do not provide for any excise tax gross-up payment to our named executive officers. Any taxes, including golden parachute excise taxes, resulting from severance or any other change in control-related compensation are the responsibility of the executive.

Perquisites

For other elements of compensation provided to our named executive officers, such as perquisites and health and welfare benefits, the LDC Committee provides competitive benefits. The LDC Committee considers the views and experiences of the external compensation consultants on these matters. The LDC Committee believes that perquisites should not constitute a significant part of our executive compensation program but does provide certain perquisites to our named executive officers on an individual basis as it deems appropriate and reasonable.

We provide certain perquisites to our Chief Executive Officer each year pursuant to his employment agreement, all of which are considered compensation and subject to taxes. Our Chief Executive Officer receives reimbursement of reasonable expenses related to home security, financial and estate planning, tax preparation services, and executive physical exams in an annual amount not to exceed $50,000 in the aggregate; use of a Company-leased automobile and reimbursement of all related operating expenses; and personal use of corporate aircraft, subject to the business needs of the Company. We do not provide any tax gross-ups to our Chief Executive Officer in connection with any of these benefits. We believe the cost of providing such perquisites in 2022 was reasonable and represents a relatively small percentage of the executive’s overall compensation package. The perquisites provided to our named executive officers in 2022 are summarized and reported in the 2022 Summary Compensation Table below in the section entitled “Compensation of Named Executive Officers.”

Rigorous Accountability, Risk-Mitigation and Recovery Provisions

Share Ownership Guidelines

Under our share ownership guidelines established by the LDC Committee, our named executive officers are expected to own shares of our stock with a value equal to at least the multiples of their annual base salaries noted below. The below table reflects each named executive officer’s share ownership relative to their ownership requirement as of January 31, 2023.

Our share ownership guidelines are designed to increase each named executive officer’s ownership stake in IQVIA and align their interests with the interests of our stockholders.

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For purposes of the share ownership guidelines, shares are treated as owned if they are owned directly, held through the named executive officer’s account under our retirement plans, or if they are underlying unvested time-based restricted stock unit awards or unvested time-based restricted stock awards. Shares are not counted as owned for purposes of our share ownership guidelines if they are underlying any unvested performance shares or other performance-based awards or underlying any stock option award or SAR award, whether or not vested. While there is no set period in which these ownership levels must be met, officers covered by the guidelines are required to retain at least 50% of the shares, net of applicable tax withholding and payment of exercise price (if applicable), they receive upon the vesting of long-term incentive awards or the exercise of stock options or SARs, until the share ownership guidelines are met.

Clawback Policy

We maintain a formal recoupment, or “clawback,” policy for the recovery of incentive-based compensation paid to current and former executive officers, among others, on the basis of financial results that are subsequently restated as a result of misconduct or material noncompliance with financial reporting requirements under GAAP and SEC rules, or in the event of a breach of restrictive covenants. The Board administers this policy with respect to executive officers and has the sole discretion to invoke the policy and direct the Company to recover incentive-based compensation received by such individuals in such circumstances. In light of the SEC’s adoption of final clawback rules in October 2022, we expect our clawback policy to change in order to comply with final stock exchange listing standards, once effective.

Risk Assessment

In designing executive compensation, the LDC Committee seeks to create incentives to promote our long-term business success without encouraging undue risk taking. As part of its program design, the LDC Committee’s external compensation consultants perform a risk assessment annually. In 2022, consistent with prior years, the external compensation consultants did not identify any areas of concern in our executive compensation program. The LDC Committee has reviewed our compensation programs, including the external compensation consultants’ risk assessment reports, and has concluded that the risks arising from them are not reasonably likely to have a material adverse effect on us. We do not believe our compensation programs generally, including the executive compensation program, encourage excessive or inappropriate risk-taking. While appropriate risk-taking is a necessary component of growing a business, the LDC Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management and employee decisions that could pose undue long-term risks.

Tax Deductibility

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain individuals, including certain current and former executive officers, to $1 million per year. The LDC Committee believes that its primary responsibility is to design and administer an executive compensation program that meets the Company’s objectives, and that stockholder interests are best served if it retains flexibility and discretion to approve compensation arrangements even if they may not qualify for full or partial tax deductibility and to amend existing arrangements even if such amendment could result in a loss or limitation of deductibility. Therefore, the LDC Committee has approved compensation arrangements for executive officers that did not qualify for full tax deductibility due to Section 162(m), and will continue to do so in the future.

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Leadership Development and
Compensation Committee Report

The LDC Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the LDC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.

The Leadership Development and Compensation Committee

Carol J. Burt, Chair
John P. Connaughton
John G. Danhakl
Todd B. Sisitsky

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Compensation of Named
Executive Officers

2022 Summary Compensation Table

The following table presents summary information regarding the compensation awarded to, earned by, or paid to each of our named executive officers for services rendered to us in all capacities for the fiscal years ended December 31, 2022, 2021 and 2020, if the named executive officer was an executive officer in that fiscal year.

Year	Salary ($)	(1)	Bonus ($)	Stock Awards ($)	(2)	Option Awards ($)	(3)	Non-Equity Incentive Plan Compensation ($)	(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	(5)	All Other Compensation ($)	(6)	Total ($)
Ari Bousbib Chairman and Chief Executive Officer
2022	1,800,000		—	16,193,875		5,195,083		5,997,864		420,742		527,465		30,135,029
2021	1,800,000		—	14,108,891		4,425,579		7,200,000		535,539		545,842		28,615,851
2020	1,643,333		—	8,316,609		7,599,668		6,522,980		898,824		594,572		25,575,986
Ronald E. Bruehlman Executive Vice President, Chief Financial Officer
2022	895,400		—	4,626,672		1,484,298		1,402,009		132,354		79,321		8,620,054
2021	872,900		—	3,919,001		1,229,325		1,742,849		95,462		54,629		7,914,166
2020	358,333	(1)	—	2,699,926		—		668,842		55,892		145,378		3,928,371
Costa Panagos President, Research & Development Solutions
2022	581,875	(1)	—	2,521,655		494,772		736,039		—		48,413		4,382,754
Kevin C. Knightly President, Corporate Strategy and Enterprise Networks
2022	572,250		—	1,541,973		494,772		700,683		52,070		47,253		3,409,001
2021	558,250		—	1,175,576		368,783		849,315		91,344		44,716		3,087,984
2020	531,667		—	554,412		506,649		660,387		260,056		37,293		2,550,464
Eric M. Sherbet Executive Vice President, General Counsel and Secretary
2022	562,075		—	1,734,576		556,586		701,930		—		61,087		3,616,254
2021	532,875		—	1,254,104		393,368		776,511		—		60,306		3,017,164
2020	507,500		—	831,555		759,967		677,437		—		51,075		2,827,534

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(1)

Mr. Panagos was appointed to President, Research & Development Solutions effective April 1, 2022. Salary information for Mr. Panagos in 2022 includes amounts for his prior role with IQVIA. Salary information for Mr. Bruehlman in 2020 reflects amounts paid to him from August 1, 2020 to December 31, 2020, the period of time he served as our Chief Financial Officer in 2020. In reaction to the COVID-19 pandemic, each of the above-named executive officers, along with other members of senior management, voluntarily elected to forgo a percentage of his base salary for the period May 1 to June 30, 2020 (or, in the case of Mr. Bruehlman, his consulting fees for the same period), with the applicable percentage for our Chief Executive Officer being 50% and for the other named executive officers being 20%.

(2)

Amounts reflect the aggregate grant date fair value of time-based RSU awards and/or performance shares (as applicable) granted in the relevant fiscal year computed in accordance with Accounting Standards Codification Topic 718, “Compensation—Stock Compensation,” or ASC 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of these amounts in 2022 are included in Note 17 to our consolidated audited financial statements for the fiscal year ended December 31, 2022, included in Part II of our Annual Report on Form 10-K. For performance shares granted to our named executive officers in 2022, the amount reported in the table above is based on the probable outcome of the performance conditions associated with the awards as of the grant date. The grant date fair value of the performance shares, made in the form of restricted stock units, granted to each of our named executive officers in 2022, assuming the highest level of achievement of the performance conditions, was $22,099,084 for Mr. Bousbib, $6,313,796 for Mr. Bruehlman, $2,104,265 for Mr. Panagos, $2,104,265 for Mr. Knightly, and $2,367,261 for Mr. Sherbet.

(3)

Amounts reflect the aggregate grant date fair value for each SAR award granted in the relevant fiscal year as computed in accordance with ASC 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of these amounts in 2022 are included in Note 17 to our consolidated audited financial statements for the fiscal year ended December 31, 2022, included in Part II of our Annual Report on Form 10-K.

(4)

Amounts for 2022 reflect amounts to be paid in March 2023 under the Annual Plan, as applicable to the named executive officer, as approved by the LDC Committee in February 2023. See “Compensation Discussion and Analysis—2022 Compensation Determinations—2022 Short-Term Incentive Awards.”

(5)

2022 values represent (i) the aggregate change in the present value of each named executive officer’s accumulated benefit under the IMS Health Retirement Plan and Retirement Excess Plan from December 31, 2021, to December 31, 2022, and (ii) interest earned from December 31, 2021, to December 31, 2022, on deferred compensation that is considered “above-market interest” under SEC rules. The change in pension value is broken down below to show the effect of an additional year of service by the named executive officer on the present values versus changes in present value attributable to actuarial assumptions. Each of these components is shown in the following table:

Name	Change in Present Value of Pension Benefit
	Due to additional accruals ($)	Due to change in actuarial assumptions ($)	Total ($)
Ari Bousbib	687,065	(277,204)	409,861
Ronald E. Bruehlman	172,093	(41,237)	130,856
Kevin C. Knightly	133,362	(149,761)	(16,399)
(6)

Amounts reported as “All Other Compensation” include the following items: (i) life insurance premiums of $7,524 each for Messrs. Bousbib and Knightly, $6,270 for Mr. Bruehlman, $4,902 for Mr. Sherbet and $1,710 for Mr. Panagos; (ii) matching contributions to the IQVIA 401(k) plan on behalf of our named executive officers of $9,150 each for Messrs. Bousbib, Bruehlman and Knightly and $13,725 each for Messrs. Panagos and Sherbet; (iii) certain make-whole plan contributions to the IQVIA Savings Equalization Plan on behalf of our named executive officers equal to the amounts that would have been contributed by us on behalf of each of the named executive officers to the applicable tax-qualified 401(k) plan under the plan’s matching contribution formula if not for certain limits applicable to tax-qualified plans under the Internal Revenue Code of $238,130 for Mr. Bousbib, $63,901 for Mr. Bruehlman, $32,978 for Mr. Panagos, $30,579 for Mr. Knightly and $42,460 for Mr. Sherbet; and (iv) other perquisites for Mr. Bousbib, including (x) reimbursement of estate planning services of up to $50,000, (y) automobile lease payments and operating expenses related thereto of $26,153 and (z) personal usage of the Company’s aircraft of $196,571. For safety, security and productivity reasons, we strongly encourage Mr. Bousbib to use the Company’s aircraft for personal travel. Subject to the business needs of the Company, Mr. Bousbib is permitted to use the corporate aircraft for personal use up to 150 hours per year. In 2022, Mr. Bousbib only utilized approximately one-third of this allowance, representing a 16% decline in usage year-over-year. The amount of incremental cost for personal aircraft usage is determined by calculating the hourly variable costs (i.e., fuel, aircraft maintenance, landing and parking fees, crew costs and other miscellaneous costs) for the aircraft, and then multiplying the result by the hours flown for personal use during the year. The hourly variable cost in 2022 increased significantly due to rising fuel costs in 2022.

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2022 Grants of Plan-Based Awards

The following table sets forth information regarding plan-based awards made to each of our named executive officers during 2022.

Name	Grant Date	Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options ($)(6)	Exercise or Base Price of Option Awards ($)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
			Threshold ($)(2)	Target ($)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Ari Bousbib
	—	—	—	3,600,000	7,200,000	—	—	—	—	—	—	—
	2/10/22	2/9/22	—	—	—	20,542	41,084	82,168	—	—	—	11,049,542
	2/10/22	2/9/22	—	—	—	—	—	—	20,542	—	—	5,144,333
	2/10/22	2/9/22	—	—	—	—	—	—	—	76,472	250.43	5,195,083
Ronald E. Bruehlman
	—	—	—	905,000	1,810,000	—	—	—	—	—	—	—
	2/10/22	2/9/22	—	—	—	5,869	11,738	23,476	—	—	—	3,156,898
	2/10/22	2/9/22	—	—	—	—	—	—	5,869	—	—	1,469,774
	2/10/22	2/9/22	—	—	—	—	—	—	—	21,849	250.43	1,484,298
Costa Panagos
	—	—	—	527,000	1,054,000	—	—	—	—	—	—	—
	2/10/22	2/9/22	—	—	—	1,956	3,912	7,824	—	—	—	1,052,132
	2/10/22	2/9/22	—	—	—	—	—	—	5,868	—	—	1,469,523
	2/10/22	2/9/22	—	—	—	—	—	—	—	7,283	250.43	494,772
Kevin C. Knightly
	—	—	—	491,300	982,600	—	—	—	—	—	—	—
	2/10/22	2/9/22	—	—	—	1,956	3,912	7,824	—	—	—	1,052,132
	2/10/22	2/9/22	—	—	—	—	—	—	1,956	—	—	489,841
	2/10/22	2/9/22	—	—	—	—	—	—	—	7,283	250.43	494,772
Eric M. Sherbet
	—	—	—	437,550	875,100	—	—	—	—	—	—	—
	2/10/22	2/9/22	—	—	—	2,200	4,401	8,802	—	—	—	1,183,630
	2/10/22	2/9/22	—	—	—	—	—	—	2,200	—	—	550,946
	2/10/22	2/9/22	—	—	—	—	—	—	—	8,193	250.43	556,586
(1)

Represents annual cash incentive award opportunities granted under the Annual Plan. As described in “Compensation Discussion and Analysis—2022 Short-Term Incentive Awards” above, each named executive officer was eligible to receive a target annual incentive equal to a percentage of his annual base salary. The actual amount paid to our named executive officers under the Annual Plan for 2022 is included in the Summary Compensation Table above, in the column labeled “Non-Equity Incentive Plan Compensation.”

(2)

Under the Annual Plan, amounts shown in the “threshold” column assume our LDC Committee exercises its discretion to authorize the lowest possible award (or $0) for each named executive officer. See “Compensation Discussion and Analysis—2022 Compensation Determinations—2022 Short-Term Incentive Awards.”

(3)

Under the Annual Plan, amounts shown in the “Maximum” column represent 200% of the named executive officers’ target award amount. See “Compensation Discussion and Analysis—2022 Compensation Determinations—2022 Short-Term Incentive Awards.”

(4)

Represents performance shares granted in 2022. See “Compensation Discussion and Analysis—2022 Compensation Determinations—2022 Long-Term Incentive Awards.”

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(5)

Consists of the number of time-based RSUs granted in 2022, which vest over three years in three equal installments beginning on the first anniversary of the grant date. For Mr. Panagos, the amount consists of 1,956 time-based RSUs granted in 2022, which vest over three years in three equal installments beginning on the first anniversary of the grant date and 3,912 time-based RSUs granted in 2022, which vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. See “Compensation Discussion and Analysis—2022 Compensation Determinations—2022 Long-Term Incentive Awards.”

(6)

Consists of the number of time-based SARs granted in 2022, which vest over three years in three equal installments beginning on the first anniversary of the grant date. See “Compensation Discussion and Analysis—2022 Compensation Determinations—2022 Long-Term Incentive Awards.”

(7)

The exercise price is equal to the closing price per share of our common stock on the grant date, as reported on the NYSE.

(8)

Reflects the grant date fair value of equity awards granted in 2022 determined in accordance with FASB ASC Topic 718. See footnotes (2) and (3) to the “2022 Summary Compensation Table.”

Narrative Disclosure to Summary Compensation Table and 2022 Grants of Plan-Based Awards Table

We have entered into agreements with Messrs. Bousbib, Bruehlman, Panagos and Sherbet governing the terms of their employment. The material terms of each agreement are described below. Each of the agreements provides for certain payments and benefits to which the named executive officer may be entitled in connection with a termination of employment or upon a change in control, which are described below under “—Potential Payments Upon Termination or Change in Control.”

Employment Agreement with Mr. Bousbib

Our employment agreement with, Mr. Bousbib, our Chief Executive Officer, provides for a base salary that is currently set at $1.8 million and is subject to annual review. Pursuant to the agreement, Mr. Bousbib is eligible to receive an annual bonus with a target amount of 200% of his annual base salary. Mr. Bousbib is also eligible to participate in our savings, retirement and health and welfare plans, certain deferred compensation plans and our long-term incentive plan, each in accordance with its terms, and he is provided certain perquisites, as described more fully under “Compensation Discussion and Analysis—2022 Compensation Determinations—Retirement, Perquisites and Termination Benefits—Perquisites” and in note 6 to the “2022 Summary Compensation Table” above.

The employment agreement renews annually on July 26th for an additional one-year term unless either party gives notice of non-renewal at least sixty days in advance. The employment agreement further provides for certain restrictive covenants in favor of the Company, including non-competition and non-solicitation of our customers or employees for 24 months following termination of his employment with us.

Agreements with Messrs. Bruehlman, Panagos and Sherbet

We have letter agreements with each of Messrs. Bruehlman, Panagos and Sherbet that provide for a base salary, subject to annual review, and a target annual bonus expressed as a percentage of base salary. The letter agreements do not specify a term of employment, and either the Company or Messrs. Bruehlman, Panagos and Sherbet, as applicable, may terminate the employment relationship at any time for any reason. Each of Messrs. Bruehlman, Panagos and Sherbet is also eligible to participate in our savings, retirement and health and welfare plans, certain deferred compensation plans and our long-term incentive plan in accordance with their terms.

Messrs. Bruehlman’s, Panagos’s and Sherbet’s salaries are currently set at $905,000, $620,000 and $583,400, respectively, and target annual bonuses are set at 100%, 85% and 75%, respectively.

Each of Messrs. Bruehlman, Panagos and Sherbet is also subject to a non-competition agreement that includes, among other things, provisions regarding non-competition and non-solicitation of customers and employees for 12 months following termination of employment for any reason.

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Outstanding Equity Awards at Fiscal Year-End for 2022

The following table sets forth information regarding long-term incentive awards held by our named executive officers as of December 31, 2022.

		Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (exercisable) (#)	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Equity Incentive Awards: Number of Securities Underlying Unexercised Unearned Options/ SARs (#)	Option/ SARs Exercise Price ($)	Option/ SARs Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)(1)(2)
Ari Bousbib	2/10/2015	82,847	—	—	65.16	2/10/2025	—	—	—	—
	2/2/2016	127,592	—	—	59.90	2/2/2026	—	—	—	—
	2/2/2017	156,206	—	—	78.21	2/2/2027	—	—	—	—
	2/8/2018	160,457	—	—	95.23	2/8/2028	—	—	—	—
	2/13/2019	184,364	—	—	131.82	2/13/2029	—	—	—	—
	2/11/2020	149,360	74,680	—	161.70	2/11/2030	—	—	—	—
	2/9/2021	32,041	64,083	—	183.82	2/9/2031	—	—	—	—
	2/10/2022	—	76,472	—	250.43	2/10/2032	—	—	—	—
	2/9/2021	—	—	—	—	—	16,050	3,288,485	48,151	9,865,658
	2/10/2022	—	—	—	—	—	20,542	4,208,850	41,084	8,417,701
Ronald E. Bruehlman	2/9/2021	8,900	17,801	—	183.82	2/9/2031	—	—	—	—
	2/10/2022	—	21,849	—	250.43	2/10/2032	—	—	—	—
	8/3/2020	—	—	—	—	—	5,584	1,144,106	—	—
	2/9/2021	—	—	—	—	—	4,458	913,400	13,375	2,740,404
	2/10/2022	—	—	—	—	—	5,869	1,202,499	11,738	2,404,999
Costa Panagos	2/8/2018	2,853	—	—	95.23	2/8/2028	—	—	—	—
	2/13/2019	7,681	—	—	131.82	2/13/2029	—	—	—	—
	2/11/2020	7,468	3,734	—	161.70	2/11/2030	—	—	—	—
	2/9/2021	2,225	4,450	—	183.82	2/9/2031	—	—	—	—
	2/10/2022	—	7,283	—	250.43	2/10/2032	—	—	—	—
	2/11/2020	—	—	—	—	—	6,253	1,281,177	—	—
	2/9/2021	—	—	—	—	—	11,814	2,420,570	3,343	684,947
	2/10/2022	—	—	—	—	—	5,868	1,202,295	3,912	801,530
Kevin C. Knightly	2/10/2015	8,284	—	—	65.16	2/10/2025	—	—	—	—
	2/2/2016	10,207	—	—	59.90	2/2/2026	—	—	—	—
	2/2/2017	18,224	—	—	78.21	2/2/2027	—	—	—	—
	2/8/2018	21,394	—	—	95.23	2/8/2028	—	—	—	—
	2/13/2019	18,436	—	—	131.82	2/13/2029	—	—	—	—
	2/11/2020	9,957	4,979	—	161.70	2/11/2030	—	—	—	—
	2/9/2021	2,670	5,340	—	183.82	2/9/2031	—	—	—	—
	2/10/2022	—	7,283	—	250.43	2/10/2032	—	—	—	—
	2/9/2021	—	—	—	—	—	1,338	274,143	4,012	822,019
	2/10/2022	—	—	—	—	—	1,956	400,765	3,912	801,530

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		Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (exercisable) (#)	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Equity Incentive Awards: Number of Securities Underlying Unexercised Unearned Options/ SARs (#)	Option/ SARs Exercise Price ($)	Option/ SARs Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)(1)(2)
Eric M. Sherbet	3/1/2018	11,870	—	—	97.20	3/1/2028	—	—	—	—
	2/13/2019	18,436	—	—	131.82	2/13/2029	—	—	—	—
	2/11/2020	14,936	7,468	—	161.70	2/11/2030	—	—	—	—
	2/9/2021	2,848	5,696	—	183.82	2/9/2031	—	—	—	—
	2/10/2022	—	8,193	—	250.43	2/10/2032	—	—	—	—
	2/9/2021	—	—	—	—	—	1,427	292,378	4,280	876,929
	2/10/2022	—	—	—	—	—	2,200	450,758	4,401	901,721
(1)

The values shown equal the number of shares or units multiplied by $204.89, the closing price of a share of our common stock on December 30, 2022, as reported on the NYSE.

(2)

The number of shares and the payout value reported reflect payout assuming target performance is achieved.

(3)

The following table shows the vesting dates of the outstanding and unvested awards held by our named executive officers as of December 31, 2022. Vesting is generally subject to the named executive officer’s continued service with us through the applicable vesting date. All unvested equity awards held by our Chief Executive Officer are subject to acceleration and/or continued vesting in certain cases (discussed below in the section entitled “—Potential Payments Upon Termination or Change in Control”).

Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Vesting Date Schedule	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Date Schedule	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Vesting Date Schedule
Ari Bousbib	2/11/2020	74,680	2/11/2023	—	—	—	—
	2/9/2021	32,041	2/9/2023	—	—	—	—
	2/9/2021	32,042	2/9/2024	—	—	—	—
	2/10/2022	25,490	2/10/2023	—	—	—	—
	2/10/2022	25,491	2/10/2024	—	—	—	—
	2/10/2022	25,491	2/10/2025	—	—	—	—
	2/9/2021	—	—	8,025	2/9/2023	—	—
	2/9/2021	—	—	8,025	2/9/2024	—	—
	2/10/2022	—	—	6,847	2/10/2023	—	—
	2/10/2022	—	—	6,847	2/10/2024	—	—
	2/10/2022	—	—	6,848	2/10/2025	—	—
	2/9/2021	—	—	—	—	48,151	12/31/2023
	2/10/2022	—	—	—	—	41,084	12/31/2024

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Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Vesting Date Schedule	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Date Schedule	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Vesting Date Schedule

Ronald E. Bruehlman	2/9/2021	8,900	2/9/2023	—	—	—	—
	2/9/2021	8,901	2/9/2024	—	—	—	—
	2/10/2022	7,283	2/10/2023	—	—	—	—
	2/10/2022	7,283	2/10/2024	—	—	—	—
	2/10/2022	7,283	2/10/2025	—	—	—	—
	8/3/2020	—	—	5,584	8/3/2023	—	—
	2/9/2021	—	—	2,229	2/9/2023	—	—
	2/9/2021	—	—	2,229	2/9/2024	—	—
	2/10/2022	—	—	1,956	2/10/2023	—	—
	2/10/2022	—	—	1,956	2/10/2024	—	—
	2/10/2022	—	—	1,957	2/10/2025	—	—
	2/9/2021	—	—	—	—	13,375	12/31/2023
	2/10/2022	—	—	—	—	11,738	12/31/2024
Costa Panagos	2/11/2020	3,734	2/11/2023	—	—	—	—
	2/9/2021	2,225	2/9/2023	—	—	—	—
	2/9/2021	2,225	2/9/2024	—	—	—	—
	2/10/2022	2,427	2/10/2023	—	—	—	—
	2/10/2022	2,428	2/10/2024	—	—	—	—
	2/10/2022	2,428	2/10/2025	—	—	—	—
	2/11/2020	—	—	3,126	2/11/2023	—	—
	2/11/2020	—	—	3,127	2/11/2024	—	—
	2/9/2021	—	—	5,907	2/9/2023	—	—
	2/9/2021	—	—	5,907	2/9/2024	—	—
	2/10/2022	—	—	652	2/10/2023	—	—
	2/10/2022	—	—	2,608	2/10/2024	—	—
	2/10/2022	—	—	2,608	2/10/2025	—	—
	2/9/2021	—	—	—	—	3,343	12/31/2023
	2/10/2022	—	—	—	—	3,912	12/31/2024

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Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Vesting Date Schedule	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Date Schedule	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Vesting Date Schedule
Kevin C. Knightly	2/11/2020	4,979	2/11/2023	—	—	—	—
	2/9/2021	2,670	2/9/2023	—	—	—	—
	2/9/2021	2,670	2/9/2024	—	—	—	—
	2/10/2022	2,427	2/10/2023	—	—	—	—
	2/10/2022	2,428	2/10/2024	—	—	—	—
	2/10/2022	2,428	2/10/2025	—	—	—	—
	2/9/2021	—	—	669	2/9/2023	—	—
	2/9/2021	—	—	669	2/9/2024	—	—
	2/10/2022	—	—	652	2/10/2023	—	—
	2/10/2022	—	—	652	2/10/2024	—	—
	2/10/2022	—	—	652	2/10/2025	—	—
	2/9/2021	—	—	—	—	4,012	12/31/2023
	2/10/2022	—	—	—	—	3,912	12/31/2024
Eric M. Sherbet	2/11/2020	7,468	2/11/2023	—	—	—	—
	2/9/2021	2,848	2/9/2023	—	—	—	—
	2/9/2021	2,848	2/9/2024	—	—	—	—
	2/10/2022	2,731	2/10/2023	—	—	—	—
	2/10/2022	2,731	2/10/2024	—	—	—	—
	2/10/2022	2,731	2/10/2025	—	—	—	—
	2/9/2021	—	—	713	2/9/2023	—	—
	2/9/2021	—	—	714	2/9/2024	—	—
	2/10/2022	—	—	733	2/10/2023	—	—
	2/10/2022	—	—	733	2/10/2024	—	—
	2/10/2022	—	—	734	2/10/2025	—	—
	2/9/2021	—	—	—	—	4,280	12/31/2023
	2/10/2022	—	—	—	—	4,401	12/31/2024

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2022 Option Exercises and Stock Vested

The following table sets forth information regarding stock options and/or SARs exercised and vesting of restricted stock, restricted stock units and/or performance shares by our named executive officers during 2022.

Name	Option/SAR Awards		Stock Awards(2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting ($)
Ari Bousbib	—	—	95,484	19,970,424
Ronald E. Bruehlman	—	—	7,813	1,871,910
Costa Panagos	—	—	15,270	3,421,570
Kevin C. Knightly	—	—	6,497	1,365,025
Eric M. Sherbet	—	—	9,458	1,973,984
(1)

Calculated by multiplying the number of shares of our common stock acquired upon exercise by the difference between the exercise price and the market price of our common stock on the exercise date.

(2)

Amounts shown in these columns reflect restricted stock, restricted stock units and/or performance share awards that vested during 2022. The performance share awards for the 2020-2022 performance period vested on December 31, 2022, and were earned by each named executive officer based on the LDC Committee’s certification on February 7, 2023. See “Compensation Discussion and Analysis—2022 Compensation Determinations—2022 Long-Term Incentive Awards—Performance share determinations for 2022.” The value realized upon the vesting of restricted stock, restricted stock units and/or performance shares was calculated, as required by SEC rules, using the closing price of our common stock as quoted on the NYSE on the date such restricted stock, restricted stock units and/or performance shares became vested.

(3)

After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of restricted stock, restricted stock units and/or performance shares, the named executive officers retained a total of 70,965 net shares in aggregate with individual shares retained as follows:

Name	Total Net Shares Retained
Ari Bousbib	47,373
Ronald E. Bruehlman	4,520
Costa Panagos	9,101
Kevin C. Knightly	4,097
Eric M. Sherbet	5,874

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2022 Pension Benefits

The following table sets forth information regarding the present value of the accumulated benefits of our named executive officers under our pension plans assumed from IMS Health in the Merger as of December 31, 2022. Only Messrs. Bousbib, Bruehlman and Knightly, as legacy IMS Health employees, are eligible to participate in such plans. No amounts were paid to any of our named executive officers under our pension plans during our 2022 fiscal year.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year	Present Value of Lump Sum Payable if Terminated on 12/31/22 ($)(3)
Ari Bousbib	IMS Health Retirement Plan IMS Health Retirement Excess Plan	11.33 11.33	201,286 4,965,063	— —	— 5,184,499
Ronald E. Bruehlman	IMS Health Retirement Plan IMS Health Retirement Excess Plan	7.50 7.50	145,118 397,606		411,172
Costa Panagos	—	—	—	—	—
Kevin C. Knightly	IMS Health Retirement Plan IMS Health Retirement Excess Plan	39.42 39.42	607,775 852,395	— —	— 887,611
Eric M. Sherbet	—	—	—	—	—
(1) Years are credited based on service from the date the individual became a participant in each plan.
(2)

These amounts represent the actuarial present value, as of December 31, 2022, of the total retirement benefit that would be payable to the applicable named executive officers in accordance with the terms of the Retirement Plan and Retirement Excess Plan, as applicable, assuming no future service or compensation increases, and no pre-retirement mortality or termination (i.e., each named executive officer is assumed to retire at age 65 and to receive the benefit of annual interest credits at 4.20% under the Retirement Plan and 4.20% under the Retirement Excess Plan on his account balance until such point). The key actuarial assumptions and methodologies used to calculate the present value of accumulated benefits under both the Retirement Plan and Retirement Excess Plan were (i) a discount rate of 5.66% and 5.40%, respectively, and (ii) the White Collar PRI2012 mortality table with scale MP-2021.

(3)

Under the Retirement Excess Plan, if any of Messrs. Bousbib, Bruehlman or Knightly had experienced a separation from service from us for any reason on December 31, 2022, that executive would have been entitled to receive a single lump sum payment of his accumulated benefit under the Retirement Excess Plan on December 31, 2022. The present value determined as of, and the lump sum payable as of December 31,2022, is shown above. The following key actuarial assumptions and methodologies were used to calculate the present value on December 31, 2022: the Retirement Excess Plan account balance as of December 31, 2022 was converted into an annuity payable on December 31, 2022, using a 3.87% interest rate and the GAM 83 Unisex Mortality Table. The resulting annuity was converted to a lump sum payable on December 31, 2022, using an interest rate of 3.185% and the GAM 83 Mortality Table.

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IMS Health Defined Benefit Retirement Plans

The following table describes the defined benefit pension plans in which Messrs. Bousbib, Bruehlman and Knightly are eligible to participate.

Plan	Description	Eligibility and Vesting	Benefits Formula	Time and form of Payment	Internal Revenue Code Limitations
IMS Health Retirement Plan	Funded, tax-qualified defined benefit retirement program

All U.S.-based legacy IMS Health employees, including our Chief Executive Officer, Mr. Bruehlman, and Mr. Knightly

Benefits generally vest after three years of qualifying service

This plan was assumed by us in connection with the Merger and closed to new participants effective December 31, 2016

Benefits are defined by a cash balance formula expressed in the form of a notional or “book-keeping” account balance

Each month a participant’s cash balance “account” is increased by (i) pay credits of 6% of the participant’s compensation for that month and (ii) interest credits based on the participant’s hypothetical account balance at the end of the prior month

Monthly interest credits are based on 1/12th of the 30-year Treasury bond yields in effect during the applicable month, subject to a floor of a 3% annual yield

Participants may retire early at age 55 with three years of service

Normal retirement age is 65. Pension benefits are payable as an actuarially equivalent annuity

Lump-sum distributions are only available for benefits valued at $5,000 or less

Employees do not make contributions to the plan

Section 401(a)(17) of the Internal Revenue Code (IRC) limits the annual compensation that may be taken into account in the calculation of benefits under a tax-qualified defined contribution or defined benefit pension plan, including the IMS Health Retirement Plan, to $305,000 in 2022

Section 415 of the IRC limits the annual benefit payable under a tax-qualified defined benefit plan, including the IMS Health Retirement Plan, to $245,000 for 2022

IMS Health Retirement Excess Plan

Unfunded, non-qualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified IMS Health Retirement Plan

This plan provides pension benefits not provided by the IMS Health Retirement Plan due to the IRC limitations noted above

Certain eligible U.S.-based legacy IMS Health employees, including our Chief Executive Officer, Mr. Bruehlman and Mr. Knightly

We provide, out of our general assets, amounts equal to the difference between the amount that would have been paid in the absence of the aforementioned IRC limits and the amount that may be paid under the IMS Health Retirement Plan

Benefits for the named executives are automatically payable upon termination of employment (subject to a six-month delay, in certain cases, under tax rules applicable to non-qualified deferred compensation) in the form of an actuarially equivalent lump sum

None

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2022 Non-Qualified Deferred Compensation

The following table sets forth information regarding the non-qualified deferred compensation of each of our named executive officers for our 2022 fiscal year under the IMS Health Defined Contribution Executive Retirement Plan (IMS Health DCERP) or the IQVIA Elective Deferred Compensation Plan, as applicable.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of Fiscal Year 2022(3) ($)
Ari Bousbib	—	(5,065,834)	—	14,636,880
Ronald E. Bruehlman	—	—	—	—
Costa Panagos	122,194	(48,989)	—	652,245
Kevin C. Knightly	—	(1,384,539)	—	4,993,226
Eric M. Sherbet	—	—	—	—
(1) Contributions for Mr. Panagos represent his 2022 earnings, which was deferred in 2022. The contribution amount in this table was reflected in the “2022 Summary Compensation Table” under Salary.
(2)

Earnings for Mr. Bousbib and Mr. Panagos include dividends as well as earnings on the notional investments held. Earnings for Mr. Knightly represent (i) interest credited to his Designated Account (as defined below), and (ii) the increase/decrease in fiscal year 2022 in the fair market value of shares of our common stock notionally held in his Designated Account (as described below).

(3)

The aggregate balance at the end of the year consists of the value of Messrs. Bousbib’s, Panagos’s, and Knightly’s respective accounts, as of December 31, 2022. The Stock Account (as defined below) used in the DCERP has been valued using the closing price of our common stock on December 30, 2022 $204.89, the last business day of fiscal year 2022. Earnings on deferred amounts in Mr. Knightly’s Designated Account, to the extent such earnings were deemed to be “above-market” under applicable SEC rules, have been reflected in the “2022 Summary Compensation Table” in the column labeled “Change in Pension Value and Non-Qualified Deferred Compensation Earnings.”

The following table describes our non-qualified deferred compensation plans.

Plan	Description	Eligibility and Vesting	Benefits Formula	Time and form of Payment
IMS Health Defined Contribution Executive Retirement Plan (IMS Health DCERP)	Non-qualified, unfunded defined contribution plan

Plan was frozen to new participants and accruals as of June 30, 2012

Previously accrued benefits continue to be eligible to be credited with an interest credit and notional investment returns

Mr. Knightly is fully vested in his account

Participants were able to elect to have their account notionally credited with investment credits (the portion that is so credited is referred to as a “Designated Account”) or, with respect to a designated portion of their account, notionally invested in shares of IMS Health common stock, which then became notionally invested in shares of IQVIA common stock in connection with the Merger (the portion that is so notionally invested is referred to as a “Stock Account”)

Annual investment credits to a Designated Account are calculated based on the average annual corporate bond yields from the AA to AAA Rated/10+ Years Component of the Merrill Lynch U.S. Corporate Master Index

A participant’s account is paid as a lump sum on or shortly after the date the participant terminates employment with us (subject to a six-month delay, in certain cases, under tax rules applicable to non-qualified deferred compensation)

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Plan	Description	Eligibility and Vesting	Benefits Formula	Time and form of Payment
IQVIA Elective Deferred Compensation Plan	Non-qualified, deferred compensation plan	Certain IQVIA employees within the U.S., including our named executive officers, are eligible to participate

Participants may defer up to 80% of their base salaries as of the first day of the calendar year or partial year and up to 100% of any cash bonus earned under the Annual Plan and payable to the participant with respect to that year

Contributions consist solely of participants’ elective deferral contributions with no matching or other employer contributions

Participants may elect to receive date-based, in-service distributions as long as they are active participants in the plan in either a lump sum or in annual installments for up to 15 years

Upon separation from service, participants will receive their distribution either as a lump sum or in annual installments for up to 15 years (subject to a six-month delay, in certain cases, under tax rules applicable to non-qualified deferred compensation)

Potential Payments Upon Termination or Change in Control

Each of our named executive officers is entitled to receive certain benefits upon a qualifying termination of employment and upon certain change in control transactions. Below we describe payments and benefits that are payable upon certain types of termination of employment or a change in control, or that are enhanced based on the circumstances of a termination or change in control.

Employment Agreement and Long-Term Incentive Award Agreements with Our Chief Executive Officer

Under the terms of his employment agreement, if we terminate our Chief Executive Officer’s employment without cause (including as a result of non-renewal of the employment term by the Company), or if he resigns for good reason (as such terms are defined in the employment agreement) (either, a “qualifying termination of employment”), our Chief Executive Officer will be entitled to severance in an amount equal to two times the sum of his annual base salary and annual target bonus, payable in equal installments over the 24-month period following the termination of his employment, or if such termination or resignation occurs within the 24-month period following a change in control (as defined in the employment agreement), in a lump sum. Under the terms of his employment agreement and his outstanding long-term incentive award agreements, in the event of a qualifying termination of employment, all of our Chief Executive Officer’s outstanding time-based equity awards that remain unvested will vest in full and, if applicable, will remain exercisable for their full respective terms. In addition, all of his outstanding performance-based equity awards that remain unvested will remain outstanding and eligible to vest based on performance or, if a qualifying termination of employment occurs within 24 months following a change in control event, will vest based on deemed achievement of target performance on the termination date.

If our Chief Executive Officer’s employment is terminated by the Company due to his disability or terminates due to his death (as such terms are defined in his agreement), all of his outstanding equity awards that remain unvested will vest in full, and, if applicable, will remain exercisable for their full respective terms, with performance-based awards vesting based on deemed performance at target levels on the date his employment terminates. In the event of our Chief Executive Officer’s permanent retirement from the Company, with certain limited exceptions, all of his outstanding time-based equity awards that remain unvested will remain outstanding and continue to vest on the same schedule as if he had remained employed, and, if applicable, will remain exercisable for their full respective terms, and all of his outstanding performance-based awards will remain outstanding and eligible to vest based on actual performance. Our Chief Executive Officer will be eligible for retirement when he attains age 62. As of December 31, 2022, our Chief Executive Officer was not retirement-eligible under the terms of his agreement.

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Upon a termination for cause or a resignation without good reason (that does not constitute a retirement, as described above), our Chief Executive Officer will be entitled to salary and other compensation that accrued before termination, but no severance will be payable.

As a condition to our Chief Executive Officer’s receipt of the severance payments described above, he must timely execute a release of claims in favor of IQVIA and comply with certain restrictive covenants set forth in the employment agreement, including a covenant not to compete with us or to solicit our clients or employees during and for 24 months following termination of his employment with us. Our Chief Executive Officer is also bound by other restrictive covenants, including covenants relating to confidentiality and non-disparagement.

Employee Protection Plan

Messrs. Bruehlman, Knightly, Panagos and Sherbet participate in the IQVIA Employee Protection Plan, as amended and restated, which provides for certain payments and benefits if the participant’s employment is terminated without cause (as defined in the Employee Protection Plan).

Under the Employee Protection Plan, upon the termination of a participant’s employment without cause, they are entitled to continued base salary payments for a period ranging from two weeks to 52 weeks, depending on the participant’s salary grade level and years of eligible service (two weeks for each year of service, subject to certain minimum periods); continued medical, dental and vision benefits throughout the salary continuation period (or six months, whichever is shorter); and certain outplacement services. Messrs. Knightly and Panagos would be entitled to a maximum of 52 weeks of severance benefits under the Employee Protection Plan. Messrs. Sherbet and Bruehlman would be entitled to 26 weeks of severance benefits under the Employee Protection Plan.

A participant is entitled to severance benefits under the Employee Protection Plan following a change in control unless they unilaterally resign, is offered comparable employment with us or an acquiring company, or transfers to a customer or client in connection with a transfer or outsourcing plan. Benefits under the Employee Protection Plan cease when the participant begins to earn compensation from a new employer, and are offset by the amounts of any other severance payments that are made to the participant or by the amount of any sign-on incentive or similar amounts paid upon commencement of the participant’s employment, if such payments occurred within 12 months of the termination. Any salary continuation or benefits payable under the Employee Protection Plan are conditioned upon the participant’s timely execution (without revoking) of a release of claims in favor of IQVIA that may include certain restrictive covenants, including covenants relating to non-competition and non-solicitation of clients or employees that would apply, in each case, during the one-year period following the participant’s termination of employment or, if longer, the participant’s salary continuation period.

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Summary of Potential Payments

The following table estimates the dollar value of the additional payments and benefits our named executive officers would have been entitled to receive under applicable plans and/or arrangements described above, assuming the applicable triggering event occurred on December 31, 2022.

Name	Type of Payment or Benefit	Involuntary Termination ($)	Termination Due to Death/ Disability ($)	Change in Control without Termination ($)	Involuntary Termination Following a Change in Control ($)
Ari Bousbib	Severance Pay(1)	10,800,000	—	—	10,800,000
	Acceleration of time-based equity awards(2)	12,072,993	12,072,993	—	12,072,993
	Performance-based equity awards(3)	18,283,359	18,283,359	—	18,283,359
	Total	41,156,352	30,356,352	—	41,156,352
Ronald E. Bruehlman	Severance Pay(6)	452,500	—	—	452,500
	Health & Welfare Benefits(4)	6,299	—	—	6,299
	Outplacement(7)	3,109	—	—	3,109
	Total	461,908	—	—	461,908
Costa Panagos	Severance Pay(5)	620,000	—	—	620,000
	Health & Welfare Benefits(4)	8,613	—	—	8,613
	Outplacement(7)	3,109			3,109
	Total	631,722	—	—	631,722
Kevin C. Knightly	Severance Pay(6)	578,000	—	—	578,000
	Health & Welfare Benefits(4)	8,613	—	—	8,613
	Outplacement(7)	3,109	—	—	3,109
	Total	589,722	—	—	589,722
Eric M. Sherbet	Severance Pay(6)	291,700	—	—	291,700
	Health & Welfare Benefits(4)	8,613	—	—	8,613
	Outplacement(7)	3,109	—	—	3,109
	Total	303,422	—	—	303,422

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(1)

Represents two times the sum of our Chief Executive Officer’s base salary and his target annual incentive, which is the amount payable to our Chief Executive Officer under the terms of his employment agreement in connection with a termination of his employment by us without cause or by him for good reason.

(2)

Represents the value of the acceleration of unvested time-based SARs determined based on the difference between the exercise price of the SARs and the closing price of a share of our common stock on December 30, 2022 ($204.89), the last business day of fiscal year 2022, and the value of the acceleration of unvested time-based restricted stock determined by multiplying the number of shares underlying the award by the closing price of a share of our common stock on December 30, 2022. For purposes of this table, we have assumed that all time-based SARs and restricted stock would be assumed, continued or substituted in connection with a change in control and that, as a result, all time-based SARs and restricted stock would not become fully vested in connection with such change in control but rather upon a qualifying involuntary termination following a change in control. The actual treatment of time-based SARs and restricted stock in connection with a change in control transaction may be different. As described above, any unvested outstanding time-based equity awards held by our Chief Executive Officer would be accelerated in the event of a qualifying termination of employment or in the event of a termination due to death or disability.

(3)

Represents the value of unvested performance shares (assuming achievement of the performance goals at target), determined by multiplying the number of shares underlying the award by the closing price of a share of our common stock on December 30, 2022 ($204.89). In the event of a qualifying termination of employment, our Chief Executive Officer’s performance shares will remain outstanding and eligible to vest based on performance. In the event of a termination due to death or disability, our Chief Executive Officer’s performance shares would be fully accelerated and paid out at target. For purposes of this table, we have assumed that all performance shares would be assumed, continued or substituted in connection with a change in control and that, as a result, all performance shares would not become fully vested in connection with such change in control but rather upon a qualifying involuntary termination following a change in control. The actual treatment of performance shares in connection with a change in control transaction may be different. As described above, any unvested outstanding performance-based equity awards held by our Chief Executive Officer would be accelerated in the event of a qualifying termination of employment following a change in control or in the event of a termination due to death or disability and would assume the achievement of the performance goals at target.

(4)

For Messrs. Bruehlman, Panagos, Knightly and Sherbet, Health & Welfare Benefits represent the cost to the Company of paying its portion of premiums for medical, dental and prescription drug coverage for the executive and his eligible dependents during the period during which salary continuation payments under the provisions of the Employee Protection Plan as in effect on December 31, 2022 are being made.

(6)

Represents the sum of base salary continuation payable to Messrs. Bruehlman, Panagos, Knightly and Sherbet under the provisions of the Employee Protection Plan as in effect on December 31, 2022.

(7)

Represents the value of outplacement services that would be available to Messrs. Bruehlman, Panagos, Knightly and Sherbet under the Employee Protection Plan in the event of a qualifying termination of employment.

CEO Pay Ratio

U.S. publicly-traded companies are required to disclose the ratio of their chief executive officer’s compensation to that of their median employee. Our Chief Executive Officer to median employee pay ratio was calculated in accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K and the related guidance, and represents a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions, and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we report.

Under the pay ratio rule, a company is required to identify its median employee only once every three years so long as during the prior fiscal year there has been no change to its employee population or employee compensation arrangements that it reasonably believes would result in significant changes in its pay ratio disclosure. During 2020, we identified our median employee by using base salaries or base rate of pay as our “consistently applied compensation measure” for all individuals, excluding our Chief Executive Officer, who were employed by us on December 1, 2020 (annualized in the case of employees who joined the Company during 2020). This calculation included full-time, part-time, seasonal and temporary employees. Because we did not experience any material changes to our employee population, or changes in employee compensation arrangements, during 2022, we believe it is reasonable to use the median employee identified and reported in 2020 for purposes of calculating the pay ratio disclosure with respect to 2022, and that using this median employee will not significantly affect our pay ratio disclosure.

For 2022, the annual total compensation of our median employee, calculated under applicable SEC rules, was $102,805. For 2022, the annual total compensation for our Chief Executive Officer is reported in the “2022 Summary Compensation Table” above. On this basis, the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation is estimated at 293:1.

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Pay versus Performance

The following table reports the compensation of our Principal Executive Officer (PEO) and the average compensation of the other Named Executive Officers (Other NEOs) as reported in the Summary Compensation Table for the past three fiscal years, as well as their “compensation actually paid” as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules.

	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Other NEOs(2)	Average Compensation Actually Paid to Other NEOs	Value of Initial Fixed $100 Investment Based On:			Company-Selected Measure
					IQVIA’s Total Stockholder Return	Peer Group Total Stockholder Return(3)	Net Income (millions)
Year(1)								Adjusted Diluted EPS Growth
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$30,135,029	$5,961,064	$5,007,016	$1,702,449	$132.61	$109.76	$1,091	12.5%
2021	$28,615,851	$88,421,980	$4,395,745	$10,062,332	$182.60	$141.64	$966	40.7%
2020	$25,575,986	$44,629,998	$2,887,147	$3,051,142	$115.96	$116.59	$279	0.5%

(1)

The PEO and Other NEOs for the applicable years were as follows:

●

2022: Mr. Bousbib served as our PEO and Messrs. Bruehlman, Panagos, Knightly and Sherbet served as the Other NEOs.

●

2021: Mr. Bousbib served as our PEO and W. Richard Staub, III and Messrs. Bruehlman, Knightly and Sherbet served as the Other NEOs.

●

2020: Mr. Bousbib served as our PEO and Michael R. McDonnell and Messrs. Staub, Bruehlman, Knightly and Sherbet served as the Other NEOs.
(2)

The 2022 Summary Compensation Table totals reported for the PEO and the average of the Other NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid”:

	2022		2021		2020
	PEO	Average for Other NEOs	PEO	Average for Other NEOs	PEO	Average for Other NEOs
Summary Compensation Table Total	$30,135,029	$5,007,016	$28,615,851	$4,395,745	$25,575,986	$2,887,147
Adjustments
Deduction for the change in actuarial present values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table	-$420,742	-$46,106	-$535,539	-$45,384	-$898,824	-$60,943
Increase for service cost for pension plans(a)	$296,785	$22,217	$314,052	$23,204	$273,872	$7,049
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table(b)	-$21,388,958	-$3,363,826	-$18,534,470	-$2,548,372	-$15,916,277	-$1,728,351
Increase/deduction for the Inclusion of Rule 402(v) Equity Values (b)	-$2,661,050	$83,148	$78,562,086	$8,237,139	$35,595,241	$1,946,240
COMPENSATION ACTUALLY PAID	$5,961,064	$1,702,449	$88,421,980	$10,062,332	$44,629,998	$3,051,142

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(a)

Compensation Actually Paid excludes the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for the relevant fiscal year’s Summary Compensation Table total and instead includes the service cost for services rendered during the listed fiscal year and prior service cost or credit associated with any plan amendments or initiations during the listed fiscal year for services rendered during prior years.
(b)

Compensation Actually Paid excludes the Stock Awards and Option Awards columns from the relevant fiscal year’s Summary Compensation Table total. The Rule 402(v) Equity Values instead reflect the aggregate of the following components, as applicable: (i) the fair value as of the end of the listed fiscal year of unvested equity awards granted in that year; (ii) the change in fair value during the listed fiscal year of equity awards granted in prior years that remained outstanding and unvested at the end of the listed fiscal year; and (iii) the change in fair value during the listed fiscal year through the vesting date of equity awards granted in prior years that vested during the listed fiscal year, less the fair value at the end of the prior year of awards granted prior to the listed fiscal year that failed to meet applicable vesting conditions during the listed fiscal year. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.
(3)

The peer group for each listed fiscal year consists of the companies listed as our compensation benchmarking peer group in the Compensation Discussion & Analysis specific for that fiscal year: for 2020 and 2021 the companies include Bausch Health Companies Inc., Boston Scientific Corporation, Cognizant Technology Solutions Corporation, Fiserv, Inc., Laboratory Corporation of America Holdings, Nielsen Holdings plc, Quest Diagnostics Incorporated, Regeneron Pharmaceuticals, Inc., Salesforce, Inc., S&P Global Inc., and Thomson Reuters Corporation (but excludes Allergan plc, acquired by AbbVie Inc. on May 8 2020); for 2022, all of these companies are included except Nielsen Holdings plc.

(4)

The Company has identified Adjusted Diluted EPS Growth as the company-selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the PEO and the Other NEOs in 2022 to the Company’s performance. See Appendix A in this Proxy Statement for a reconciliation of Adjusted Diluted EPS Growth, a non-GAAP measure, to the most directly comparable GAAP measure.
(5)

Adjusted Diluted EPS Growth was chosen from the following four most important financial performance measures used by the Company to link compensation actually paid to the PEO and other NEOs in 2022 to the Company’s performance:
Performance Metrics
Adjusted Diluted EPS Growth (as defined in “Compensation Discussion & Analysis—Elements of Compensation—Short-Term Incentive Awards”, described on page 75)
Relative Total Stockholder Return (as defined in “Compensation Discussion & Analysis—Elements of Compensation—Long-Term Incentive Awards”, described on page 78)
Revenue (as defined in “Compensation Discussion & Analysis—Elements of Compensation—Short-Term Incentive Awards”, described on page 75)
Adjusted EBITDA (as defined in “Compensation Discussion & Analysis—Elements of Compensation—Short-Term Incentive Awards”, described on page 75)

In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our “pay-for-performance” compensation philosophy. We believe the Company’s executive compensation program and the executive compensation decisions included in the 2022 Summary Compensation Table and related disclosures appropriately reward our PEO and the Other NEOs for Company and individual performance, assist the Company in retaining our senior leadership team and support long-term value creation for our stockholders. The values included in the columns for Compensation Actually Paid to our PEO and the Other NEOs, calculated in accordance with newly adopted SEC disclosure rules, in each of the fiscal years reported above and over the three-year cumulative period shows how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors. As the values change considerably from year-to-year based on stock price performance, they further demonstrate the “pay-for-performance” compensation philosophy of our executive compensation program. As the table demonstrates, the compensation of our PEO and the Other NEOs is higher when our stock price performs well, and lower when the stock price does not perform as well, demonstrating the clear alignment of interests of our PEO and the Other NEOs and our stockholders.

Given a significant amount of the values in the columns for Compensation Actually Paid to our PEO and the Other NEOs are based on our stock price as of a particular date in time, and specifically under the SEC rules, required to be the last day of the listed fiscal year, it is important to note that the values could have been dramatically different if other dates were chosen. To illustrate, in 2020, our stock price fluctuated from a low of $81.79 per share to a high of $180.99, with the closing share price on December 31, 2020 representing 98.99% of our 52-week high for 2020. In 2021, our stock price fluctuated from a low of $170.00 per share to a high of $285.61, with the closing share price on December 31, 2021 representing 98.79% of our 52-week high for 2021. And finally, in 2022, our stock price fluctuated from a low of $165.75 per share to a high of $282.52, with the closing share price on December 31, 2022 representing 72.52% of our 52-week high for 2022. Accordingly, the values in the columns for Compensation Actually Paid to our PEO and the Other NEOs could have been significantly less if other dates were chosen or if our stock price happened to be lower on the last day of the listed fiscal year.

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Relationship Between Compensation Actually Paid and Performance Measures

The table below reflects the relationship between the PEO and the average Other NEO compensation actually paid and the performance measures shown in the pay versus performance table from 2020 to 2022:

Period	Compensation Actually Paid to PEO	Average Compensation Actually Paid to Other NEOs	IQVIA’s TSR	Peer Group TSR	Net Income	Adj. Diluted EPS Growth
2020 to 2022	(87%)	(44%)	33%	10%	291%	58%

●

Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Cumulative TSR. From 2020 to 2022, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs decreased by 87% and 44%, respectively, compared to a 33% increase in our TSR over the same time period.
●

Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Net Income. From 2020 to 2022, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs decreased by 87% and 44%, respectively, compared to a 291% increase in our Net Income over the same time period.
●

Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Adjusted Diluted EPS Growth. From 2020 to 2022, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs decreased by 87% and 44%, respectively, compared to a 58% increase in our Adjusted Diluted EPS over the three-year period.
●

Relationship Between the Company’s TSR and the Peer Group TSR. The TSR for the peer group disclosed in the table above increased by 10% from 2020 to 2022 as compared to the Company’s TSR, which increased by 33% over the same time period.

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PROPOSAL NO. 3 Approval of an Amendment to the Certificate of Incorporation to Adopt a Stockholders’ Right to Request a Special Meeting of Stockholders

After careful consideration, IQVIA’s Board voted to approve, and to recommend that stockholders approve, an amendment to IQVIA’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide stockholders representing at least 25% or more of the Company’s outstanding common stock the right to request a special meeting of stockholders (a “Special Meeting”).

IQVIA’s Certificate of Incorporation currently provides that a Special Meeting may be called at any time by a majority of the members of the Board or by the Chairman or the Chief Executive Officer of the Company, but not by the Company’s stockholders.

Rationale for the Proposed Amendment

The Board regularly reviews our corporate governance structure and practices and in recent years has made several changes it believes are in the best interest of the Company and its stockholders. These changes include, among others:

•

adopting a majority voting standard for directors in uncontested elections

•

declassifying the Company’s Board; current director nominees up for election to one-year terms

•

moving to annual say-on-pay votes

•

removing all stockholder supermajority voting requirements

•

providing for stockholder proxy access

As part of this continuing effort, the Board has weighed the advantages and disadvantages of providing stockholders with the right to request a Special Meeting (“Special Meeting Right”), including governance considerations, stockholder feedback, the stockholder proposal set forth in Proposal No. 4 of this Proxy Statement (“Proposal 4”), and market practice.

The Board recognizes that providing stockholders the ability to request Special Meetings is viewed by some stockholders as an important corporate governance practice, and believes that the Special Meeting Right proposed by the Company in this Proposal No. 3, with a 25% ownership threshold, strikes an appropriate balance between enhancing the rights of all stockholders and preventing the disruption and inappropriate use of corporate assets that would arise if the required ownership threshold were set at so low a level as set forth in Proposal 4. By setting the ownership threshold at 25%, the Board believes that the Special Meeting Right will contribute to corporate governance practices that promote long-term value and strengthen board and management accountability to the Company’s stockholders while ensuring that Special Meetings are extraordinary events, given their considerable costs to the Company and attention by our Board and management, among other considerations. The Board also believes that a 25% ownership threshold is consistent with market practice for corporate governance programs among many S&P 500 companies.

The stockholder proposal set forth in Proposal 4 requests that the Company adopt a Special Meeting Right with a 10% ownership threshold. Special Meetings impose significant costs on the Company, both administrative and operational, and our Board, management team and employees must devote significant time and attention to preparing for a Special Meeting, which takes their time and attention away from their primary focus of overseeing and operating the Company’s business. One or a small minority of stockholders should not be entitled to cause such significant expense and distraction to advance their own special interests, to consider a matter that may be of little or no interest to most stockholders or that a significant majority of our stockholders may oppose. Special Meetings should only be called to discuss critical, time-sensitive issues that cannot be delayed until our next annual meeting in cases where a substantial portion of stockholders agree that a Special Meeting must be called. A failure to receive 25% support to convene a Special Meeting is a strong indicator that the issue is unduly narrow and not deemed critical by our stockholders generally. Providing a Special Meeting Right at an even lower threshold risks giving a small number of stockholders a disproportionate amount of influence over the Company’s affairs.

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Moreover, the 10% ownership threshold requested by the stockholder in Proposal 4 is lower than that of a significant majority of S&P 500 companies that offer stockholders a Special Meeting Right. A 10% threshold has been adopted by only 17% of S&P 500 companies, while a significant majority of S&P 500 companies that have adopted a Special Meeting Right have adopted a threshold higher than 10%.

As described below, the Board also believes it is appropriate to include certain other reasonable limitations around stockholder-requested Special Meetings, including requirements related to ownership and providing certain information in connection with, and the timing of, such Special Meetings. The Board believes these limitations are consistent with market practice and will help to limit the Special Meeting Right to stockholders with long-term interests in the Company, as well to help avoid duplicative or unnecessary Special Meetings.

In light of these governance considerations, stockholder feedback on this topic, and market practice, the Board concluded that providing stockholders with the Special Meeting Right will bolster our corporate governance structure and enhance the accountability of the Board and management. Accordingly, the Board, upon the recommendation of the N&G Committee, has unanimously determined that it is in the best interests of the Company and its stockholders to provide stockholders with the Special Meeting Right in accordance with this Proposal 3.

Specific Proposed Amendments

If amended as proposed, our Certificate of Incorporation (as so amended, the “Amended Certificate”) will require the Board to call a Special Meeting upon the written request of one or more stockholders who (a) own, in the aggregate, shares representing at least 25% of our then outstanding common stock for at least one year; and (b) comply with the other applicable requirements and procedures set forth in our Certificate of Incorporation and Bylaws, each as then in effect.

For purposes of determining whether the 25% ownership threshold is satisfied, the proposed amendment relies on the current definition of “ownership” that stockholders are required to demonstrate under Section 1.3(d) of our current Bylaws when seeking to propose directors’ nominations at an annual meeting of stockholders. Only those shares of common stock that a stockholder has held continuously for at least one year will be counted toward the ownership threshold. The Board believes this definition of ownership is an appropriate mechanism to limit the right to request a Special Meeting to stockholders with long-term interests in the Company.

In addition, the Amended Certificate will provide that in order to be eligible to request a Special Meeting or to solicit other stockholders to support a request for a Special Meeting, a stockholder must furnish information that is similar to what is required under Section 1.3(e) of our current Bylaws when a stockholder seeks to propose action or director nominations at an annual meeting of stockholders. The Board believes that this information requirement is an appropriate mechanism to promote transparency and to provide the Company and its stockholders comparable information about matters that a stockholder seeks to present for a stockholder vote.

This summary does not contain all the information that may be important to you. The complete text of the Amended Certificate is included in Appendix B to this Proxy Statement. This summary is qualified in its entirety by reference to the text of the Amended Certificate, which we urge you to read in its entirety.

Vote Required

The affirmative vote of the holders of a majority of our outstanding shares of common stock is required to approve this proposal. Abstentions and broker non-votes will have the effect of a vote against this proposal. If approved by stockholders, the Amended Certificate will become effective when it is filed with the Secretary of the State of Delaware, which we intend to do promptly following the 2023 Annual Meeting, and we will make conforming updates to our Bylaws as necessary. If this proposal is not approved, the Certificate of Incorporation will not be amended, and a Special Meeting may only be called by a majority of the members of the Board, the Chairman or the Chief Executive Officer, and the Company’s stockholders will have no Special Meeting Right.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ENABLE ADOPTION OF A STOCKHOLDER’S RIGHT TO CALL SPECIAL MEETINGS OF STOCKHOLDERS.

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PROPOSAL NO. 4 Stockholder Proposal: Adopt Shareholder Right to Call a Special Shareholder Meeting

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which the Company and the Board accept no responsibility. The stockholder proposal is required to be voted on at our 2023 Annual Meeting only if properly presented at our 2023 Annual Meeting.

John Chevedden, the beneficial owner of at least $2,000 in market value of the Company’s common stock on the date the proposal was submitted and for at least the preceding year, has notified the Company of their intent to present the following proposal at the 2023 Annual Meeting.

Proposal 4 - Adopt a Shareholder Right to Call a Special
Shareholder Meeting

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting regardless of length of stock ownership.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

Some companies prohibit shareholders from participating in calling for a special shareholder if they own stock for less than one continuous year. Requiring one continuous year of stock ownership can serve as a poison pill. I know of no instance of shareholders ever having success in calling for a special shareholder meeting at a company that excludes all shares not held for a continuous year.

It is important to vote for this Shareholder Right to Call a Special Shareholder Meeting proposal because we have no right to act by written consent. Shareholders at many companies have a right to call a special shareholder and the right to act by written consent.

A special shareholder meeting can be used to elect a new director. A reasonable shareholder right to call for a special shareholder meeting could give directors more of an incentive to improve their performance. For instance, Mr. Ronald Rittenmeyer chaired the management pay committee and management pay was rejected by 23% of shares in 2022. This compares unfavorably to the 5% rejection that is often the norm at well performing companies.

Calling a special shareholder meeting is hardly ever used by shareholders but the main point of calling special shareholder meeting is that it gives shareholders at least significant standing to engage effectively with management.

Management will have an incentive to genuinely engage with shareholders if shareholders have a reasonable alternative of calling a special shareholder meeting. Management likes to claim that shareholders have multiple means to communicate with management but in most cases these means are as effective as mailing a post card to the CEO. A reasonable right to call a special shareholder meeting is an important step for effective shareholder engagement with management.

Please vote yes:

Adopt a Shareholder Right to Call a Special Shareholder Meeting – Proposal 4

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IQVIA’s Statement in Opposition

The Board recognizes that providing stockholders with the right to ask the Company to request a Special Meeting is viewed by some stockholders as an important corporate governance practice that enhances stockholder rights. However, after thoughtful consideration, and consistent with its practice of taking into account and implementing investor feedback, the Board believes that a 25% ownership threshold for requesting a Special Meeting is in the best interests of the Company and its stockholders as it strikes an appropriate balance between enhancing the rights of all stockholders and preventing the disruption and inappropriate use of corporate assets that would arise if the required ownership threshold were set at a 10% level as proposed in Proposal 4. For a detailed discussion of the Company’s proposal, including more information on the Company’s recent corporate governance enhancements, see Proposal 3.

Special Meetings impose significant costs on the Company, both administrative and operational, and our Board, management team and employees must devote significant time and attention to preparing for a Special Meeting, which takes their time and attention away from their primary focus of overseeing and operating the Company’s business. Given the current ownership of the Company, the proposed 10% threshold would allow a single stockholder to call a Special Meeting. One or a small minority of stockholders, as proposed in Proposal 4, should not be entitled to cause such significant expense and distraction to advance their own special interests, to consider a matter that may be of little or no interest to most stockholders or that a significant majority of our stockholders may oppose. Such minority stockholders could also request Special Meetings solely to seek concessions from the Company that serve only their interests in exchange for avoiding a Special Meeting. Special Meetings should only be called to discuss critical, time-sensitive issues that cannot be delayed until our next annual meeting in cases where a substantial portion of stockholders agree that a Special Meeting must be called. A failure to receive 25% support to convene a Special Meeting, as proposed by the Company in Proposal 3, is a strong indicator that the issue is unduly narrow and not deemed critical by our stockholders generally. Providing a Special Meeting request right at a lower threshold risks giving a small number of stockholders a disproportionate amount of influence over the Company’s affairs.

Moreover, the 10% ownership threshold requested by the stockholder in Proposal 4 is lower than that of a significant majority of S&P 500 companies that offer stockholders a special meeting right. A 10% threshold has been adopted by only 17% of S&P 500 companies, while a significant majority of S&P 500 companies that have adopted a special meeting right have adopted a threshold higher than 10%.

By setting the ownership threshold at 25%, the Board believes that the right to request a Special Meeting will contribute to corporate governance practices that promote long-term value and strengthen board and management accountability to the Company’s stockholders while ensuring that Special Meetings are extraordinary events, given their considerable costs to the Company and attention by our Board and management, among other considerations. The Board also believes that a 25% ownership threshold is consistent with market practice for corporate governance programs among many S&P 500 companies.

Board Recommendation

For the foregoing reasons, including the Company’s Proposal 3 to adopt a stockholder Special Meeting Right with a 25% ownership threshold, the Board believes that the 10% threshold proposed in this Proposal 4 would not be in the best interests of stockholders or the Company and recommends that you vote AGAINST this Proposal 4.

THE BOARD UNANIMOUSLY RECOMMENDS THAT TO ENHANCE STOCKHOLDER VALUE VOTE “AGAINST” THIS PROPOSAL.

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PROPOSAL NO. 5 Stockholder Proposal: Separate Chair & CEO

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which the Company and the Board accept no responsibility. The stockholder proposal is required to be voted on at our 2023 Annual Meeting only if properly presented at our 2023 Annual Meeting.

Myra K. Young, 9295 Yorkship Court, Elk Grove, California 95758, the beneficial owner of at least $2,000 in market value of the Company’s common stock on the date the proposal was submitted and for at least the preceding year, has notified the Company of their intent to present the following proposal at the 2023 Annual Meeting.

Proposal 5 - Separate Chair & CEO

Resolved: Myra K. Young, of CorpGov.net, requests the Board of Directors adopt as policy and amend bylaws as necessary to require henceforth that the Chair of the Board of Directors, whenever possible, be an independent member of the Board. This independence policy shall apply prospectively to avoid violating any contractual obligations. If the Board determines that a Chair who was separated when selected is no longer independent, the Board shall select a new Chair who satisfies the policy requirements within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This policy would be phased in for the next CEO transition.

Supporting Statement

•

The role of the CEO and management is to run the company.

•

The role of the Board of Directors is to provide independent oversight of management and the CEO.

•

There is a potential conflict of interest for a CEO to have an inside director act as Chair.

Shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board. This step is in the long-term interests of shareholders and will promote effective oversight of management.

In the S&P 500, independent board chairs increased from 30% in 2018 to 37% as of June 2022, while companies combining the chair and CEO roles decreased from 49% to 44%. IQVIA Holdings is particularly in need of effective and unconflicted oversight, as evidenced by shareholder votes at our 2022 annual meeting:

•

100% of the shares voted to declassify the board

•

58.6% of shares voted to require a majority vote to elect uncontested directors. As of this filing, the Board has failed to adopt this measure.(1)

•

24% of shares voted against the advisory vote on executive officers’ compensation

The risk of lawsuits, sustained public controversy, and regulatory intervention, whether ultimately found to be justified or not, are strong arguments for the need for continuous, effective, and unconflicted board oversight of corporate management.

This request should be seen in the context that our Company does not have any limit on the number of boards our directors can serve on. Neither does it allow shareholders to call special meetings or act by written consent. Our board is locked into an outdated governance structure that reduces accountability to shareholders, increasing the likelihood of stagnation.

To ensure our Board can provide rigorous oversight for our Company with greater independence and accountability, we urge a vote FOR this shareholder proposal.

To Enhance Shareholder Value, Vote FOR
Separate Chair & CEO – Proposal 5

(1)

Zombies on Board: Investors Face the Walking Dead (https://www.msci.com/www/blog-posts/zombies-onboard-investors-face/02161045315.

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IQVIA’s Statement in Opposition

After careful consideration, the Board recommends a vote AGAINST this proposal for the reasons provided below:

Our Board believes it is critically important to preserve flexibility in determining the most effective leadership structure for IQVIA based on the Company’s specific circumstances and needs to best serve both the short-term and long-term interests of stockholders.

The Board believes it is important to preserve the flexibility to implement the leadership structure that will best serve both the short-term and long-term interests of stockholders. Any decision to combine or separate the roles of Chairman and CEO should be within a board’s discretion and based on the specific circumstances and challenges confronting a corporation at any given time, the independence and capabilities of its directors, the leadership provided by its CEO and Lead Independent Director, as well as the individual skills and experiences that may be required in an effective Chairman at that time. Eliminating the flexibility to select a structure of leadership, as the proponent requests, based on the facts and circumstances presented at a particular point in time is unnecessarily rigid, and would compromise the Board’s ability to assess and implement the optimal oversight framework.

Rather than taking a “one-size-fits-all” approach to Board leadership, as part of the Board’s regular assessment of the Company’s leadership, our existing policies provide the Board with the flexibility to determine the most appropriate leadership structure to address the Company’s needs in light of the dynamic environment in which we operate. The Board has deep knowledge of the strategic goals of the Company, the unique opportunities and challenges it faces, and the various capabilities of our directors and the Company’s senior management and is therefore best positioned to determine the most effective leadership structure to protect and enhance long-term stockholder value.

The Board is comprised entirely of independent directors other than the Chairman, and each of our committees is fully comprised of independent directors, including the chairs of each committee. We have elected four new directors since July 2017, all of whom are independent and have brought fresh and diverse perspectives and added to our Board’s mix of diversity, objectivity, skills and experience. The Board believes that this leadership structure and composition fosters an environment in which the Board can work most effectively and communication flows efficiently between management and the Board. Moreover, this structure creates a suitable climate for our independent-minded, skilled and committed directors to appropriately make inquiries of and challenge management.

Further, while some companies may separate the roles of Chairman and CEO in practice, as the Board has previously done as recently as 2016, it remains rare that such separation is mandated as a matter of such company’s corporate governance policy. According to data from The Conference Board, only 17% of companies in the S&P 500 have a formal policy mandating such separation as of December 31, 2022. Such policies limit the ability of a board to determine what leadership structure is most appropriate for a company’s particular circumstances, and there is no clear data to suggest that separation of the Chairman and CEO roles per se increases stockholder value or enhances company performance. We have also discussed our Board leadership structure during our stockholder engagement process, and most of our large stockholders have expressed their support of the Board’s decision to maintain flexibility to choose the leadership structure that best fits the Company’s circumstances at a given time.

Our Lead Independent Director ensures the Board’s independent leadership and accountability.

Dr. John Leonard has served as Lead Independent Director since 2018 and has been elected annually by a majority vote of the independent directors. The Lead Independent Director helps ensure there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues they deem important. The position of Lead Independent Director comes with a clear mandate, significant authority and well-defined responsibilities, as outlined in our Corporate Governance Guidelines. These responsibilities and authority include:

•

liaising between non-management directors and management;

•

presiding at executive sessions of non-management directors, and at meetings of the Board when the Chairman is not present;

•

consulting with the Chairman on other matters pertinent to the Corporation and the Board, including approving agendas, schedules and information sent to the Board;

•

engaging with major stockholders, as appropriate; and

•

such other responsibilities as the Board may determine from time to time.

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In addition to the Lead Independent Director responsibilities outlined in the Corporate Governance Guidelines, Dr. Leonard:

•

enables open, transparent and candid dialogue during Board and committee meetings and at other times, by ensuring that the independent directors are fully informed and able to discuss and debate the issues they deem important;

•

provides the Chairman and CEO and other members of senior management with feedback discussed in executive sessions;

•

makes himself available to discuss with independent directors any concerns they may have and, as appropriate, relaying those concerns to the full Board and/or the Chairman and CEO or other members of senior management;

•

acts as a sounding board and advisor to the Chairman and CEO on a variety of topics important to the Company and the functioning of the Board;

•

actively participates with the chair of the N&G Committee to advance our ESG agenda through regular meetings with our Chairman and CEO and management team and with our stockholders; and

•

as a member of the N&G Committee and in his capacity as Lead Independent Director, actively participates in discussions and reviews of the Board’s leadership structure.

He has also overseen further enhancements to the Company’s strong governance policies and practices, such as the Board’s decision to remove all stockholder supermajority voting requirements, provide for stockholder proxy access, moving to annual say-on-pay votes, and declassifying the Company’s Board, among other enhancements to our corporate governance program. These actions are just a few examples of how the independent directors, led by our Lead Independent Director, have been responsive to stockholders.

Under the leadership of a combined Chairman and CEO role and overseen by our strong independent Board and Lead Independent Director, the Company has significantly enhanced our governance program, sustainability efforts and rights of all stockholders.

IQVIA’s strong corporate governance practices provide for effective independent oversight of the Chairman & CEO and management.

The Board believes that the strong overall corporate governance framework that we have in place supports the objective and independent Board leadership structure necessary to effectively challenge and oversee management and to effectively oversee key issues facing the Company. The Board embraces multiple, interlinked practices to ensure it functions, as a whole, effectively and provides strong independent oversight. These practices include:

•

We have a strong Lead Independent Director who is elected annually by a majority vote of the independent directors. The Lead Independent Director ensures there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues they deem important.

•

We have a diverse and experienced Board whose members are now elected annually by stockholders, with the full Board being so elected annually by 2025, and which is comprised entirely of independent directors within the meaning of applicable laws and NYSE rules other than the Chairman and CEO.

•

We have adopted a majority voting standard that requires directors to receive a majority of the votes cast in uncontested elections. Any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board.

•

Each of our three standing Board Committees – Audit, LDC and N&G - is comprised solely of, and chaired by, independent directors. This means that the independent directors oversee key matters of the Company as outlined in each of the committee charters, such as the integrity of our financial statements, compensation of our Chief Executive Officer and other executive officers, selection and evaluation of directors, development and implementation of corporate governance policies, and sustainability, diversity, equity and inclusion and public policy matters.

•

The N&G Committee monitors the Board’s leadership structure to determine whether it remains in the best interests of our stockholders and revisits the structure regularly as part of its ongoing Board assessment process.

•

The Board and its committees each meet in executive session on a regular basis without the presence of the Chairman and CEO or other members of management. Independent directors use these executive sessions to discuss matters they deem appropriate, including evaluation of the Chairman and CEO, director and senior management succession, Company strategy and performance, Board priorities and Board effectiveness.

•

All Board members have complete access to management, and the Board and its committees have the authority to retain legal, accounting and other outside consultants to advise them as they deem appropriate.

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The Board believes it is best positioned to determine the most effective leadership structure for IQVIA based on the best interests of the Company and our stockholders. Moreover, the Board believes the combined Chairman and CEO role, together with the leadership of our strong Lead Independent Director and bolstered by the other governance practices outlined above, strikes the right balance between consistent leadership and effective independent oversight of IQVIA’s management, strategy and business. For the foregoing reasons, our Board believes that our current leadership and governance structure has served our stockholders well and remains in our stockholders’ best interest.

The Company has a track record of strong long-term performance under the leadership structure of a combined Chairman and CEO.

Mr. Bousbib has been our Chairman and Chief Executive Officer since 2016. We believe that combining the roles of Chairman and CEO provides for effective and efficient leadership because, among other things, it recognizes the value of one person both speaking for and leading the Company and the Board. This structure also recognizes the fact that our Chairman and CEO has a unique depth of knowledge about the Company and the varied and complex opportunities and challenges we face. As new issues arise, market dynamics change, or risk exposures evolve, the Chairman and CEO, with deep Company knowledge and industry experience, is best positioned to highlight those issues with the Board, ensuring appropriate oversight and discussion. We also have a strong Lead Independent Director, who provides a clear independent voice on the Board and appropriately balances the fact that the Chairman and CEO roles are held by one person.

This structure avoids potential duplication of leadership, which can impair decision-making and create internal confusion. Furthermore, we believe superior knowledge of our complex business by a CEO who also serves as Chairman results in more efficient Board functioning and leadership, as well as more focused Board meeting proceedings and documentation.

The Company’s strong operational, financial and stock price performance while Mr. Bousbib has been Chairman and CEO evidences his exceptional leadership, as the Company has significantly outperformed its peers both in terms of stock price and return on equity during his tenure. Strong financial performance in 2022 continued to support stockholder value. Since the Merger was announced in May 2016, the Company’s stock price has increased by approximately 204%, while the average stock price of its compensation peers increased by approximately 109%. The Board believes that Mr. Bousbib’s dual role has enabled him to develop and execute our key initiatives to create value for our stockholders and will continue to position the Company for success in an extremely competitive and dynamic environment. Any change in this structure could disrupt our growth and business transformation.

The Board recognizes there may be circumstances in the future that would lead it to separate the offices of Chairman and Chief Executive Officer. In fact in the past and as recently as 2016 the Company had separate Chairman and Chief Executive Officer roles. However, at this time, the Board does not believe there is any reason to separate the roles and does not believe that such a separation should be mandated as a formal corporate governance policy. This approach is consistent with the overwhelming practice of S&P 500 companies.

The Board continues to believe that our current leadership structure has served our stockholders well and remains in our stockholders’ best interests. We believe that our Chairman and CEO has deep knowledge of the business and day-to-day operations of the Company, an acute understanding of the Company’s competitive landscape, an appreciation of stockholder interests and concerns, and strong relationships with customers, business partners and employees, all of which allow him to provide effective leadership. Moreover, we believe our Lead Independent Director has a clearly defined role with significant responsibilities to ensure effective oversight and governance by an independent Board. Finally, we believe it is in our stockholders’ best interests for the Board to retain flexibility to either separate or combine the roles of Chairman and CEO in the future as it sees fit based on the Company’s circumstances at a given time.

Board Recommendation

For the foregoing reasons, our Board believes that the approval of this stockholder proposal is not in the best interests of stockholders or the Company and recommends that you vote AGAINST this Proposal 5.

THE BOARD UNANIMOUSLY RECOMMENDS THAT TO ENHANCE STOCKHOLDER VALUE VOTE “AGAINST” THIS PROPOSAL.

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PROPOSAL NO. 6 Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2023. Ratification of the appointment of PricewaterhouseCoopers requires the vote of a majority of the shares of our common stock cast affirmatively or negatively on the matter. A representative of PricewaterhouseCoopers is expected to be available to answer appropriate questions at the 2023 Annual Meeting and is free to make statements during the 2023 Annual Meeting.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain PricewaterhouseCoopers or to appoint another independent registered public accounting firm.

Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of our stockholders or the Company.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

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Audit

Audit Committee Report

The Audit Committee has selected PricewaterhouseCoopers as our independent registered public accounting firm for the year ended December 31, 2023. The Board will ask our stockholders to ratify this selection at the 2023 Annual Meeting.

PricewaterhouseCoopers served as our independent registered public accounting firm for the years ended December 31, 2022, and 2021. Prior to the Merger, PricewaterhouseCoopers had been independent auditor of Quintiles continuously since 2002 and for IMS Health continuously since 1998.

Among its functions, the Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed the annual audited financial statements with management and the independent registered public accounting firm, PricewaterhouseCoopers. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board AS 1301, and reviewed the results of the independent registered public accounting firm’s audit of the consolidated financial statements.

PricewaterhouseCoopers has also confirmed to us that it is in compliance with the rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence. The Audit Committee received and discussed with PricewaterhouseCoopers its written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm is compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

The Audit Committee

James A. Fasano, Chair
Carol J. Burt
Colleen A. Goggins
John M. Leonard, M.D.
Sheila A. Stamps

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Fees Paid to Independent Registered Public Accounting Firm

PricewaterhouseCoopers has served as our independent auditor for the years ended December 31, 2022, and 2021. In addition to rendering audit services during those two years, PricewaterhouseCoopers performed various non-audit services for us worldwide.

Audit and Other Fees for Past Two Fiscal Years

The following table sets forth the aggregate fees billed to the Company for services rendered by PricewaterhouseCoopers for fiscal years 2022 and 2021.

	(in thousands)
	2022	2021
Audit fees(1)	$8,850	$8,590
Audit-related fees(2)	135	522
Tax fees(3)	1,200	2,000
All other fees(4)	20	20
TOTAL	$10,205	$11,132
(1)

Audit fees principally include services related to the annual audit of the consolidated financial statements, quarterly review of our interim consolidated financial statements, statutory audits of foreign subsidiaries, SEC registration statements and other filings, and consultation on accounting matters.

(2)

Audit-related fees, if any, would consist principally of due diligence services and financial accounting and reporting consultations for related services not already reported in audit fees.

(3)

Tax fees relate primarily to professional services for tax compliance, advice and planning services. These services included U.S. and non-U.S. tax services.

(4)

All other fees consisted of non-audit and accounting research services.

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by SEC rules, the Audit Committee also has delegated to each of its members, acting singly, the authority to pre-approve any audit or non-audit services if the need for pre-approval arises between regularly scheduled meetings. Such interim approvals, together with full documentation, are presented to the Audit Committee at its next scheduled meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that the independent registered public accountants expect to provide or may provide during the year. The schedule must be specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by the independent registered public accountants, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule must be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as audit-related and tax, none were billed pursuant to these provisions in fiscal 2022 without pre-approval.

The Audit Committee has considered the compatibility of non-audit services performed by PricewaterhouseCoopers with its independence and has concluded that the provision of non-audit services by PricewaterhouseCoopers is compatible with that firm maintaining its independence from us and our management.

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Security Ownership of Certain Beneficial Owners and Management

Unless otherwise indicated, the following table sets forth information relating to the beneficial ownership of our common stock as of January 31, 2023 by:

•

each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•

each of our named executive officers;

•

each of our directors; and

•

all executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Except as otherwise indicated, and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 185,700,522 shares of our common stock outstanding as of January 31, 2023. Shares of our common stock that a person has the right to acquire within 60 days of January 31, 2023, are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o IQVIA Holdings Inc., 2400 Ellis Road, Durham, North Carolina 27703.

Name of Beneficial Owners	Shares Beneficially Owned
	Number	Percent
5% stockholders:
The Vanguard Group(1)	21,447,600	11.5%
BlackRock, Inc.(2)	15,763,249	8.5%
Directors and named executive officers:
Ari Bousbib(3)	2,303,845	1.2%
Ronald E. Bruehlman(4)	48,873	*
Costa Panagos(5)	52,794	*
Kevin C. Knightly(6)	128,695	*
Eric M. Sherbet(7)	77,652	*
Carol J. Burt(8)	4,899	*
John P. Connaughton	—	—
John G. Danhakl(9)	146,344	*
James A. Fasano	—	—
Colleen A. Goggins(10)	11,824	*
John M. Leonard(11)	11,673	*
Leslie Wims Morris (12)	1,470	*
Todd B. Sisitsky	—	—
Sheila A. Stamps(13)	995	*
All executive officers and directors as a group (15 persons)(14)	2,789,703	1.5%

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*

Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)

As reported by The Vanguard Group in a Schedule 13G filed with the SEC on February 9, 2023, which reported holdings as of December 30, 2022. The Schedule 13G states that The Vanguard Group has shared voting power with respect to 276,396 shares, sole dispositive power with respect to 20,668,725 shares, and shared dispositive power with respect to 778,875 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)

As reported by BlackRock, Inc. in a Schedule 13G filed with the SEC on February 7, 2023, which reported holdings as of December 31, 2022. The Schedule 13G states that BlackRock, Inc. has sole voting power with respect to 14,410,584 shares and sole dispositive power with respect to 15,763,249 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

Includes 1,025,078 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days and 14,872 shares underlying restricted stock units scheduled to vest within 60 days of January 31, 2023. Of the shares beneficially owned, 543,302 shares of common stock are held in trust for the benefit of members of Mr. Bousbib’s family.

(4)

Includes 25,083 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days and 4,185 shares underlying restricted stock units scheduled to vest within 60 days of January 31, 2023. Of the shares beneficially owned, 11,893 shares of common stock are held in Ronald E. Bruehlman Revocable Trust.

(5)

Includes 28,613 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days and 9,685 shares underlying restricted stock units scheduled to vest within 60 days of January 31, 2023.

(6)

Includes 99,248 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days and 1,321 shares underlying restricted stock units scheduled to vest within 60 days of January 31, 2023. Also includes 18,566 notional shares held under the IMS Health DCERP. Of the shares beneficially owned, 5,821 shares of common stock are held in Knightly Grantor Retained Annuity Trust.

(7)

Includes 61,137 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days and 1,446 shares underlying restricted stock units scheduled to vest within 60 days of January 31, 2023.

(8)

Consists of 4,899 shares of common stock held in Carol Burt Hilliard Revocable Trust.

(9)

Consists of 25,339 shares of common stock held in trust for the benefit of members of Mr. Danhakl’s family, 120,000 shares of common stock held by the Danhakl Family Foundation, of which Mr. Danhakl is a trustee and 1,005 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.

(10)

Consists of 9,180 shares of common stock issued pursuant to Company stock incentive plans and 2,644 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.

(11)

Consists of 11,673 shares of common stock issued pursuant to Company stock incentive plans.

(12)

Consists of 995 shares of common stock issued pursuant to Company stock incentive plans and 475 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.

(13)

Consists of 995 shares of common stock issued pursuant to Company stock incentive plans.

(14)

Includes 1,239,298 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days, 31,833 shares underlying restricted stock units scheduled to vest within 60 days, 18,566 notional shares held under the IMS Health DCERP and 4,124 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.

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Certain Relationships and Related Person Transactions

Related Party Transactions Approval Policy

We have adopted a written policy assigning responsibility to our Audit Committee for reviewing and approving related party transactions. For purposes of this policy, a related person transaction includes any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC.

In the course of its review of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. Related party transactions must be approved or ratified by the Audit Committee based on full information concerning the proposed transaction, including the related persons involved; their relationship to the Company; their interest and role in the transaction; the proposed terms of the transaction, including materiality and character of the related party’s direct or indirect interest; the benefits and perceived benefits, or lack thereof, to the Company and the related party; the availability to the Company of alternative means or transactions by which to obtain like benefits; terms that would prevail in a similar transaction with an unaffiliated third party; the actual or apparent conflict of interest of the related party; and such other information as our Audit Committee deems appropriate. Our policy provides that we generally should not engage in related party transactions unless the Audit Committee has determined that, upon consideration of all relevant information, the proposed transaction is in, or not inconsistent with, the best interests of the Company and its stockholders.

Shareholders Agreement

In connection with the Merger, we entered into a shareholders agreement (the “Shareholders Agreement”) with certain of the largest post-Merger stockholders, including certain funds affiliated with TPG, Inc. (collectively, “TPG”), certain affiliates of Bain Capital Investors, LLC (collectively, “Bain Capital”), CPP Investment Board Private Holdings Inc. (“CPPIB”), Dr. Dennis B. Gillings and certain of his affiliates (the “DG Shareholders”), and Leonard Green & Partners, L.P. (“LGP”). The stockholders originally party to the Shareholders Agreement are sometimes referred to as the “SHA Parties” in this Proxy Statement, but CPPIB is the only remaining party to the Shareholders Agreement.

Pursuant to the registration rights provisions of the Shareholders Agreement, the SHA Parties have demand registration rights, including shelf registration rights, in respect of any shares of our common stock held by them, subject to certain conditions. In addition, in the event we register shares of our common stock for sale to the public, we are required to give notice of such registration to the SHA Parties, and, subject to certain limitations, include shares of our common stock held by them in such registration. The Shareholders Agreement includes customary indemnification provisions in favor of the SHA Parties, any person who is or might be deemed a “control person” (within the meaning of the Securities Act of 1933, as amended, and the Exchange Act), and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.

The Shareholders Agreement will terminate with respect to any party thereto (i) with respect to provisions regarding our Board, at such time as the party is no longer entitled to designate a nominee, (ii) with respect to provisions regarding registration rights, at such time as the party has sold all of its shares of our outstanding common stock or has the ability to sell such shares pursuant to Rule 144 of the Securities Act of 1933, as amended, without volume limitations (provided that the shareholder group to which such party belongs then holds less than 3% of our outstanding common stock), and (iii) with respect to the remainder of the Shareholders Agreement, at such time as the party no longer holds any shares of our common stock. The Board designation rights for each of the SHA Parties have ceased.

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Corporate Opportunities

Our Certificate of Incorporation was approved by stockholders in connection with the Merger and provides that TPG, Bain Capital, CPPIB and LGP, and certain of their respective affiliates, will not have any fiduciary or other duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. The Certificate of Incorporation further provides that the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy in being offered an opportunity to participate in business opportunities that are presented to TPG, Bain Capital, CPPIB, LGP, or certain of their respective affiliates. This provision applies to these stockholders (and associated parties) only for so long as one or more of them continues to have the right under the Shareholders Agreement to designate one nominee or a nominee designated by any such stockholder at any time continues to serve on the Board. The Board designation rights for each of the parties to the Shareholders Agreement have ceased, but TPG, Bain Capital, CPPIB and LGP continue to have at least one current or former designee serving on the Board.

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About the 2023 Annual Meeting

Who is entitled to vote at the 2023 Annual Meeting? How many shares can I vote?

Only stockholders of record on February 17, 2023 are entitled to receive notice of and to vote at the 2023 Annual Meeting. Each share of our common stock is entitled to one vote. There is no cumulative voting. On February 17, 2023, there were [          ] shares of common stock outstanding.

What constitutes a quorum?

A quorum of shares is necessary to hold a valid stockholders’ meeting. Our Bylaws provide that a majority of the total votes entitled to be cast by the holders of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, present in person or represented by proxy, will constitute a quorum at meetings of stockholders. Shares for which a stockholder directs an “abstention” from voting, as well as shares that a broker holds in “street name” and votes on some matters but not others (known as “broker non-votes,” which result when brokers have not received voting instructions from their customers on certain non-routine matters), will be counted for purposes of establishing a quorum.

What proposals will be voted on at the 2023 Annual Meeting? How does the Board recommend that I vote? What vote is required to approve each item of business?

The chart below summarizes the items of business for the 2023 Annual Meeting, the voting requirements, and the effects of broker non-votes and abstentions, as prescribed by our corporate governance documents and Delaware law, on the outcome of the vote for these proposals at the 2023 Annual Meeting.

Proposal	Board Recommendation	Vote Required	Effect of Abstentions and Broker Non-Votes
Election of three directors nominees to one-year terms	FOR each nominee	Majority of votes cast(1)	No effect
Advisory (non-binding) vote to approve our executive compensation (say-on-pay)	FOR	Not Applicable(2)	No effect
Amendment to our Certificate of Incorporation to adopt a stockholders’ right to request a special meeting of stockholders	FOR	Majority of our outstanding shares of common stock	Abstentions and broker non-votes treated as votes “against”
Stockholder proposal, if properly presented, concerning special stockholder meetings	AGAINST	Not Applicable(2)	No effect
Stockholder proposal, if properly presented, for separate Chairman and Chief Executive Officer roles	AGAINST	Not Applicable(2)	No effect
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023	FOR	Majority of votes cast	No effect
(1) The Company adopted a majority voting standard in uncontested elections in advance of the 2023 Annual Meeting. (2) Because this is an advisory vote, there is no required approval threshold

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Majority Voting Standard for Election of Directors

Directors are elected by receiving a majority of the votes cast in uncontested elections, which means the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. Any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board. The N&G Committee will make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The N&G Committee and the Board, in making its recommendation or decision, as applicable, must consider what it believes is in the best interests of the Company and its stockholders, and may consider any factor or other information it deems relevant. The Board will act on the tendered resignation, taking into account the N&G Committee’s recommendation, and will publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified.

In a contested election, directors are elected by a plurality of the votes cast. A contested election is a situation in which the number of nominees exceeds the number of directors to be elected. Whether an election is contested is determined ten days in advance of when we file our definitive Proxy Statement with the SEC.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name on the books and records of our transfer agent, American Stock Transfer and Trust Company, LLC (AST), you are considered, with respect to those shares, the “stockholder of record.” Proxy materials or a Notice of Internet Availability of Proxy Materials have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and these proxy materials or a Notice of Internet Availability of Proxy Materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following their instructions. Please note that because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

How do stockholders vote?

If you are a stockholder of record, you may vote your shares in any of the following ways:

In person

You may attend the 2023 Annual Meeting and cast your vote there. If you have already voted online, by telephone or by mail, your vote at the 2023 Annual Meeting will supersede your prior vote.

By proxy

Stockholders of record have a choice of voting by proxy:

•

over the Internet at www.voteproxy.com;

•

by using the toll-free telephone number 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and following the instructions, as noted on your proxy card; or

•

by completing a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. E.D.T. on April 17, 2023.

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If you are a beneficial owner holding shares in street name, please refer to your proxy card or the voting instruction form forwarded by your broker, bank or other nominee to see which of the above choices are available to you. Brokers are not permitted to vote on Proposal Nos. 1, 2, 3, 4 or 5 without instructions from the beneficial owner of the shares. It is particularly important, if you hold your shares through a broker or other nominee, that you instruct your broker how you wish to vote your shares because brokers will have discretionary voting authority only with respect to Proposal No. 6 if you do not do so.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

If a stockholder gives a proxy, how are the shares voted?

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card (your “proxies”) will vote your shares in the way that you indicate. The individuals named as proxies on the proxy card are Mr. Bousbib, our Chairman and Chief Executive Officer, Mr. Bruehlman, our Executive Vice President and Chief Financial Officer, and Mr. Sherbet, our Executive Vice President, General Counsel and Secretary. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on the election of each director or voted for or against or to abstain from voting on all, some or none of the other items of business to come before the 2023 Annual Meeting.

If you properly sign your proxy card but do not indicate how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as the Board recommends.

It is possible that items of business other than those listed above may be brought before stockholders at the 2023 Annual Meeting. The individuals named as proxies on the proxy card will vote shares for which you have given a proxy on the matter as recommended by the Board, or, if no Board recommendation is given, the proxies will vote the shares in their discretion.

In any event, the individuals named as proxies on the proxy card must comply with the rules of the SEC when voting shares on a discretionary basis. At the date of this Proxy Statement, we have not received any notice regarding any other matter to come before the 2023 Annual Meeting that was timely in accordance with our Bylaws.

If I vote by proxy, may I still attend the 2023 Annual Meeting?

Voting over the Internet, by telephone or by sending in a signed proxy card will not prevent you from attending the 2023 Annual Meeting and voting in person.

Who can attend the 2023 Annual Meeting?

Any Company stockholder as of the close of business on February 17, 2023 may attend the meeting. You will need proof of ownership to enter the meeting. Even if you plan to attend the meeting, please vote your shares in advance by submitting a proxy.

If your shares are held in street name you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. Please note that if you are a beneficial holder and would like to vote at the meeting in person, you will need to bring a legal proxy from your broker, bank or other holder of record.

Stockholders must also present a valid form of photo identification, such as a driver’s license, in order to be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the meeting.

For directions to the meeting, you may contact the Secretary of the Company at 83 Wooster Heights Road, Danbury, Connecticut 06810.

How can I revoke a proxy?

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary (which must be filed with the Secretary by the time the 2023 Annual Meeting begins), or by attending the 2023 Annual Meeting and voting in person.

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Who is paying the costs of this proxy solicitation?

Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. We will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy materials to beneficial owners. Certain of our directors, officers and employees, without additional compensation, may also solicit proxies on our behalf in person, by telephone, or by electronic communication. In addition, we have engaged Morrow Sodali LLC to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $12,000 plus out-of-pocket expenses.

How can I find out the results of the voting at the 2023 Annual Meeting?

AST will receive and tabulate the vote in connection with the 2023 Annual Meeting. Representatives of AST will act as the independent Inspectors of Election and in this capacity will supervise the voting, decide the validity of proxies and certify the results. AST has been instructed that the vote of each stockholder must be kept confidential and may not be disclosed (except in legal proceedings or for the purpose of soliciting stockholder votes in a contested proxy solicitation).

Voting results will be announced by the filing of a Current Report on Form 8-K with the SEC within four business days after the 2023 Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Why did my household only receive one paper copy of the Notice? How can I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC known as “householding.” Under this procedure, we deliver a single copy of the Notice and, if requested, our proxy materials, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and the environmental impact of our annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate Notice or a copy of this Proxy Statement and our 2022 Annual Report on Form 10-K to any stockholder at a shared address to which we delivered a single Notice.

To receive free of charge a separate copy of this Proxy Statement and our 2022 Annual Report on Form 10-K, stockholders may write or call us at the following:

Investor Relations Department
83 Wooster Heights Road
Danbury, Connecticut 06810
ir@iqvia.com
203-448-4600

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I reduce the number of proxy materials I receive?

If more than one copy of this Proxy Statement and our 2022 Annual Report on Form 10-K has been mailed to your address, and you wish to reduce the number of reports you receive and save us the cost of producing and mailing these reports, or if you wish to receive your reports via the Internet, please let us know. We will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s). At least one account must continue to receive an annual report and proxy statement either via mail or via Internet delivery.

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How can I receive electronic access to proxy materials?

If you hold shares registered in your name, you may sign up at www.investordelivery.com to receive electronic access to proxy materials for future meetings, rather than receiving mailed copies. If you choose electronic access, you will receive an email notifying you when our 2022 Annual Report on Form 10-K and this Proxy Statement are available, with electronic links to access the documents (in PDF and HTML formats) on a website and instructions on how to vote online. Your enrollment for electronic access will remain in effect unless you cancel it, which you can do up to two weeks before the record date for any future annual meeting.

If you own your shares in street name, you may be able to obtain electronic access to proxy materials by contacting your broker, bank, trustee or other intermediary, or by going online at www.proxyvote.com.

If I cannot attend the 2023 Annual Meeting, what are the deadlines for voting?

If you choose to vote over the Internet or by telephone, you must complete the process no later than 11:59 p.m. E.D.T. on Monday, April 17, 2023. It is not necessary for you to also return your proxy card.

If you choose to vote by mailing a proxy card, you should mail your signed proxy card sufficiently in advance for it to be received no later than 9:00 a.m. E.D.T. on Monday, April 17, 2023.

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Other Relevant Information

Compensation Committee Interlocks and Insider Participation

None of the members of the LDC Committee have at any time been an officer or employee of the Company or any of its subsidiaries. During 2022, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or LDC Committee.

Other Matters

We know of no matters, other than those referred to in this Proxy Statement, which will be presented at the 2023 Annual Meeting. If, however, any other appropriate business is properly presented at the 2023 Annual Meeting, the individuals named in the enclosed proxy card will have discretion to vote on those matters for you.

Stockholder Proposals and Nominees for 2024 Annual Meeting of Stockholders

Under SEC rules, for a stockholder proposal to be included in our proxy statement (and form of proxy) for presentation at our 2024 annual meeting of stockholders the proposal must be received by us, marked to the attention of Secretary of the Company at 83 Wooster Heights Road, Danbury, Connecticut 06810 by October 30, 2023. As the rules of the SEC make clear, merely submitting a proposal does not guarantee it will be included in our proxy statement.

Our Bylaws provide for a right of proxy access. The proxy access bylaw enables stockholders, under specified conditions, to include their nominees for election as directors in our proxy statement. Under our Bylaws, a stockholder, or a group of up to 20 stockholders, who has continuously owned at least 3% of our outstanding shares of common stock for at least three consecutive years may nominate up to 20% of the Board or two directors (whichever is more) and have such nominee(s) included in our proxy statement, if the stockholder(s) and the nominee(s) satisfy the applicable requirements set forth in our Bylaws. Stockholders seeking to have one or more nominees included in our 2024 proxy statement must deliver the notice required by our Bylaws to the attention of Secretary of the Company at 83 Wooster Heights Road, Danbury, Connecticut 06810 between September 30, 2023, and October 30, 2023.

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Under our Bylaws, and as permitted by SEC rules, a stockholder must follow certain procedures to nominate candidates for election as directors or to introduce an item of business at an annual meeting of stockholders, even if those matters will not be included in our proxy statement for that meeting. Any such nomination or item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of the Company at 83 Wooster Heights Road, Danbury, Connecticut 06810. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2024 annual meeting of stockholders between December 20, 2023 and January 19, 2024. However, if the date of our 2024 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2023 Annual Meeting, we must receive notice no earlier than 120 days prior to such annual meeting and no later than the later of 90 days prior to such annual meeting or ten days after the day on which the date of our 2024 annual meeting of stockholders is first disclosed in a public announcement (the Advance Notice Deadline). In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must set forth the information required by Rule 14a-19 under the Exchange Act when providing notice to the Company no later than the Advance Notice Deadline.

Any director nomination must contain the information specified in our Bylaws.

Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only, and the information on these websites is not part of or incorporated by reference into this Proxy Statement.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement, as well as other written reports and oral statements that we make from time to time, includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “expects,” “assumes,” “anticipates,” “believes,” “estimates,” “intends,” “may,” “plans,” “forecasts,” “projects,” “should,” “seeks”, “sees,” “targets,” “will”, “would” and similar words and expressions, and variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including regulatory, competitive and other factors, which may cause actual financial or operating results or the timing of events to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak, including any variants, and the public health policy responses to the outbreak, international conflict or other disruptions outside of our control such as the current situation in Ukraine and Russia; our ability to accurately model or forecast the impact of the spread and/or containment of COVID-19, among other sources of business interruption, on our operations and financial results; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or future changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration;

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government regulators or our customers may limit the number or scope of indications for medicines and treatments or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions, inflation and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses; and the other factors set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC, as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments or otherwise.

By Order of the Board of Directors,

Eric M. Sherbet
Executive Vice President, General Counsel and Secretary
Dated: February [     ], 2023
Danbury, Connecticut

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APPENDIX A Financial Reconciliations

Use of Non-GAAP Financial Measures

This Proxy Statement includes financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Free Cash Flow, Net Leverage Ratio and Adjusted Book Tax Rate. Non-GAAP financial information is provided to enhance understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, our results of operations as determined in accordance with GAAP. We use non-GAAP measures in our operational and financial decision-making and believe that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, we exclude all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company. As a result, internal management reports feature non-GAAP measures and are used to prepare strategic plans and annual budgets and review management compensation. We also believe that stockholders may find non-GAAP financial measures useful for the same reasons, although stockholders are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, stockholders should not consider such performance measures in isolation from, or as a substitute analysis for, our results of operations as determined in accordance with GAAP. Stockholders are encouraged to review the reconciliations below of these financial measures.

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IQVIA HOLDINGS INC. AND SUBSIDIARIES

NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(in millions) (unaudited)	Twelve Months Ended December 31,
	2022	2021	2020	2019
Net Income Attributable to IQVIA Holdings Inc.	$1,091	$966	$279	$191
Provision for income taxes	260	163	72	116
Depreciation and amortization	1,130	1,264	1,287	1,202
Interest expense, net	403	369	410	438
Loss (income) in unconsolidated affiliates	12	(6)	(7)	9
Income from non-controlling interests	—	5	29	36
Deferred revenue purchase accounting adjustments	1	3	1	10
Stock-based compensation	194	170	95	146
Other expense (income), net (1)	104	(81)	(23)	(6)
Loss on extinguishment of debt	—	26	13	24
Restructuring and related expenses (2)	73	68	85	77
Acquisition related expenses	78	75	143	157
ADJUSTED EBITDA	$3,346	$3,022	$2,384	$2,400
(1)

Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.

(2)

Reflects restructuring costs as well as accelerated expenses related to lease exits.

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IQVIA HOLDINGS INC. AND SUBSIDIARIES

NET INCOME TO ADJUSTED NET INCOME RECONCILIATION

(in millions, except per share data) (unaudited)	Twelve Months Ended December 31,
	2022	2021	2020	2019
Net Income Attributable to IQVIA Holdings Inc.	$1,091	$966	$279	$191
Provision for income taxes	260	163	72	116
Purchase accounting amortization (1)	563	833	933	914
Loss (income) in unconsolidated affiliates	12	(6)	(7)	9
Income from non-controlling interests	—	5	29	36
Deferred revenue purchase accounting adjustments	1	3	1	10
Stock-based compensation	194	170	95	146
Other expense (income), net (2)	104	(81)	(23)	(6)
Loss on extinguishment of debt	—	26	13	24
Royalty hedge gain	—	—	—	6
Restructuring and related expenses (3)	135	68	85	77
Acquisition related expenses	78	75	143	157
Adjusted Pre Tax Income	$2,438	$2,222	$1,620	$1,680
Adjusted tax expense	(501)	(453)	(330)	(359)
Income from non-controlling interests	—	(5)	(29)	(36)
Minority interest effect in non-GAAP adjustments (4)	—	(4)	(9)	(9)
Adjusted Net Income	$1,937	$1,760	$1,252	$1,276

Adjusted earnings per share attributable to common stockholders:
Basic	$10.33	$9.20	$6.54	$6.54
Diluted	$10.16	$9.03	$6.42	$6.39
Weighted average common shares outstanding:
Basic	187.6	191.4	191.3	195.1
Diluted	190.6	195.0	195.0	199.6
(1)

Reflects all the amortization of acquired intangible assets.

(2)

Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.

(3)

Reflects restructuring costs as well as accelerated expenses related to lease exits and asset abandonments.

(4)

Reflects the portion of Q2 Solutions’ after-tax non-GAAP adjustments attributable to the minority interest partner.

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IQVIA HOLDINGS INC. AND SUBSIDIARIES

NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION

(in millions) (unaudited)	Twelve Months Ended December 31, 2022
Net Cash provided by Operating Activities	$2,260
Acquisition of property, equipment and software	(674)
FREE CASH FLOW	$1,586

CALCULATION OF GROSS AND NET LEVERAGE RATIOS

AS OF DECEMBER 31, 2022

(in millions) (unaudited)
Gross Debt, net of Unamortized Discount and Debt Issuance Costs, as of December 31, 2022	$12,747
Net Debt as of December 31, 2022	$11,531
Adjusted EBITDA for the twelve months ended December 31, 2022	$3,346
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	3.81x
NET LEVERAGE RATIO (NET DEBT/LTM ADJUSTED EBITDA)	3.45X

CALCULATION OF ADJUSTED BOOK TAX RATE

AS OF DECEMBER 31, 2022

(in millions) (unaudited)
Adjusted Pre Tax Income, as of December 31, 2022	$2,438
Adjusted Tax Expense	(501)
ADJUSTED BOOK TAX RATE (ADJUSTED TAX EXPENSE /ADJUSTED PRE TAX INCOME)	20.5%

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APPENDIX B Amended Certificate of Incorporation

1.

The name of the corporation is “IQVIA Holdings Inc.” (hereinafter referred to as the “Corporation”).

2.

The street address and county of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808, and the name of its registered agent at such address is Corporation Service Company.

3.

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4.

Capitalization.

A.

Authorized Shares. The Corporation shall have authority to issue four hundred and one million (401,000,000) shares, consisting of (a) four hundred million (400,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”); and (b) one million (1,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

B.

Common Stock. All shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same preferences, limitations and relative rights.

1.

Voting Rights. On all matters to be voted on by the Corporation’s stockholders, each holder of record of shares of Common Stock will be entitled to one vote per share so held.

2.

Dividends. When and as dividends are declared or paid on shares of Common Stock, whether in cash, property or securities of the Corporation, each holder of record of shares of Common Stock will be entitled to a ratable portion of such dividend, based upon the number of shares of Common Stock then held of record by each such holder.

3.

Liquidation. The holders of the Common Stock will be entitled to share ratably, on the basis of the number of shares of Common Stock then held by each such holder, in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

C.

Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, the shares of each such series to have such designations, preferences, relative rights and powers, including voting powers (or qualifications, limitations or restrictions thereof) as are stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation. Authority is expressly granted to the Board of Directors, subject to the provisions hereof and to any limitations provided under the DGCL, to authorize the issuance of one or more series within the class of Preferred Stock, and with respect to each such series to determine and fix by resolution or resolutions the designations, preferences, relative rights and powers, including voting powers, full or limited, or no voting power, of such shares, or the qualifications, limitations or restrictions of such shares. This paragraph is intended to afford to the Board of Directors the maximum authority permitted under the DGCL.

5.

Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

Subject to the requirements of applicable law, a special meeting of the stockholders of the Corporation may be called at any time (i) by a majority of the members of the Board of Directors ~~or~~, (ii) by the Chairman of the Board or Chief Executive Officer of the Corporation~~.~~, or (iii) by the Secretary of the Corporation upon receipt of the written request of one or more record holders (and the record or beneficial owners, if any, such holders represent) representing ownership of an aggregate of not less than 25% of the voting power of all issued and outstanding shares of Common Stock of the Corporation, provided such request complies with the procedures for calling a special meeting of stockholders as set forth in the Corporation’s bylaws, as may be amended from time to time.

Any special meeting of the stockholders shall be held on such date, at such time and at such place within or outside the State of Delaware as the Corporation may designate. Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. No business may be transacted and no corporate action may be taken at a special meeting other than business within the purpose or purposes stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

6.

The Corporation shall be entitled to treat the person in whose name any shares are registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on

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the part of any other person, whether or not the Corporation shall have notice thereof, except as required by applicable law.

7.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the Board of Directors shall be not less than five (5) nor more than seventeen (17), and shall be fixed in such a manner as may be prescribed by the bylaws. Each director who is serving as a director immediately following the 2022 annual meeting of stockholders, or is elected thereafter as a director, shall hold office until the expiration of the term for which he or she has been elected, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. At the 2023 and 2024 annual meetings of stockholders, the successors to the class of directors whose terms expire at each such meeting shall be elected for a one-year term expiring at the subsequent annual meeting of stockholders. At the 2025 annual meeting of stockholders, and at each meeting of shareholders thereafter, each director shall be elected for a one-year term expiring at the next annual meeting of stockholders. Each director shall hold office until the expiration of the term for which he or she is elected, and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy may be filled by the Board of Directors for a term of office continuing until the next election of directors by the stockholders.

8.

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the bylaws of the Corporation. Any amendment, alteration, change, addition or repeal of the bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of a majority of the shares of the Corporation present in person or by proxy at a meeting and entitled to vote on such amendment, alteration, change, addition or repeal.

9.

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, (i) any director who prior to the 2022 annual meeting of stockholders was elected to a three-year term (a “Classified Term”) that continues beyond the date of the 2022 annual meeting (a “Classified Director”) may be removed from office during such Classified Term by the stockholders of the Corporation only for cause, and only by the affirmative vote of the holders of a majority of the shares of the Corporation then entitled to vote generally in the election of directors, considered for the purposes of this Section 9 as one class, and (ii) any director that is not a Classified Director may be removed from office by the stockholders of the Corporation, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Corporation then entitled to vote generally in the election of directors, considered for the purposes of this Section 9 as one class.

Subject to the bylaws of the Corporation, when one or more directors shall resign effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

10.

Limitation of Director Liability; Indemnification

A.

Limitation of Director Liability. To the fullest extent that the DGCL or any other law of the State of Delaware (as they exist on the date hereof or as they may hereafter be amended) permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to, or modification or repeal of, this Article 10 shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article 10, would accrue or arise, prior to such amendment, modification or repeal. If the DGCL is amended after the Effective Time to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B.

Indemnification.

1.

Nature of Indemnity. The Corporation shall indemnify any person (an “Indemnitee”) who at any time serves or has served as a director or officer of the Corporation, or at the request of the Corporation is or was serving as a director, officer, partner, member, trustee, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, or as a trustee or administrator under any employee benefit plan of the Corporation or any wholly owned subsidiary thereof (any such entity, an “Other Entity”), to the fullest extent from time to time permitted by law in the event he or she is or is threatened to be involved as a party, witness or otherwise in any threatened, pending or completed action, demand, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other and whether formal or informal, including but not limited to any investigation, inquiry, hearing or alternative dispute resolution process, whether or not brought by or on

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behalf of the Corporation, by reason of the fact that he or she is or was acting in such capacity; provided, however, that the Corporation shall not indemnify any such Indemnitee against liability or expenses such person may incur on account of his or her activities which were, at the time taken, known or believed by him or her to be clearly in conflict with the best interests of the Corporation. The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (1) reasonable expenses, including without limitation all reasonable attorneys’ fees actually incurred by him or her in connection with any such action, suit or proceeding; (2) all payments made by him or her in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he or she may have become liable in such action, suit or proceeding; and (3) all reasonable expenses incurred in enforcing the indemnification rights provided herein. The rights granted herein shall not be limited by the provisions contained in Section 145 of the DGCL.

2.

Determination That Indemnification Is Proper. The Board of Directors shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by Article 10(B)(1), including without limitation making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. The Board of Directors may give notice to, and obtain approval by, the stockholders of the Corporation for any decision to indemnify.

3.

Advance Payment of Expenses. Expenses incurred by a director or an officer in connection with an action, suit or proceeding referred to in Article 10(B)(1) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation pursuant to this Article 10(B); provided, however, that the Corporation shall have no obligation to advance expenses incurred by a director or officer with respect to any claim initiated by such director or officer without the prior written consent of or authorization of the Board of Directors (other than a claim brought by a director or officer to enforce his or her or rights under this Article 10). Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation’s legal counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

4.

No Duplication of Payments. The Corporation shall not be liable under this Article 10(B) to make any payment in connection with any claim made against any Indemnitee to the extent such person has otherwise received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise payable as indemnity hereunder; provided, however, that the Corporation agrees that, as between the Corporation, on the one hand, and any Sponsor Stockholder with whom a director is or was affiliated and any insurer providing insurance coverage to such Sponsor Stockholder, on the other hand, the Corporation (1) is the indemnitor of first resort under this Article 10 (i.e., its obligations under this Article 10 are primary and any indemnification or advancement obligations of any Sponsor Stockholder with whom a director is or was affiliated and the obligations of any insurer of such Sponsor Stockholder to provide insurance coverage with respect to the same obligations are secondary), (2) shall be required to advance the full amount of expenses incurred by the director and shall be liable for the full amount of indemnification obligations as required by the terms of this Certificate of Incorporation and any other agreements the Corporation may have with the director, without regard to any rights the director may have against such Sponsor Stockholder, and (c) unconditionally and irrevocably waives, relinquishes, releases such Sponsor Stockholder from and agrees not to exercise any rights that it may have with respect to any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. For purposes of this Article 10, “Sponsor Stockholder” means any current or former stockholder that is or was party to the Stockholders Agreement (as defined below), any Affiliate (as defined in the Stockholders Agreement) of such stockholder (other than the Corporation and its subsidiaries), and/or any other investment entity or related management company that is advised by the same investment adviser as any of the foregoing entities or by an Affiliate (as defined in the Stockholders Agreement) of such investment adviser.

5.

Subrogation. Subject to the limitations set forth in Article 10(B)(4), in the event of payment of indemnification to an Indemnitee, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

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C.

Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, member or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, trustee, employee, member or agent of an Other Entity, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 10 or the DGCL.

D.

Non-Exclusivity of Rights. The rights conferred on any Indemnitee by this Article 10 are not exclusive of other rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs and legal representatives of such Indemnitee. The Corporation may enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys’ fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article 10.

E.

Survival; Amendment or Repeal. The foregoing provisions of this Article 10 shall be deemed to be a contract between the Corporation and each Indemnitee at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of the Indemnitee.

F.

Other Indemnification. This Article 10 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to Indemnitees or persons other than Indemnitees when and as authorized by appropriate corporate action, including without limitation by separate agreement with the Corporation.

11.

Except as set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

12.

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in applicable law) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

13.

The stockholders of the Corporation shall have no right to cumulate their votes for the election of directors.

14.

Renouncement of Corporate Opportunity.

A.

Scope. The provisions of this Article 14 are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation and, to the extent applicable, its stockholders, with respect to certain classes or categories of business opportunities. “Exempted Person” means each of the Bain Shareholders, the TPG Shareholders, the CPP Shareholder and the LG Shareholders (each as defined in the Shareholders Agreement, dated as of May 3, 2016, by and among the Corporation and certain of its stockholders named therein, as such agreement existed as of May 3, 2016 (the “Stockholders Agreement”)), their respective Affiliates (other than the Corporation and its subsidiaries), TPG Global, LLC and Bain Capital, LLC and their Affiliates and all of their respective partners, principals, directors, officers, members, managers, managing directors and/or employees, including any of the foregoing who serve as officers or directors of the Corporation. Solely for purposes of this Article 14, references to “Affiliate”, “Nominee”, and “Stockholder Group” have the meaning ascribed to such terms in the Stockholders Agreement.

B.

Competition and Allocation of Corporate Opportunities. The Exempted Persons shall not have any fiduciary or other duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or, to the extent applicable, any of its or their stockholders, for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

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C.

Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article 14, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

D.

Effect of Stockholders Agreement. The provisions of Sections B and C of this Article 14 (i) shall be subject to compliance with any procedures regarding corporate opportunities specified in the Stockholders Agreement and (ii) shall continue with respect to an Exempted Person until the first date that both of the following conditions are true (a) such Exempted Person’s applicable Stockholder Group is not entitled to designate at least one (1) Nominee to the Board of Directors of the Corporation pursuant to the Stockholders Agreement, and (b) no individual is serving on the Board who has at any time been designated as a Nominee by such Exempted Person’s applicable Stockholder Group.

E.

Amendment of this Article 14. No amendment or repeal of this Article 14 in accordance with the provisions of Article 11 shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. This Article 14 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation of the Corporation, the Corporation’s bylaws or applicable law.

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© 2023. All rights reserved. IQVIA® is a registered
trademark of IQVIA Inc. in the United States,
the European Union, and various other countries.

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ANNUAL MEETING OF STOCKHOLDERS OF

IQVIA HOLDINGS INC.

April 18, 2023

Please sign, date and mail your Proxy Card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

041823

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of three directors.

NOMINEES:	FOR	AGAINST	ABSTAIN
a. Carol J. Burt	☐	☐	☐
b. Colleen A. Goggins	☐	☐	☐
c. Sheila A. Stamps	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approve an advisory (non-binding) resolution to approve IQVIA's executive compensation (say-on-pay).	☐	☐	☐
3. Approve a Company proposal to amend IQVIA's Certificate of Incorporation to adopt a stockholders' right to request a special stockholders' meeting.	☐	☐	☐

The Board of Directors recommends that you vote AGAINST proposal 4.

	FOR	AGAINST	ABSTAIN
4. If properly presented, a stockholder proposal concerning special stockholder meetings.	☐	☐	☐

The Board of Directors recommends that you vote AGAINST proposal 5.

	FOR	AGAINST	ABSTAIN
5. If properly presented, a stockholder proposal for separate Chairman and Chief Executive Officer roles.	☐	☐	☐

The Board of Directors recommends that you vote FOR proposal 6.

	FOR	AGAINST	ABSTAIN
6. Ratification of the appointment of PricewaterhouseCoopers LLP as IQVIA's independent registered public accounting firm for 2023.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2, 3 and 6 and AGAINST Proposals 4 & 5.**

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

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0

IQVIA HOLDINGS INC.

Proxy for Annual Meeting of Stockholders on April 18, 2023

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Ari Bousbib, Ronald E. Bruehlman, and Eric M. Sherbet, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of IQVIA HOLDINGS INC., to be held on April 18, 2023 at 9:00 a.m., E.D.T., at the Hotel Zero Degrees, 15 Milestone Road, Danbury, CT 06810, and at any postponements or adjournments thereof, as follows:

(Continued and to be signed on the reverse side)

1.1

14475